================================================================================


                                  $225,000,000

                                CREDIT AGREEMENT

                          DATED AS OF OCTOBER 15, 1996


                                      AMONG


                           GOSS GRAPHIC SYSTEMS, INC.,
                          GOSS GRAPHIC SYSTEMS LIMITED,
                        GOSS GRAPHIC SYSTEMS JAPAN K. K.

                                       and

                   ROCKWELL GRAPHIC SYSTEMS-JAPAN CORPORATION,
                                  as Borrowers,

                           THE LENDERS LISTED HEREIN,
                                   as Lenders,

                             BANKERS TRUST COMPANY,
                            as Administrative Agent,

                                 CREDIT SUISSE,
                              as Syndication Agent,

                            THE BANK OF NOVA SCOTIA,
                             as Documentation Agent,

                                       and

                      BANKERS TRUST COMPANY, TOKYO BRANCH,
                                as Japanese Agent



================================================================================

                           GOSS GRAPHIC SYSTEMS, INC.,
                          GOSS GRAPHIC SYSTEMS LIMITED,
                        GOSS GRAPHIC SYSTEMS JAPAN K. K.
                                       and
                   ROCKWELL GRAPHIC SYSTEMS-JAPAN CORPORATION

                                CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page

Section 1.  DEFINITIONS     . . . . . . . . . . . . . . . . . . . . . . . .    3

     1.1  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . .    3
          ---------------------
     1.2  Accounting Terms; Utilization of GAAP for Purposes of
          -----------------------------------------------------
          Calculations Under Agreement  . . . . . . . . . . . . . . . . . .   51
          ----------------------------
     1.3  Other Definitional Provisions . . . . . . . . . . . . . . . . . .   51
          -----------------------------

Section 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS . . . . . . . . .   52

     2.1  Commitments; Making of Loans; the Register; Notes . . . . . . . .   52
          -------------------------------------------------
     2.2  Interest on the Loans . . . . . . . . . . . . . . . . . . . . . .   63
          ---------------------
     2.3  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
          ----
     2.4  Repayments, Prepayments and Reductions in Revolving Loan
          --------------------------------------------------------
          Commitments; General Provisions Regarding Payments  . . . . . . .   68
          --------------------------------------------------
     2.5  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .   82
          ---------------
     2.6  Special Provisions Governing Eurodollar Rate Loans  . . . . . . .   83
          --------------------------------------------------
     2.7  Increased Costs; Taxes; Capital Adequacy  . . . . . . . . . . . .   85
          ----------------------------------------
     2.8  Obligation of Lenders and Issuing Lenders to Mitigate . . . . . .   92
          -----------------------------------------------------
     2.9  Collection, Deposit and Transfer of Payments in Respect of
          ----------------------------------------------------------
          Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
          --------
     2.10 Indemnifying Lenders. . . . . . . . . . . . . . . . . . . . . . .   95
           --------------------

Section 3.     LETTERS OF CREDIT  . . . . . . . . . . . . . . . . . . . . .   99

     3.1  Issuance of Letters of Credit and Lenders' Purchase of
          ------------------------------------------------------
          Participations Therein  . . . . . . . . . . . . . . . . . . . . .   99
          ----------------------
     3.2  Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . .  102
          ---------------------
     3.3  Drawings and Reimbursement of Amounts Drawn Under Letters of
          ------------------------------------------------------------
          Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
          ------
     3.4  Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . .  106
          --------------------
     3.5  Indemnification; Nature of Issuing Lenders' Duties  . . . . . . .  107
          --------------------------------------------------
     3.6  Increased Costs and Taxes Relating to Letters of Credit . . . . .  109
          -------------------------------------------------------

Section 4.     CONDITIONS TO LOANS AND LETTERS OF CREDIT  . . . . . . . . .  110

     4.1  Conditions to Term Loans and Initial Revolving Loans  . . . . . .  110
          ----------------------------------------------------
     4.2  Conditions to All Loans . . . . . . . . . . . . . . . . . . . . .  125
          -----------------------
     4.3  Conditions to Letters of Credit . . . . . . . . . . . . . . . . .  126
          -------------------------------

                                       (i)

                                                                            PAGE

Section 5.     BORROWERS' REPRESENTATIONS AND WARRANTIES  . . . . . . . . .  127

     5.1  Organization, Powers, Qualification, Good Standing, Business and
          ----------------------------------------------------------------
          Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . .  127
          ------------
     5.2  Authorization of Borrowing, etc.  . . . . . . . . . . . . . . . .  128
          --------------------------------
     5.3  Financial Condition . . . . . . . . . . . . . . . . . . . . . . .  130
          -------------------
     5.4  No Material Adverse Change; No Restricted Junior Payments . . . .  130
          ---------------------------------------------------------
     5.5  Title to Properties; Liens  . . . . . . . . . . . . . . . . . . .  130
          --------------------------
     5.6  Litigation; Adverse Facts . . . . . . . . . . . . . . . . . . . .  131
          -------------------------
     5.7  Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . .  131
          ----------------
     5.8  Performance of Agreements; No Materially Adverse Agreements . . .  131
          -----------------------------------------------------------
     5.9  Governmental Regulation . . . . . . . . . . . . . . . . . . . . .  132
          -----------------------
     5.10 Securities Activities  . . . . . . . . . .. . . . . . . . . . . .  132
          ---------------------
     5.11 Employee Benefit Plans . . . . . . . . . .. . . . . . . . . . . .  132
          ----------------------
     5.12 Certain Fees . . . . . . . . . . . . . . .. . . . . . . . . . . .  133
          ------------
     5.13 Environmental Protection . . . . . . . . .. . . . . . . . . . . .  133
          ------------------------
     5.14 Employee Matters . . . . . . . . . . . . .. . . . . . . . . . . .  135
          ----------------
     5.15 Solvency . . . . . . . . . . . . . . . . .. . . . . . . . . . . .  135
          --------
     5.16 Disclosure . . . . . . . . . . . . . . . . . .. . . . . . . . . .  135
          ----------
     5.17 Related Agreements . . . . . . . . . . . . . .. . . . . . . . . .  135
          ------------------

Section 6.     BORROWERS' AFFIRMATIVE COVENANTS . . . . . . . . . . . . . .  136
     6.1  Financial Statements and Other Reports  . . . . . . . . . . . . .  136
          --------------------------------------
     6.2  Corporate Existence, etc. . . . . . . . . . . . . . . . . . . . .  143
          -------------------------
     6.3  Payment of Taxes and Claims; Tax Consolidation  . . . . . . . . .  143
          ----------------------------------------------
     6.4  Maintenance of Properties; Insurance; Application of Net
          --------------------------------------------------------
          Insurance/Condemnation Proceeds . . . . . . . . . . . . . . . . .  144
          -------------------------------
     6.5  Inspection; Audits of Inventory and Accounts Receivable; Lender
          ---------------------------------------------------------------
          Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  146
          -------
     6.6  Compliance with Laws, etc.  . . . . . . . . . . . . . . . . . . .  146
          --------------------------
     6.7  Environmental Disclosure and Inspection . . . . . . . . . . . . .  146
          ---------------------------------------
     6.8  Execution of Future Guaranties and Collateral Documents . . . . .  149
          -------------------------------------------------------
     6.9  Additional Real Property Collateral . . . . . . . . . . . . . . .  151
          -----------------------------------
     6.10 Assignability and Recording of Lease Agreements  . . . . . . . ..  153
          -----------------------------------------------
     6.11 Interest Rate Protection . . . . . . . . . . . . . . . . . . . ..  154
          ------------------------
     6.12 Change of Corporate Names; Further Actions . . . . . . . . . . ..  154
          ------------------------------------------
     6.13 Transfer of Stock of RGS Japan; Goss Japan Merger  . . . . . . ..  154
          -------------------------------------------------

Section 7.     BORROWERS' NEGATIVE COVENANTS  . . . . . . . . . . . . . . .  155
     7.1  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . .  155
          ------------
     7.2  Liens and Related Matters . . . . . . . . . . . . . . . . . . . .  156
          -------------------------
     7.3  Investments; Joint Ventures . . . . . . . . . . . . . . . . . . .  157
          ---------------------------
     7.4  Contingent Obligations  . . . . . . . . . . . . . . . . . . . . .  158
          ----------------------
     7.5  Restricted Junior Payments  . . . . . . . . . . . . . . . . . . .  159
          --------------------------

                                       (ii)

                                                                            PAGE

     7.6  Financial Covenants . . . . . . . . . . . . . . . . . . . . . . .  161
          -------------------
     7.7  Restriction on Fundamental Changes; Asset Sales and Acquisitions   164
          ----------------------------------------------------------------
     7.8  Sales and Lease-Backs . . . . . . . . . . . . . . . . . . . . . .  165
          ---------------------
     7.9  Transactions with Shareholders and Affiliates . . . . . . . . . .  166
          ---------------------------------------------
     7.10 Disposal of Subsidiary Stock  . . . . . . . . . . . . . . . . . .  166
          ----------------------------
     7.11 Conduct of Business   . . . . . . . . . . . . . . . . . . . . . .  167
          -------------------
     7.12 Amendments of Certain Documents; Designation of Designated
          ----------------------------------------------------------
          Senior Indebtedness   . . . . . . . . . . . . . . . . . . . . . .  167
          -------------------
     7.13 Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . 168
          -----------
     7.14 Deposit Accounts  . . . . . . . . . . . . . . . . . . . . . . . . 168
          ----------------
     7.15 Foreign Unfunded Pension Plans . . . . . . . . . . . . . . .  . . 168
          ------------------------------

Section 8.     EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . 168

     8.1  Failure to Make Payments When Due . . . . . . . . . . . . . . . . 168
          ---------------------------------
     8.2  Default in Other Agreements . . . . . . . . . . . . . . . . . . . 168
          ---------------------------
     8.3  Breach of Certain Covenants . . . . . . . . . . . . . . . . . . . 169
          ---------------------------
     8.4  Breach of Warranty  . . . . . . . . . . . . . . . . . . . . . . . 169
          ------------------
     8.5  Other Defaults Under Loan Documents . . . . . . . . . . . . . . . 169
          -----------------------------------
     8.6  Involuntary Bankruptcy; Appointment of Receiver, etc. . . . . . . 169
          -----------------------------------------------------
     8.7  Voluntary Bankruptcy; Appointment of Receiver, etc. . . . . . . . 170
          ---------------------------------------------------
     8.8  Judgments and Attachments . . . . . . . . . . . . . . . . . . . . 170
          -------------------------
     8.9  Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . 170
          -----------
     8.10 Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . 171
          ----------------------
     8.11 Change in Control   . . . . . . . . . . . . . . . . . . . . . . . 171
          -----------------
     8.12 Invalidity of Loan Documents. . . . . . . . . . . . . . . . . . . 172
          ----------------------------
     8.13 Failure of Security . . . . . . . . . . . . . . . . . . . . . . . 172
          -------------------
     8.14 Action Relating to Certain Subordinated Indebtedness. . . . . . . 172
          ----------------------------------------------------
     8.15 Failure to Consummate Acquisition, Company Merger or Goss
          ---------------------------------------------------------
          Japan Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . 172
          ------------
     8.16 Failure by RGS Japan to Execute Loan Documents or Assume
          --------------------------------------------------------
          Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . 173
          -----------
     8.17 Amendment of Certain Documents of Holdings. . . . . . . . . . . . 173
          ------------------------------------------
     8.18 Conduct of Business Relating to Holdings . . . . . . . . . .  . . 173
          ----------------------------------------

Section 9.     AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . 175

     9.1  Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . 175
          -----------
     9.2  Powers and Duties; General Immunity . . . . . . . . . . . . . . . 175
          -----------------------------------
     9.3  Representations and Warranties; No Responsibility For Appraisal
          ---------------------------------------------------------------
          of Creditworthiness . . . . . . . . . . . . . . . . . . . . . . . 177
          -------------------
     9.4  Right to Indemnity  . . . . . . . . . . . . . . . . . . . . . . . 177
          ------------------
     9.5  Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . 178
          ---------------
     9.6  Collateral Documents and Guaranties . . . . . . . . . . . . . . . 178
          -----------------------------------

                                      (iii)

                                                                            Page

Section 10.    MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . 179

     10.1      Assignments and Participations in Loans and Letters of
               ------------------------------------------------------
               Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . 179
               ------
     10.2      Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . 182
               --------
     10.3      Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . 183
               ---------
     10.4      Set-Off; Security Interest in Deposit Accounts . . . . . . . 184
               ----------------------------------------------
     10.5      Ratable Sharing  . . . . . . . . . . . . . . . . . . . . . . 185
               ---------------
     10.6      Amendments and Waivers . . . . . . . . . . . . . . . . . . . 186
               ----------------------
     10.7      Independence of Covenants  . . . . . . . . . . . . . . . . . 187
               -------------------------
     10.8      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . 187
               -------
     10.9      Survival of Representations, Warranties and Agreements . . . 187
               ------------------------------------------------------
     10.10     Failure or Indulgence Not Waiver; Remedies Cumulative  . . . 188
               -----------------------------------------------------
     10.11     Marshalling; Payments Set Aside  . . . . . . . . . . . . . . 188
               -------------------------------
     10.12     Severability . . . . . . . . . . . . . . . . . . . . . . . . 188
               ------------
     10.13     Obligations Several; Independent Nature of Lenders' Rights . 188
               ----------------------------------------------------------
     10.14     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . 189
               --------
     10.15     Applicable Law . . . . . . . . . . . . . . . . . . . . . . . 189
               --------------
     10.16     Successors and Assigns . . . . . . . . . . . . . . . . . . . 189
               ----------------------
     10.17     Consent to Jurisdiction and Service of Process . . . . . . . 189
               ----------------------------------------------
     10.18     Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . 190
               --------------------
     10.19     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . 190
               ---------------
     10.20     Judgment Currency. . . . . . . . . . . . . . . . . . . . . . 191
               -----------------
     10.21     Counterparts; Effectiveness  . . . . . . . . . . . . . . . . 191
               ---------------------------
     10.22     No Immunity  . . . . . . . . . . . . . . . . . . . . . . . . 192
               -----------

     Signature pages    . . . . . . . . . . . . . . . . . . . . . . . . . . S-1


                                         (iv)

                                    EXHIBITS

I                     FORM OF NOTICE OF BORROWING
II                    FORM OF NOTICE OF CONVERSION/CONTINUATION
III                   FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV                    FORM OF TERM NOTE
V                     FORM OF REVOLVING NOTE
VI                    FORM OF COMPLIANCE CERTIFICATE
VII                   FORM OF FINANCIAL CONDITION CERTIFICATE
VIII                  FORM OF BORROWING BASE CERTIFICATE
IX-A                  FORM OF OPINION OF WACHTELL, LIPTON, ROSEN & KATZ
IX-B                  FORM OF OPINION OF JACK E. MERRYMAN
X-A                   FORM OF OPINION OF NISHIMURA & PARTNERS
X-B                   FORM OF OPINION OF LINKLATERS & PAINES
X-C                   FORM OF OPINION OF BREDIN PRAT & ASSOCIES
XI                    FORM OF OPINION OF O'MELVENY & MYERS LLP
XII                   FORM OF ASSIGNMENT AGREEMENT
XIII                  FORM OF AUDITOR'S LETTER
XIV                   FORM OF COLLATERAL ACCOUNT AGREEMENT
XV                    FORM OF BLOCKED ACCOUNT AGREEMENT
XVI                   FORM OF LOCK BOX AGREEMENT
XVII                  FORM OF COLLATERAL ACCESS AGREEMENT
XVIII                 FORM OF GUARANTY
XIX                   FORM OF PLEDGE AGREEMENT
XX                    FORM OF SECURITY AGREEMENT
XXI                   FORM OF TRADEMARK SECURITY AGREEMENT
XXII                  FORM OF PATENT SECURITY AGREEMENT
XXIII                 FORM OF SUBSIDIARY GUARANTY
XXIV                  FORM OF SUBSIDIARY SECURITY AGREEMENT
XXV                   FORM OF SUBSIDIARY PLEDGE AGREEMENT
XXVI                  FORM OF SUBSIDIARY TRADEMARK SECURITY AGREEMENT
XXVII                 FORM OF SUBSIDIARY PATENT SECURITY AGREEMENT
XXVIII                FORM OF NOTICE OF ALLOCATION
XXIX                  FORM OF ASSUMPTION AGREEMENT


                                     (v)

                                    SCHEDULES


2.1                LENDERS' COMMITMENTS AND PRO RATA SHARES
5.1                SUBSIDIARIES OF COMPANY
5.5                REAL PROPERTY ASSETS
5.6                LITIGATION
5.12               CERTAIN FEES
5.13               ENVIRONMENTAL MATTERS
7.1                CERTAIN EXISTING INDEBTEDNESS
7.2                CERTAIN EXISTING LIENS
7.3                CERTAIN EXISTING INVESTMENTS
7.4                CERTAIN EXISTING CONTINGENT OBLIGATIONS
























                                       (vi)

                           GOSS GRAPHIC SYSTEMS, INC.,
                          GOSS GRAPHIC SYSTEMS LIMITED,
                        GOSS GRAPHIC SYSTEMS JAPAN K. K.
                                       and
                   ROCKWELL GRAPHIC SYSTEMS-JAPAN CORPORATION

                                CREDIT AGREEMENT


          This CREDIT AGREEMENT is dated as of October 15, 1996 and entered into by and among GOSS GRAPHIC SYSTEMS, INC., a corporation organized under the laws of the State of Delaware, GOSS GRAPHIC SYSTEMS LIMITED, a corporation organized under the laws of the United Kingdom, GOSS GRAPHIC SYSTEMS JAPAN K. K. and ROCKWELL GRAPHIC SYSTEMS-JAPAN CORPORATION, each a corporation organized under the laws of Japan, THE FINANCIAL INSTITUTIONS ACTING AS LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, THE FINANCIAL INSTITUTIONS ACTING AS INDEMNIFYING LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, BANKERS TRUST COMPANY ("BTCo"), as administrative agent for Lenders (in such capacity, "Administrative Agent"), CREDIT SUISSE, as syndication agent for Lenders (in such capacity, "Syndication Agent"), THE BANK OF NOVA SCOTIA, as documentation agent for Lenders (in such capacity, "Documentation Agent"), and BANKERS TRUST COMPANY, TOKYO BRANCH ("BT Tokyo"), as agent for Japanese Lenders (in such capacity, "Japanese Agent").


                                 R E C I T A L S
                                 - - - - - - - -

          WHEREAS, Holdings (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1) and Company have been formed by Stonington for the purpose of acquiring (i) the capital stock of Rockwell Graphic Systems, Inc., a corporation organized under the laws of the State of Delaware ("RGS US"), Rockwell Systemes Graphiques Nantes S.A., a societe anonyme organized under the laws of the Republic of France ("RGS France"), and RGS Japan (collectively, the "Acquired Stock"), and (ii) substantially all of the assets (the "Acquired Assets") and assuming substantially all of the liabilities (the "Assumed Liabilities") relating to the Rockwell Graphic Systems business unit ("RGS") of Rockwell International Corporation, a corporation organized under the laws of the State of Delaware ("Rockwell"), and of Rockwell Graphic Systems Ltd., a corporation organized under the laws of the United Kingdom ("RGS UK"), Rockwell International of Canada, Ltd., Rockwell International GmbH, and Rockwell Australia Ltd.;

          WHEREAS, on or before the Closing Date, (i) Stonington and its Affiliates and Management Investors shall have purchased all of the outstanding Holdings Common Stock for a cash consideration of not less than $112,500,000, and (ii) Holdings shall have issued to Rockwell Holdings Preferred Stock with an aggregate liquidation preference equal to not less than $47,500,000;

          WHEREAS, on or before the Closing Date, (a) Holdings shall have contributed to Company, as common equity, all of the cash consideration received by Holdings from the sale of Holdings Common Stock, which in no event shall be less than $112,500,000, in exchange for all of the capital stock of Company, and
(b) Company shall have issued and sold not less than $225,000,000 in aggregate principal amount of Senior Subordinated Notes;

          WHEREAS, on or before the Closing Date, Company will raise approximately $163,700,000 in cash proceeds from the non-recourse (except for the Assumed Guaranties which in no event will exceed $20,000,000) sale of certain Customer Notes to BTCC, as such amount may be adjusted in accordance with the terms of the Loan Portfolio Purchase Agreement;

          WHEREAS, on the Closing Date, (i) Company will purchase the Acquired Stock (other than the capital stock of RGS Japan) and the Acquired Assets (other than the assets of RGS UK) pursuant to the Purchase Agreement, and immediately upon the consummation of the Acquisition, Company will merge with and into RGS US (the "Company Merger"), with RGS US being the surviving corporation in such merger, which corporation will be renamed "Goss Graphic Systems, Inc.", (ii) New Goss Japan will purchase all of the outstanding capital stock of RGS Japan, and
(iii) Goss UK will acquire substantially all of the assets of RGS UK pursuant to the Purchase Agreement;

          WHEREAS, the US/UK Lenders have agreed to extend certain credit facilities to Company, the Japanese Lenders have agreed to extend certain credit facilities to Goss Japan and the US/UK Lenders have agreed to extend certain credit facilities to Goss UK, the proceeds of which will be used, (i) together with the proceeds from the issuance of Senior Subordinated Notes, the proceeds from the non-recourse sale of the Customer Notes, the proceeds from the sale of Holdings Common Stock and the issuance of the Holdings Preferred Stock described above, to pay the Purchase Price for the Acquisition, and (ii) to provide financing for working capital and other general corporate purposes of Company, Goss Japan and Goss UK, as the case may be;

          WHEREAS, each of Company, Goss Japan and Goss UK desire to secure all of their respective Obligations hereunder and under the other Loan Documents by granting to the respective Agents, on behalf of Lenders, a First Priority Lien on substantially all of their respective real, personal and mixed property;

          WHEREAS, Holdings and Domestic Subsidiaries have agreed to guarantee the Obligations of Borrowers hereunder and under the other Loan Documents, Company has agreed to guarantee the Obligations of Goss Japan and Goss UK hereunder and under the other Loan Documents, and all such Loan Parties have agreed to secure their respective guaranties by granting to Agents, on behalf of Lenders, a First Priority Lien on substantially all of their respective real, personal and mixed property; and

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Agents agree as follows:


Section 1.     DEFINITIONS

1.1  Certain Defined Terms.
     ---------------------

          The following terms used in this Agreement shall have the following meanings:

          "Account" means, with respect to any Person, all present and future rights of such Person to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance.

          "Acquisition" means the transactions contemplated by the Purchase Agreement, including, but not limited to, the purchase of the Acquired Stock and the Acquired Assets and the assumption of the Assumed Liabilities.

          "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered quotation (rounded upward to the
                  --------
nearest 1/16 of one percent) to first class banks in the interbank Eurodollar market by Administrative Agent for Dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of the Administrative Agent for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 a.m. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all
     --                                 -----
reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Adjusted Pro Rata Share" means, (i) with respect to any US/UK Lender, the percentage obtained by dividing (a) the US/UK Revolving Loan Exposure of
                           --------
that US/UK Lender by (b) the aggregate US/UK Revolving Loan Exposure of all
                  --
US/UK

Lenders other than Daily Funding Lender, and (ii) with respect to any Japanese Lender, the percentage obtained by dividing (a) the Japanese Revolving Loan
                                   --------
Exposure of that Japanese Lender by (b) the aggregate Japanese Revolving Loan
                                 --
Exposure of all Japanese Lenders other than Japanese Funding Lender.

          "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement, and includes any such successor Administrative Agent appointed pursuant to subsection 9.5.

          "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

          "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided that no Agent shall be considered to be an
                          --------
"Affiliate" of Holdings or any of its Subsidiaries.

          "Agent" means (i) with respect to Domestic Loans and UK Loans, Administrative Agent, and (ii) with respect to Japanese Loans, Japanese Agent, and in each case also means and includes any such successor Agent appointed pursuant to subsection 9.5.

          "Agent Account" means an account maintained by the applicable Agent into which the applicable Concentration Banks are instructed to transfer funds on deposit in the Concentration Accounts.

          "Agreement" means this Credit Agreement dated as of October 15, 1996, as it may be amended, supplemented or otherwise modified from time to time.

          "Applicable Base Rate Margin" means, as of any date of determination,
(i) 1.00% per annum in the event that the Leverage Ratio for the two most recent consecutive Fiscal Quarters then ended is equal to or less than 2.75:1.00; (ii) 1.25% per annum in the event that the Leverage Ratio for the two most recent consecutive Fiscal Quarter then ended is equal to or less than 3.00:1:00 but the Borrower is not entitled to the rate provided for in the preceding clause (i); and (iii) 1.50% per annum in the event the Leverage Ratio is greater than 3:00:1.00 or for any period of time in which neither of the preceding clauses
(i) or (ii) applies and for the period of time from the Closing Date until a Margin Determination Certificate is first delivered pursuant to subsection 6.1(xvii).

          "Applicable Eurodollar Margin" means, as of any date of determination,
(i) 2.00% per annum in the event that the Leverage Ratio for two most recent consecutive

Fiscal Quarters then ended is equal to or less than 2.75:1.00; (ii) 2.25% per annum in the event that the Leverage Ratio for the two most recent consecutive Fiscal Quarters then ended is equal to or less than 3.00:1:00 but the Borrower is not entitled to the rate provided for in the preceding clause (i); and (iii) 2.50% per annum in the event that the Leverage Ratio is greater than 3.00:1.00 or for any period of time in which neither of the preceding clauses (i) or (ii) applies and for the period of time from the Closing Date until a Margin Determination Certificate is first delivered pursuant to subsection 6.1(xvii).

          "Asset Sale" means the sale, assignment or other transfer for value by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $250,000 or less, or $1,000,000 or less in the aggregate for all such excluded assets under this clause (b)); provided that the term "Asset Sale" shall not include the sale
                  --------
of the Customer Notes pursuant to the Loan Portfolio Purchase Agreement and shall not include the sale from time to time of Secured Customer Financing Notes.

          "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit XII annexed hereto.
            -----------

          "Assumed Guaranties" means those guaranties of Customer Notes to be assumed or provided by Company for the benefit of BTCC, as purchaser of the Customer Notes, which guaranties shall be substantially in accordance with the terms and conditions set forth in the Loan Portfolio Purchase Agreement for such Assumed Guaranties and which Assumed Guaranties shall consist of: (i) a guaranty of approximately $5,000,000 of the principal balance of and up to $2,000,000 in interest accrued after the Closing Date on a Customer Note payable by Sunny Industries, Inc. (secured by a $5,000,000 letter of credit as to the guarantee of principal), which guaranty will expire on the earlier to occur of the date on which Sunny Industries, Inc. makes a scheduled payment of interest or the first anniversary of the Closing Date; (ii) a guaranty of one-half year's interest (approximately $1,900,000) accrued after the Closing Date on a Customer Note payable by a newspaper customer (secured by a letter of credit in an amount of approximately $1,900,000), which guaranty will expire no later than June 30, 1997; and (iii) a guaranty of $10,500,000 of the principal on a Customer Note payable by the Hersant Group, which guaranty will expire in approximately four years, in each case as in effect on the Closing Date and as amended from time to time to the extent permitted under subsection 7.12.

          "Assumption Agreement" means the assignment and assumption agreement, substantially in the form of Exhibit XXIX annexed hereto, pursuant to
                             ------------
which New Goss Japan shall assign its obligations under this Agreement to RGS Japan and RGS Japan shall assume all such obligations.

          "Auditors" means Arthur Andersen LLP.

          "Auditor's Letter" means a letter, substantially in the form of
Exhibit XIII annexed hereto, acknowledged by Auditors, and delivered to
------------
Administrative Agent pursuant to subsection 4.1W or 6.1(iii).

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute, and any similar or comparable law of any applicable Governmental Authority.

          "Base Rate" means, at any time, the higher of (x) the Prime Rate or
(y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

          "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

          "Blocked Account" means a Deposit Account under the exclusive dominion and control of an Agent that is maintained by the applicable Loan Party with a Blocked Account Bank pursuant to a Blocked Account Agreement.

          "Blocked Account Agreement" means a blocked account agreement executed and delivered by a Blocked Account Bank or a Concentration Bank, as the case may be, the applicable Agent and the applicable Loan Party, substantially in the form of Exhibit XV annexed hereto, or any other blocked account agreement,
        ----------
document or instrument with a similar or comparable effect executed by any Foreign Subsidiary of Company, in form and substance satisfactory to Administrative Agent, as such Blocked Account Agreement may be amended, supplemented or otherwise modified from time to time, and "Blocked Account Agreements" means all such Blocked Account Agreements, collectively.

          "Blocked Account Bank" means any commercial bank satisfactory to Administrative Agent at which any Loan Party maintains a Blocked Account.

          "Borrower" means (i) with respect to Domestic Loans, Company, (ii) with respect to Japanese Loans, Goss Japan, and (iii) with respect to UK Loans, Goss UK.

          "Borrowing Base" means (i) with respect to Domestic Loans, the Company Borrowing Base, (ii) with respect to Japanese Loans, the Goss Japan Borrowing Base, and (iii) with respect to UK Loans, the Goss UK Borrowing Base.

          "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit VIII annexed hereto delivered by a Borrower pursuant to
        ------------
subsection 4.1S or subsection 6.1(xviii). Goss Japan and Goss UK shall complete such Borrowing Base Certificate based on the respective Yen, Sterling, Franc, Mark or ECU amounts reflected for Accounts, Raw Materials, Finished Goods and Spare Parts on such Borrower's or Goss France's, as applicable, financial books and records and shall, in addition, provide the Dollar Equivalent of such Yen, Sterling, Franc, Mark or ECU amounts as of the date of such Borrowing Base Certificate. For purposes of determining compliance with the provisions of this Agreement, Administrative Agent shall utilize the Dollar Equivalent of such Yen, Sterling, Franc, Mark or ECU amounts.

          "BTCC" means BT Commercial Corporation, an Affiliate of BTCo.

          "BTCo" has the meaning assigned to that term in the introduction to this Agreement.

          "BT Tokyo" has the meaning assigned to that term in the introduction to this Agreement, and is an Affiliate of BTCo.

          "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or Illinois or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with any Japanese Loans, any day that is a Business Day described in clause (i) above but excluding any day which is a legal holiday under the laws of Japan or which is a day on which banking institutions located in Tokyo, Japan, are authorized or required by law or other governmental action to close.

          "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Cash" means money, currency or a credit balance in a Deposit Account.

          "Cash Equivalents" means, as at any date of determination,
(i) (a) marketable securities (1) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (2) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors

Service, Inc. ("Moody's"); (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's;
(d) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (1) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (1) has at least 95% of its assets invested continuously in the types of investments referred to in clauses
(a) and (b) above, (2) has net assets of not less than $500,000,000, and (3) has the highest rating obtainable from either S&P or Moody's, and (ii) with respect to Goss Japan or Goss UK, respectively, Japanese or UK investments which are comparable in term and credit quality to those described in the foregoing clause
(i)(a)-(e).

          "Cash Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale.

          "Certificate re Non-Bank Status" means a certificate in form and substance satisfactory to Administrative Agent delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii) pursuant to which such Lender certifies, under penalty of perjury, that it is not (i) a "bank" as such term is defined in subsection 881(c)(3) of the Internal Revenue Code; (ii) a 10 percent shareholder of Company within the meaning of Section 871(h)(3)(B) or
Section 881(c)(3)(B) of the Internal Revenue Code; or (iii) a "controlled" foreign corporation related to Company within the meaning of Section 864(d)(4) of the Internal Revenue Code.

          "Closing Date" means the date on or before October 15, 1996, on which the initial Loans are made.

          "Collateral" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted by the Collateral Documents.

          "Collateral Access Agreement" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement agreement of any landlord or mortgagee in respect of any Real Property Asset where any Inventory is located or any warehouseman or processor in possession of Inventory, substantially in the form of Exhibit XVII annexed hereto, with such changes
                             ------------
thereto as may be agreed to by Administrative Agent in the reasonable exercise of its discretion.

          "Collateral Account" has the meaning assigned to that term in the Collateral Account Agreement.

          "Collateral Account Agreement" means the Collateral Account Agreements executed and delivered by each of the Borrowers and the applicable Agent on the Closing Date, substantially in the form of Exhibit XIV annexed hereto, pursuant
                                           -----------
to which such Borrowers may pledge cash to such Agent to secure the obligations of such Borrower to reimburse an Issuing Lender for payments made under one or more Letters of Credit as provided in Section 3, as such Collateral Account Agreements may hereafter be amended, supplemented or otherwise modified from time to time.

          "Collateral Documents" means the Collateral Account Agreements, the Security Agreements, the Pledge Agreements, the Trademark Security Agreements, the Patent Security Agreements, the Subsidiary Security Agreements, the Subsidiary Pledge Agreements, the Subsidiary Trademark Security Agreements, the Subsidiary Patent Security Agreements, the Blocked Account Agreements, the Lock Box Agreements and the Mortgages.

          "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower or any of its Subsidiaries in the ordinary course of business of such Borrower or such Subsidiary.

          "Commitments" means the Domestic Term Loan Commitments, the US/UK Revolving Loan Commitments, the UK Term Loan Commitments, the Japanese Term Loan Commitments or the Japanese Revolving Loan Commitments, or any combination thereof.

          "Company" means (i) prior to the consummation of the Company Merger, Goss Graphic Systems, Inc., a corporation organized under the laws of the State of Delaware, as the Borrower with respect to the Domestic Term Loan Commitments, and (ii) immediately upon consummation of the Company Merger, RGS US as the surviving corporation, which corporation will be renamed "Goss Graphic Systems, Inc." and be a wholly-owned Subsidiary of Holdings.

          "Company Borrowing Base" means, as at any date of determination, an aggregate amount equal to:

               (i) eighty-five percent (85%) of Eligible Accounts Receivable of Company, plus
                   ----

               (ii) sixty-five percent (65%) of Eligible Raw Materials of Company, plus
                   ----

               (iii) sixty-five percent (65%) of Eligible Finished Goods of Company, plus
                   ----

               (iv) sixty-five percent (65%) of Eligible Spare Parts of Company, minus
                   -----

               (v) the aggregate amount of reserves, if any, required to be established by Administrative Agent in its sole discretion with respect to any Currency Agreement or Interest Rate Agreement between a Lender or any of its Affiliates as a counterparty and Company, minus
                                                                         -----

               (vi) the aggregate amount of reserves, if any, established by Administrative Agent in the exercise of its Permitted Discretion against Eligible Accounts Receivable, Eligible Raw Materials, Eligible Finished Goods and Eligible Spare Parts of Company;

provided that Administrative Agent, in the exercise of its Permitted Discretion,
--------
may (a) increase or decrease reserves against Eligible Accounts Receivable, Eligible Raw Materials, Eligible Finished Goods and Eligible Spare Parts of Company and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

          "Company Common Stock" means the common stock of Company, par value $0.01 per share.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit VI annexed hereto delivered to Administrative Agent and Lenders by
   ----------
Company pursuant to subsection 6.1(iv).

          "Concentration Account" means an account, including without limitation any Investment Account, under the exclusive dominion and control of an Agent that is maintained by the applicable Loan Party with a Concentration Bank into which the applicable Lock Box Banks and Blocked Account Banks are instructed to transfer funds on deposit in the applicable Lock Box Accounts or Blocked Accounts, as the case may be, pursuant to the terms of the applicable Lock Box Agreements or Blocked Account Agreements, as the case may be.

          "Concentration Bank" means an Agent or any Affiliate of such Agent, or any commercial bank satisfactory to Administrative Agent at which any Loan Party maintains a Concentration Account.

          "Consolidated Adjusted EBITDA" means, for any period, (a) the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) expenses related to the Customer Notes, and (vii) other non-cash items reducing Consolidated Net Income less (b) the sum, without duplication, of the amounts for such period of
       ----
(i) income related to the Customer Notes and (ii) other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; provided that for any covenant calculation, the Consolidated Adjusted EBITDA for
--------
the quarter ended March 31, 1996 will be $35,100,000.

          "Consolidated Capital Expenditures" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries.

          "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest
                                              ---------  -------
expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

          "Consolidated Current Assets" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding
                                                                      ---------
Cash and Cash Equivalents.

          "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of any Indebtedness.
                      ---------

          "Consolidated Excess Cash Flow" means, for any period, an amount equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA and (b) the Consolidated Working Capital Adjustment (excluding for the Fiscal Year ending September 30, 1997, any amounts constituting Purchase Price adjustments) minus (ii) the sum, without
                                         -----
duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures),
(c) Consolidated Cash Interest Expense, and (d) the provision for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period to the extent not included as a current liability.

          "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Cash Interest Expense accrued after the Closing Date, (ii) scheduled principal payments made on Consolidated Total Debt, (iii) consolidated cash taxes accrued after the Closing Date, and (iv) Consolidated Capital Expenditures, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

          "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to Consolidated Total Debt, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, but excluding,
                                                                    ---------
however, any amounts referred to in subsection 2.3 payable to Administrative
-------
Agent and Lenders on or before the Closing Date and net costs under Interest Rate Agreements obtained in compliance with subsection 6.11.

          "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided
                                                                        --------
that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

          "Consolidated Net Worth" means, as at any date of determination, the sum of the capital stock and paid-in capital, plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries on a consolidated basis in conformity with GAAP.

          "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Working Capital" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) equal to the Consolidated Working Capital of Company and its Subsidiaries as of the beginning of such period minus the Consolidated Working Capital of Company and its
               -----
Subsidiaries as of the end of such period.

          "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof,
(ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or
(iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

          "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

          "Customer Financing Note Guaranty" means a guaranty of, or a recourse arrangement relating to, in each case on terms consistent with the past practices of Company and its Subsidiaries and with prevailing industry practices, all or a portion of Secured Customer Financing Notes provided by Company or any of its Subsidiaries for the benefit of an unaffiliated purchaser of any Secured Customer Financing Note, or all or a portion of promissory notes or other financing provided by third parties to customers of Company or any of its Subsidiaries to provide for the payment by such customer of all or any part of the purchase price of Finished Goods sold by Company or any of its Subsidiaries to such customer.

          "Customer Notes" means those loans and associated instruments, agreements, documents and collateral created as a result of customer financing provided by RGS in connection with the sale of printing and like equipment in the conduct of RGS' business and which are (i) referenced under the heading "Customer Notes and Related Agreements" on Schedule 5(l) to the Purchase Agreement, (ii) similar loans entered into between April 29, 1996 and the day preceding the Closing Date, and which are consented to and purchased by BTCC and
(iii) Customer Notes that are restructured between March 1, 1996 and the Closing Date, and which are consented to and purchased by BTCC.

          "Daily Funding Lender" means Administrative Agent, in its individual capacity as a US/UK Lender hereunder.

          "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Documentation Agent" has the meaning assigned to that term in the introduction to this Agreement, and includes any such successor Documentation Agent appointed pursuant to subsection 9.5.

          "Dollar Equivalents" means Dollars or, on any date when an amount expressed in a currency other than Dollars is to be determined in Dollars, an equivalent amount of Dollars determined at the nominal rate of exchange quoted by Administrative Agent in New York City, not later than 9:00 A.M. (New York time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of Dollars with such other currency.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "Domestic Loans" means the Domestic Revolving Loans or the Domestic Term Loans made to Company, or any combination thereof.


          "Domestic Revolving Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii)(a).

          "Domestic Revolving Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1F(i) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the US/UK Revolving Loan Commitments and US/UK Revolving Loans of any Lenders, in each case substantially in the form of Exhibit V annexed hereto, as they may be amended, supplemented or otherwise
   ---------
modified from time to time.

          "Domestic Subsidiary" means a direct or indirect Subsidiary of Company that is incorporated or organized under the laws of a state of the United States of America.

          "Domestic Term Loan Commitment" means the commitment of a Lender to make Term Loans to Company pursuant to subsection 2.1A(i)(a), and "Domestic Term Loan Commitments" means such commitments of all such Lenders in the aggregate.

          "Domestic Term Loan Exposure" means, with respect to any US/UK Lender as of any date of determination (i) prior to the funding of the Domestic Term Loans, that Lender's Domestic Term Loan Commitment and (ii) after the funding of the Domestic Term Loans, the outstanding principal amount of the Domestic Term Loans of that Lender.

          "Domestic Term Loans" means the Term Loans made by Lenders to Company pursuant to subsection 2.1A(i)(a).

          "Domestic Term Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1F(i) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Domestic Term Loan Commitments or Domestic Term Loans of any Lenders, in each case substantially in the form of Exhibit IV
                                                                     ----------
annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "ECU" means the European Currency Unit, a unit of account that is at present used in the European Monetary System of the EU.

          "Eligible Accounts Receivable" means, with respect to a Borrower, Accounts of such Borrower deemed by Administrative Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base for such Borrower; provided that for purposes of this definition,
                                  --------
until the first anniversary of the Closing Date, references to Goss UK as Borrower shall be deemed to mean and include Goss France. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Unless otherwise approved in writing by Administrative Agent, an Account shall not be an Eligible Account Receivable if:

          (a)  it arises out of a sale made by such Borrower to an Affiliate; or

          (b) the goods giving rise to such Account have been shipped, delivered and invoiced, and title has passed, to the account debtor and either (i) the payment terms for such Account are longer than 30 days from the date of such invoice or (ii) such Account is classified by Borrower in accordance with its past practices and procedures as an "account receivable not yet due" (collectively, the "Extended Payment Accounts"), but only to the extent (1) the aggregate amount of all such Extended Payment Accounts of all Borrowers exceed 20% of all Accounts of all Borrowers or (2) final payment on such an Extended Payment Account shall not be received by such Borrower within 270 days after shipment and delivery of the goods giving rise to such Extended Payment Account; or

          (c) it is unpaid more than 90 days after the original payment due date; or

          (d) it is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under (c) above; or

          (e) when aggregated with all other Accounts of an account debtor, such Account exceeds 25% in face value of all Accounts of such Borrower then outstanding, but only to the extent of such excess, unless such excess is supported by an irrevocable letter of credit satisfactory to Administrative Agent (as to form, substance and issuer) and assigned to Agent; or

          (f) the account debtor for such Account is a creditor of such Borrower, has or has asserted a right of setoff against such Borrower, or has disputed its liability or otherwise has made any claim with respect to such Account or any other Account which has not been resolved, in each case to the extent of the amount owed by such Borrower to such account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

          (g) the account debtor is (or its assets are) the subject of any of the events described in subsection 8.6 or 8.7; or

          (h) (i) with respect to Company, (1) such Account is not payable in Dollars or (2) the account debtor for such Account is located outside the United States, (ii) with respect to Goss Japan, (1) such Account is not payable in Dollars or Yen or (2) the account debtor for such Account is located outside of Japan, and (iii) with respect to Goss UK and Goss France, (1) such Account is not payable in Dollars, Sterling, Francs, Marks or ECU, or (2) the account debtor for such Account is located outside of the EU, except in each case to the extent (x) the aggregate amount of such Accounts of all Borrowers which do not comply with sub-clause (2) of clause
     (i), (ii) or (iii) above does not exceed 20% of the aggregate amount of all Accounts of all Borrowers, or (y) such Account is supported by an irrevocable letter of credit, a guaranty or any other financing arrangement, in each case satisfactory to Administrative Agent (as to form, substance and issuer) and assigned to Agent; or

          (i) the sale to the account debtor is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

          (j) Administrative Agent determines by its own credit analysis that collection of such Account is uncertain or that such Account may not be paid; or

          (k) the account debtor is any federal, state, local, provincial, or other comparable or similar governmental authority, agency or instrumentality; provided that if the account debtor is the United States
                      --------
     of America or any department, agency or instrumentality thereof, such Account shall not be ineligible solely as a result of this clause (k) if the applicable Loan Party duly assigns its rights to payment of such Account to Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sec.Sec. 3727 et seq.); or

          (l) the goods giving rise to such Account have not been shipped, delivered and invoiced to the account debtor, the services giving rise to such Account have not been performed and invoiced to the account debtor, or such Account otherwise does not represent a final sale; or

          (m) such Account does not comply with all Requirements of Law, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

          (n) such Account arises as a result of any progress billing or such Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

          (o) the goods giving rise to such Account are subject to any Secured Customer Financing Arrangement or Customer Financing Note Guaranty; or

          (p) it is not subject to a valid and perfected First Priority Lien in favor of Agent or does not otherwise conform to the representations and warranties contained in the Loan Documents; provided that no Account which
                                                 --------
     is otherwise an Eligible Account Receivable shall be excluded under this clause (p) solely as a result of (i) in the case of Goss UK, the account debtor for such Account is located in a jurisdiction other than that of the UK so long as such account debtor is in the EU; (ii) in the case of Goss France, such Account is not subject to a valid and perfected Lien in favor of Agent; and (iii) in the case of Goss Japan, such Account is not subject to a perfected Lien in favor of Agent solely because (x) no notification of Agent's security interest in such Account has been provided to the account debtor or (y) Agent has not taken possession of any drafts or checks related to such Account; provided that Goss Japan has caused such drafts or checks to be deposited
     --------
     in a Blocked Account in accordance with the procedures set forth in subsection 2.9B;

provided that Administrative Agent, in the exercise of its Permitted Discretion,
--------
may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

          "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is
                                            --------
acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through
(iv) above) that is reasonably acceptable to Administrative Agent; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company
                                        --------
shall be an Eligible Assignee.

          "Eligible Finished Goods" means Finished Goods which constitute Eligible Inventory.

          "Eligible Inventory" means, with respect to a Borrower, the aggregate amount of Raw Materials, Finished Goods and Spare Parts of such Borrower deemed by Administrative Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base; provided that
                                                                 --------
for purposes of this definition, until the first anniversary of the Closing Date, references to Goss UK as Borrower shall be deemed to mean and include Goss France. In determining the amount to be so included, such Raw Materials, Finished Goods and Spare Parts shall be valued at the lower of cost or market, on a basis consistent with such Borrower's current and historical accounting practice, net of any progress payments and/or advance payments made by customers and received by such Borrower with respect to Finished Goods otherwise includible in such Borrower's Borrowing Base as Eligible Inventory. Unless otherwise approved in writing by Administrative Agent, an item of Raw Materials, Finished Goods and Spare Parts shall not be included in Eligible Inventory if:

          (a) it is not owned solely by such Borrower or such Borrower does not have good, valid and marketable title thereto; or

          (b) (i) with respect to Company, it is not located in the United States; (ii) with respect to Goss Japan, it is not located in Japan; or
     (iii) with respect to Goss UK, it is not located in the UK, or with respect to Goss France, it is not located in the UK or France; or

          (c) other than Finished Goods subject to a Secured Customer Financing Arrangement which are in the process of being installed by such Borrower for a period which does not exceed six months ("Specified Finished Goods"), it is not located on property owned or leased by such Borrower or in a contract warehouse, in each case unless subject to a Collateral Access Agreement executed by any applicable mortgagee, lessor or contract warehouseman, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; or

          (d) it is not subject to a valid and perfected First Priority Lien in favor of the Agent except, with respect to Raw Materials, Finished Goods and Spare Parts stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges; provided that
                                                                  --------
     no Raw Materials, Finished Goods and Spare Parts which are otherwise Eligible Inventory shall be excluded under this clause (d) solely as a result of: (i) in the case of Goss UK, Specified Finished Goods are being installed in a jurisdiction other than that of the UK so long as they are being installed in the EU; and (ii) in the case of Goss France, such Raw Materials, Finished Goods and Spare Parts are not subject to a valid and perfected Lien in favor of Agent; or

          (e) it consists of goods returned or rejected by such Borrower's customers; or other than Finished Goods subject to a Secured Customer Financing Arrangement which are in the process of being installed by such Borrower for a period which does not exceed six months, goods in transit to third parties (other than to warehouse sites covered by a Collateral Access Agreement); or

          (f)  it consists of Raw Materials which are sub-assemblies; or

          (g) it is not first-quality goods, is obsolete or slow moving, or does not otherwise conform to the representations and warranties contained in the Loan Documents;

provided that Administrative Agent, in the exercise of its Permitted Discretion,
--------
may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

          "Eligible Raw Materials" means Raw Materials which constitute Eligible Inventory.

          "Eligible Spare Parts" means Spare Parts which constitute Eligible Inventory.

          "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Company or any of its ERISA Affiliates. Any such plan of a former ERISA Affiliate of the Company shall continue to be considered an Employee Benefit Plan within the meaning of this definition solely with respect to the period during which such former ERISA Affiliate was an ERISA Affiliate of the Company and with respect to liabilities existing after such period for which the Company could be liable under the Internal Revenue Code or ERISA.

          "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

          "Environmental Laws" means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and requirements having the force of law of any Governmental Authority relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare from environmental hazards, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec. 9601 et seq.) ("CERCLA"), the Hazardous Materials
                                   -- ---
Transportation Act (49 U.S.C. Sec. 1801 et seq.), the Resource Conservation and
                                        -- ---
Recovery Act (42 U.S.C. Sec. 6901 et seq.), the Federal Water Pollution Control
                                  -- ---
Act ( 33 U.S.C. Sec. 1251 et seq.), the Clean Air Act (42 U.S.C. Sec. 7401 et
                          -- ---                                           --
seq.), the Toxic Substances Control Act (15 U.S.C. Sec. 2601 et seq.), the
---                                            -- ---
Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Sec.136 et seq.),
                                                                     -- ---
the Occupational Safety and Health Act (29 U.S.C. Sec. 651 et seq.) and the
                                                           -- ---
Emergency Planning and Community Right-to-Know Act (42 U.S.C. Sec. 11001 et
                                                                         --
seq.), each as amended or supplemented, and any analogous future or present
---
local, state and federal laws, statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and any similar or comparable laws in a jurisdiction outside of the U.S. applicable to Company or any of its Subsidiaries.

          "ERISA Affiliate", as applied to any Person, means (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of
Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) except for purposes of Title IV of ERISA, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person shall continue to be considered an ERISA Affiliate within the meaning of this definition solely with respect to the period during which such entity was an ERISA Affiliate of the Person and with respect to liabilities arising after such period for which the Person could be liable under the Internal Revenue Code or ERISA.

          "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Company or any of its ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or
(l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan;
(x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under
Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; provided that any event described in the foregoing
                             --------
clauses shall not be an ERISA Event if Company and/or its Subsidiaries are (or would be) liable for any potential liability resulting from such event solely because of their affiliation with an ERISA Affiliate (excluding Company and all Subsidiaries) and (i) such events could not reasonably be expected to result (individually or in the aggregate) in liability (including joint and several liability) of Company and its Subsidiaries of more than $1,000,000, or (ii) neither Company and its Subsidiary could reasonably be expected to be liable (either individually or on a joint and several basis) for any potential liability resulting from such event; provided further that any event described
                                     -------- -------
in the foregoing proviso shall be an ERISA Event if the PBGC or any other governmental authority notifies Company or one of its Subsidiaries that Company or one of its Subsidiaries is liable for any potential liability resulting from such event.

          "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

          "EU" means the European Union.

          "Event of Default" means each of the events set forth in Section 8.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and any comparable or similar laws in a jurisdiction outside of the United States applicable to Company or any of its Subsidiaries.

          "Exchange Rate" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of the applicable Issuing Lender in the New York foreign exchange market for the purchase by such Issuing Lender (by cable transfer) of such currency in exchange for Dollars at 12:00 noon (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

          "Facilities" means the manufacturing plants, offices, warehouses and all other real property (including, without limitation, all buildings, fixtures or other improvements located thereon) and related facilities now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

          "Fee Property" means a Real Property Asset consisting of a fee interest in real property.

          "Financial Plan" has the meaning assigned to that term in subsection 6.1(xiii).

          "Finished Goods" means all completed web offset newspaper press systems, insert web offset press systems and commercial web offset printing presses, or accessories thereto, and other related goods and merchandise, in each case constituting finished goods which are held for sale or lease by a Borrower, including those held for display or demonstration, but not including any Raw Materials, components, work in process, Spare Parts or materials used or consumed or to be used or consumed in the business of such Borrower.

          "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien (other than Permitted Encumbrances which as a matter of statutory law have priority over any other Lien irrespective of the prior perfection or filing of such other Lien) on such Collateral and (ii) such Lien is the only Lien (other than Permitted Encumbrances) to which such Collateral is subject.

          "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

          "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on September 30 of each calendar year.

          "Flood Hazard Property" means a Mortgaged Property located in an area in the United States designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

          "Foreign Subsidiary" means a direct or indirect Subsidiary of Company that is incorporated or organized under the laws of a jurisdiction other than that of the United States of America.

          "Foreign Unfunded Pension Plan" means a Pension Plan described in
Section 4(b)(4) of ERISA that is not required to be funded pursuant to applicable foreign law.

          "Francs" and the sign "FF" mean the lawful money of the Republic of France.

          "Fund" means Stonington Capital Appreciation 1994 Fund, L.P., a limited partnership organized under the laws of the State of Delaware, organized by Stonington.

          "Funding Date" means the date of the funding of a Loan.

          "Funding Lender" means (i) with respect to Domestic and UK Loans, Daily Funding Lender and (ii) with respect to Japanese Loans, Japanese Funding Lender.

          "Funding and Payment Office" means (i) with respect to Domestic Loans and UK Loans, the US/UK Funding and Payment Office, and (ii) with respect to Japanese Loans, the Japanese Funding and Payment Office.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "Goss France" means, on and after the Closing Date, RGS France, which corporation will be renamed "Goss Systemes Graphiques Nantes S.A." as soon as practicable after the Closing Date, and is a wholly-owned Subsidiary of Company.

          "Goss Japan" means (i) prior to the purchase by New Goss Japan of all of the outstanding capital stock of RGS Japan, New Goss Japan, as the Borrower with respect to the Japanese Term Loan Commitments, (ii) immediately upon the purchase by New Goss Japan of all of the outstanding capital stock of RGS Japan, RGS Japan, as the Borrower with respect to the Japanese Revolving Loan Commitment and the obligor under the Assumption Agreement with respect to the Japanese Term Loans and (iii) upon consummation of the Goss Japan Merger, the surviving corporation or such merger, which corporation will be named "Goss Graphic Systems Japan K. K."

          "Goss Japan Borrowing Base" means, as at any date of determination, an aggregate amount equal to the sum of:

               (i) eighty-five percent (85%) of Eligible Accounts Receivable of Goss Japan, plus
                      ----

               (ii) sixty-five percent (65%) of Eligible Raw Materials of Goss Japan, plus
                      ----

               (iii) sixty-five percent (65%) of Eligible Finished Goods of Goss Japan, plus
                      ----

               (iv) sixty-five percent (65%) of Eligible Spare Parts of Goss Japan, minus
                      -----

               (v) the aggregate amount of reserves, if any, required to be established by Administrative Agent in its sole discretion with respect to any Currency Agreement or Interest Rate Agreement between a Lender or any of its Affiliates as a counterparty and Goss Japan, minus
          -----

               (vi) the aggregate amount of reserves, if any, established by Administrative Agent in the exercise of its Permitted Discretion against Eligible Accounts Receivable, Eligible Raw Materials, Eligible Finished Goods and Eligible Spare Parts of Goss Japan;

provided that Administrative Agent, in the exercise of its Permitted Discretion,
--------
may (a) increase or decrease reserves against Eligible Accounts Receivable, Eligible Raw Materials, Eligible Finished Goods and Eligible Spare Parts of Goss Japan and (b) reduce the advance rates provided for in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

          "Goss Japan Merger" means the merger of New Shellco with RGS Japan, with the surviving corporation being named "Goss Graphic Systems Japan K. K." and a wholly-owned Subsidiary of Company.

          "Goss UK" has the meaning assigned to that term in the introduction to this Agreement, and is a wholly-owned Subsidiary of Company.

          "Goss UK Borrowing Base" means, as at any date of determination, an aggregate amount equal to the sum of:

               (i) eighty-five percent (85%) of Eligible Accounts Receivable of Goss UK, plus up until the first anniversary of the Closing Date,
                   ----
          eighty-five percent (85%) of Eligible Accounts Receivable of Goss France, plus
                  ----

               (ii) sixty-five percent (65%) of Eligible Raw Materials of Goss UK plus up until the first anniversary of the Closing Date,
                  ----
          sixty-five percent (65%) of Eligible Raw Materials of Goss France, plus
          ----

               (iii) sixty-five percent (65%) of Eligible Finished Goods of Goss UK plus up until the first anniversary of the Closing Date,
                  ----
          sixty-five percent (65%) of Eligible Finished Goods of Goss France, plus
          ----

               (iv)     sixty-five percent (65%) of Eligible Spare Parts of
          Goss UK plus up until the first anniversary of the Closing Date,
                  ----
          sixty-five percent (65%) of Eligible Spare Parts of Goss France, minus
                                                                           -----

               (v) the aggregate amount of reserves, if any, required to be established by Administrative Agent in its sole discretion with respect to any Currency Agreement or Interest Rate Agreement between a Lender or any of its Affiliates as a counterparty and Goss UK or Goss France, minus
                  -----

               (vi) the aggregate amount of reserves, if any, established by Administrative Agent in the exercise of its Permitted Discretion against Eligible Accounts Receivable, Eligible Raw Materials, Eligible Finished Goods and Eligible Spare Parts of Goss UK or, up until the first anniversary of the Closing Date, Goss France;

provided that Administrative Agent, in the exercise of its Permitted Discretion,
--------
may (a) increase or decrease reserves against Eligible Accounts Receivable, Eligible Raw Materials, Eligible Finished Goods and Eligible Spare Parts of Goss UK or Goss France and (b) reduce the advance rates provided for in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

          "Governmental Authority" means any federal, state or local governmental authority, agency or court in the United States, or other comparable or similar governmental authority, agency or court in a jurisdiction outside of the United States applicable to Company or any of its Subsidiaries.

          "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

          "Guarantor" means, at any time, Holdings, Company or any of their respective Subsidiaries that is then a party to any of the Guaranties or Subsidiary Guaranties.

          "Guaranty" means the Guaranty executed and delivered by Company or Holdings on the Closing Date, substantially in the form of Exhibit XVIII annexed
                                                           -------------
hereto, and any other guaranty, document or instrument with a similar or comparable effect executed by any Foreign Subsidiary that is a Borrower, in form and substance satisfactory to Administrative Agent, as such Guaranty may be amended, supplemented or otherwise modified from time to time, and "Guaranties" means all such Guaranties, collectively.

          "Hazardous Materials" means (i) any chemical, material or substance which, at the time of determination, is defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar meaning and regulatory effect under any applicable Environmental Laws; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited, regulated or determined by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

          "Hersant Group" means Socpresse, S.A., Serpo, Presse Ocean and any of their Affiliates (including Robert Hersant, the estate of Robert Hersant and any other successors, assigns or heirs of Robert Hersant).

          "Holdings" means GGS Holdings, Inc., a corporation organized under the laws of the State of Delaware, formed by Stonington on behalf of the Fund to effect the Acquisition.

          "Holdings' Certificate of Designation" means Holdings' Certificate of Designation of 6-1/2% Redeemable Pay-in-Kind Preferred Stock, in the form delivered to Administrative Agent and Lenders on the Closing Date and as such provisions may be amended from time to time to the extent permitted under subsection 7.12.

          "Holdings Common Stock" means the voting and nonvoting common stock of Holdings, par value $0.01 per share.

          "Holdings Preferred Stock" means the 6-1/2% Redeemable Pay-in-Kind Preferred Stock of Holdings, par value $0.01 per share, having a liquidation preference of $1,000 per share (or $47,500,000 in the aggregate), and issued to Rockwell in connection with the Acquisition.

          "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

          "Indemnifying Lender" means each financial institution that is designated as an Indemnifying Lender on the signature pages hereof, and each financial institution which is designated, with the approval of Japanese Funding Lender, as an Indemnifying Lender in an Assignment Agreement, and "Indemnifying Lenders" means, collectively, all such financial institutions designated as a Indemnifying Lender on the signature pages hereof.

          "Indemnitee" has the meaning assigned to that term in subsection 10.3.

          "Indemnity Amount" means for each Indemnifying Lender which is a signatory hereto the amount and the percentage that is so designated and set forth opposite such Indemnifying Lender's name on Schedule 2.1 annexed hereto,
                                                  ------------
and for each financial institution which becomes an Indemnifying Lender pursuant to an Assignment Agreement the amount and the percentage that is so designated in such Assignment Agreement; provided that such percentage interest of an
                              --------
Indemnifying Lender may increase or decrease from time to time depending on Japanese Funding Lender's interests in the Japanese Term Loans or Japanese Revolving Loan Commitment.

          "Indemnity Participation" shall have the meaning set forth therefor in subsection 2.10.

          "Intellectual Property" means all patents, trademarks, tradenames, copyrights, registered names, service marks, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

          "Interest Payment Date" means (i) with respect to any Base Rate Loan, the first Business Day of each calendar month, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided
                                                                    --------
that in the case of each Interest Period of six months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

          "Interest Period" has the meaning assigned to that term in subsection 2.2B.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

          "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any similar or comparable laws in a jurisdiction outside of the United States applicable to Company or any of its Subsidiaries.

          "Inventory" means, with respect to any Person, all goods, merchandise and other personal property which are held by such Person for sale or lease, including those held for display or demonstration, including without limitation, Raw Materials, Finished Goods and Spare Parts.

          "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that prior to such purchase or acquisition was a wholly-owned Domestic Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, or (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person other than a wholly-owned Domestic Subsidiary of Company, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "Investment Account" means an interest-bearing account at a Concentration Bank in the name of, and under the exclusive dominion and control of, an Agent and maintained by the applicable Loan Party with such Concentration Bank.

          "IP Collateral" means, collectively, the Collateral under the IP Collateral Documents.

          "IP Collateral Documents" means, collectively, the Trademark Security Agreements, the Patent Security Agreements, the Subsidiary Trademark Security Agreements, and the Subsidiary Patent Security Agreements.

          "Issuing Lender" means, with respect to any Letter of Credit, Agent.

          "Japanese Agent" means initially BT Tokyo and any successor Japanese Agent appointed pursuant to subsection 9.5.

          "Japanese Commitments" means the Japanese Revolving Loan Commitment or Japanese Term Loan Commitment, or any combination thereof.

          "Japanese Funding Lender" means Japanese Agent, in its individual capacity as a Japanese Lender hereunder.

          "Japanese Funding and Payment Office" means (i) the office of Japanese Agent and Japanese Funding Lender located at Tokyo Ginza Kyokai Bldg., 1-3-1, Marunouchi, Chiyoda-Ku, Tokyo, Japan, or (ii) such other office of Japanese Agent and Japanese Funding Lender as may from time to time hereafter be designated as such in a written notice delivered by Japanese Agent and Japanese Funding Lender to Goss Japan and Japanese Lenders.

          "Japanese Lender" and "Japanese Lenders" means the Lenders that have Japanese Commitments or that have Japanese Loans outstanding.

          "Japanese Loans" means the Japanese Revolving Loans or the Japanese Term Loans made to Goss Japan, or any combination thereof.

          "Japanese Revolving Loan Commitment" means the commitment of a Japanese Lender to make Japanese Revolving Loans to Goss Japan pursuant to subsection 2.1A(ii)(b), and "Japanese Revolving Loan Commitments" means such commitments of all such Lenders in the aggregate.

          "Japanese Revolving Loan Exposure" means, with respect to any Japanese Lender as of any date of determination (i) prior to the termination of the Japanese Revolving Loan Commitments, that Lender's Japanese Revolving Loan Commitment and (ii) after the termination of the Japanese Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Japanese Revolving Loans of that Lender plus (b) in the event that Lender is an
                                        ----
Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender for the benefit of Goss Japan (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all
                                      ----
participations purchased by that Lender in any outstanding Letters of Credit for the benefit of Goss Japan or any unreimbursed drawings under any such Letters of Credit.

          "Japanese Revolving Loans" means the Loans made by Lenders to Goss Japan pursuant to subsection 2.1A(ii)(b).

          "Japanese Revolving Notes" means (i) the promissory notes of Goss Japan issued pursuant to subsection 2.1F(ii) on the Closing Date and (ii) any promissory notes issued by Goss Japan pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of Japanese Revolving Loan Commitments and Japanese Revolving Loans of any Lender, in each case substantially in the form of Exhibit V annexed hereto, as they may be amended,
                             ---------
supplemented or otherwise modified from time to time.

          "Japanese Term Loan Commitment" means the commitment of a Lender to make Term Loans to Goss Japan pursuant to subsection 2.1A(i)(b), and "Japanese Term Loan Commitments" means such commitments of all such Lenders in the aggregate.

          "Japanese Term Loan Exposure" means, with respect to any Japanese Lender as of any date of determination (i) prior to the funding of the Japanese Term Loans, that Lender's Japanese Term Loan Commitment and (ii) after the funding of the Japanese Term Loans, the outstanding principal amount of the Japanese Term Loans of that Lender.

          "Japanese Term Loans" means the Term Loans made by Lenders to Goss Japan pursuant to subsection 2.1A(i)(b).

          "Japanese Term Notes" means (i) the promissory notes of Goss Japan issued pursuant to subsection 2.1F(ii) on the Closing Date and (ii) any promissory notes issued by Goss Japan pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Japanese Term Loan Commitments or Japanese Term Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto, as they may be amended, supplemented or
            ----------
otherwise modified from time to time.

          "Joint Venture" means a joint venture, partnership, limited liability company or other similar arrangement, whether in corporate, partnership, limited liability company or other legal form; provided that in no event shall
                                               --------
any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          "Lender" and "Lenders" means (i) the US/UK Lenders and (ii) the Japanese Lenders, or any combination thereof, in each case together with their successors and permitted assigns pursuant to subsection 10.1; provided that the
                                                              --------
term "Lenders," when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

          "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of a Borrower pursuant to subsection 3.1.

          "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding issued for the account of a Borrower, plus (ii) the aggregate amount of all drawings
                               ----
under such Letters of Credit honored by Issuing Lenders and not theretofore reimbursed.

          "Leverage Ratio" means, as at any date of determination, the ratio of
(i) Consolidated Total Debt as of the last day of the Fiscal Quarter for which such determination is being made to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending as of the last day of the Fiscal Quarter for which such determination is being made.

          "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "Loan" or "Loans" means one or more of the Term Loans or Revolving Loans or any combination thereof.

          "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by a Borrower in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties, the Assumption Agreement and the Collateral Documents and, solely for purposes of the use of the term "Loan Documents" in the definition of the term "Obligations," the Currency Agreements to which any Lender or any of its Affiliates is a party and Interest Rate Agreements to which any Lender or any of its Affiliates is a party.

          "Loan Parties" means each of the Borrowers, the Guarantors or any of Company's Subsidiaries executing any other Loan Document.

          "Loan Portfolio Purchase Agreement" means that certain Loan Portfolio Purchase Agreement dated as of October 15, 1996 entered into between Company and BTCC whereby Company shall sell and BTCC shall purchase the Customer Notes, as in effect on the Closing Date, as amended from time to time to the extent permitted under subsection 7.12.

          "Local Time" means (i) with respect to Domestic Loans and UK Loans, New York time, and (ii) with respect to Japanese Loans, Tokyo time.

          "Lock Box" means a lock box maintained by any Loan Party pursuant to lock box service arrangements satisfactory to Administrative Agent.

          "Lock Box Account" means a Deposit Account under the exclusive dominion and control of an Agent that is maintained by the applicable Loan Party with a Lock Box Bank pursuant to a Lock Box Agreement.

          "Lock Box Agreement" means a lock box agreement executed and delivered by a Lock Box Bank, an Agent and the applicable Loan Party, substantially in the form of Exhibit XVI annexed hereto, as such Lock Box Agreement may be amended,
        -----------
supplemented or otherwise modified from time to time, and "Lock Box Agreements" means all such Lock Box Agreements, collectively.

          "Lock Box Bank" means any commercial bank satisfactory to Administrative Agent at which any Loan Party maintains a Lock Box Account.

          "Management Investment Incentive Plan" means the plan to be adopted by Holdings as of the Closing Date pursuant to which officers and key employees of Holdings and its Subsidiaries will be granted shares of Holdings Common Stock as restricted stock and stock options exercisable into shares of Holdings Common Stock, as such plan may be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

          "Management Investment" has the meaning assigned to that term in the Recitals.

          "Management Investors" means those Persons in the management of Company holding any capital stock of Holdings.

          "Management Notes" means those certain secured promissory notes executed and delivered by certain Management Investors to Holdings in connection with the purchase of Holdings Common Stock by such Management Investors.

          "Margin Determination Certificate" means an Officers' Certificate of Company delivered with the financial statements required pursuant to subsections 6.1(ii) or 6.1(iii) setting forth in reasonable detail the Leverage Ratio.

          "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Marks" and the sign "DM" mean the lawful money of the Federal Republic of Germany.

          "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of (w) Company and its Domestic Subsidiaries, taken as a whole, (x) Goss Japan and its Subsidiaries, taken as a whole, (y) Goss UK and its Subsidiaries, taken as a whole, or (z)

Company and its Subsidiaries, taken as a whole; provided that in the event of
                                                --------
the occurrence of a material adverse effect as described in the foregoing clauses (w), (x) or (y), such Borrower shall have five days after receipt of notice from Administrative Agent to cure such material adverse effect (without causing a material adverse effect for any other Borrower) before it shall become a "Material Adverse Effect" as defined in this clause (i); (ii) the impairment in any material respect of the ability of any Loan Party to perform, or of any Agent or any Lender to enforce, the Obligations; or (iii) a material adverse effect on the value of the Collateral or the amount which any Agent or any Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral.

          "Material Contract" means any contract or other arrangement to which any Borrower or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

          "Material Leasehold" means a Real Property Asset consisting of a leasehold interest in an Operating Lease or a Capital Lease which is reasonably determined by Administrative Agent to be of material value as collateral for the Obligations.

          "Material Subsidiary" means any Subsidiary of Holdings that (i) owns 5% or more of the assets of Holdings and its Subsidiaries, measured on a consolidated basis, or (ii) accounts for 5% or more of Consolidated Net Income.


          "Maximum Permitted Revolving Loan Commitments" means, as of any date of determination, $150,000,000 minus the aggregate amount of all reductions made
                               -----
to the Revolving Loan Commitments pursuant to subsection 2.4B(ii) or 2.4B(iii) since the Closing Date.

          "Mortgage" means an instrument (whether designated as a deed of trust, a trust deed or a mortgage or by any similar title) executed and delivered by any Borrower or any of its Subsidiaries encumbering a Fee Property or a Material Leasehold, as such instrument may be amended, supplemented or otherwise modified from time to time, and "Mortgages" means all such instruments, including the Closing Date Mortgages (as defined in subsection 4.1I) and any Additional Mortgages (as defined in subsection 6.9), collectively.

          "Mortgaged Property" means a Closing Date Mortgaged Property (as defined in subsection 4.1I) or an Additional Mortgaged Property (as defined in subsection 6.9).

          "Multiemployer Plan" means a "multiemployer plan", as defined in
Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

          "Net Cash Proceeds" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs incurred in connection with such Asset Sale, including without limitation (i) income taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

          "Net Insurance/Condemnation Proceeds" means any Cash payments or proceeds received by Agent or by any Borrower or any of such Borrower's Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of any Borrower or any of its respective Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by such Borrower or any of its respective Subsidiaries in connection with the adjustment or settlement of any claims of such Borrower or such Subsidiary in respect thereof.

          "New Goss Japan" means prior to the transfer to New Shellco of all of the outstanding capital stock of RGS Japan in accordance with the provisions of subsection 6.13, Goss Graphic Systems Japan K. K., a corporation organized under the laws of Japan, and is a wholly-owned Subsidiary of Company.

          "New Shellco" means a corporation organized under the laws of Japan, which corporation will be named "Goss Graphic Systems Japan K. K." immediately upon the transfer by New Goss Japan to New Shellco of all of the outstanding capital stock of RGS Japan in accordance with the provisions of subsection 6.13, and is to be merged with RGS Japan pursuant to the Goss Japan Merger, which surviving corporation will retain the name "Goss Graphic Systems Japan K. K."

          "Notes" means one or more of the Term Notes or Revolving Notes, or any combination thereof.

          "Notice of Allocation" means a notice substantially in the form of
Exhibit XXVIII annexed hereto delivered by Borrowers to Administrative Agent
--------------
(with a copy to the applicable Agent) pursuant to subsection 2.1A(ii)(c) for the purpose of allocating the Revolving Loan Commitments between the Japanese Revolving Loan Commitment and the US/UK Revolving Loan Commitment.

          "Notice of Borrowing" means a notice substantially in the form of
Exhibit I annexed hereto delivered by a Borrower to Administrative Agent (with a
---------
copy to the applicable Agent) pursuant to subsection 2.1B with respect to a proposed borrowing.

          "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by a Borrower to Administrative
            ----------
Agent (with a copy to the applicable Agent) pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

          "Notice of Issuance of Letter of Credit" means a notice substantially in the form of Exhibit III annexed hereto delivered by a Borrower to
               -----------
Administrative Agent (with a copy to the applicable Agent) pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

          "Obligations" means all obligations of every nature of each Loan Party from time to time owed to any Agent or any Lender under the Loan Documents, whether for principal, interest (including interest accruing on or after the occurrence of any of the events described in subsection 8.6 or 8.7 whether or not allowed), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

          "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents (or comparable officer in the case of New Goss Japan, RGS Japan, Goss UK or Goss France) and by its chief financial officer or its treasurer; provided that any Officers'
                                              --------
Certificate required to be delivered by any Loan Party on the Closing Date may be executed on behalf of such Loan Party by any one of the foregoing officers; provided further that every Officers' Certificate with respect to the compliance
-------- -------
with a condition precedent to the making of any Loans hereunder shall include
(i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
(iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

          "Patent Security Agreement" means the Patent Collateral Assignment and Security Agreement executed and delivered by Company, or, if applicable, Holdings on the

Closing Date, substantially in the form of Exhibit XXII annexed hereto, or any
                                           ------------
other security agreement, document or instrument with a similar or comparable effect executed by any Foreign Subsidiary that is a Borrower, in form and substance satisfactory to Administrative Agent, as such Patent Security Agreement may be amended, supplemented or otherwise modified from time to time, and "Patent Security Agreements" means all such Patent Security Agreements, collectively.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto), or any similar or comparable governmental agency or authority in a jurisdiction outside of the United States applicable to Company or any of its Subsidiaries.

          "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "Permitted Discretion" means Administrative Agent's good faith judgment based upon any factor which it believes in good faith: (i) will or could adversely affect the value of any Collateral, the enforceability or priority of Administrative Agent's or any other Agent's Liens thereon or the amount which Agents and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to Administrative Agent or any other Agent by any Person on behalf of any Loan Party is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any Borrower or any of its Subsidiaries or any of the Collateral; or (iv) creates or reasonably could be expected to create a Potential Event of Default or Event of Default. In exercising such judgment, Administrative Agent may consider such factors already included in or tested by the definition of Eligible Accounts Receivable, Eligible Finished Goods, Eligible Raw Materials or Eligible Spare Parts, as well as any of the following: (i) the financial and business climate of any Borrower's industry and general macroeconomic conditions, (ii) changes in collection history and dilution with respect to any such Borrower's Accounts,
(iii) changes in demand for, and pricing of, any such Borrower's Raw Materials, Finished Goods or Spare Parts, (iv) changes in any concentration of risk with respect to such Accounts or Raw Materials, Finished Goods or Spare Parts, and
(v) any other factors that change the credit risk of lending to any Borrower on the security of such Accounts or Raw Materials, Finished Goods or Spare Parts, including without limitation any foreign exchange risks or uncertainties. The burden of establishing lack of good faith shall be on the Borrower.

          "Permitted Encumbrances" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3 (other than any Lien relating to or imposed in connection with any Environmental Claim);

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); provided, however, that "Permitted
                                 --------  -------
     Encumbrances" shall not include Liens for the benefit of any customer of Company or any of its Subsidiaries or for any advances, deposits, progress payments or other similar payments made to Company or any of its Subsidiaries by a customer;

          (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8 (other than any Lien relating to or imposed in connection with any Environmental Claim);

          (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

          (vi) easements, rights-of-way, restrictions, covenants, declarations, encroachments, minor defects or irregularities in title, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

          (vii)    any (a) restriction or encumbrance that the interest or
     title of   a lessor or sublessor may be subject to, or (b) subordination of the interest of the lessee or sublessee under a lease to any restriction or encumbrance referred to in the preceding clause (a);

          (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

          (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (x) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary; and

          (xi) the title exceptions approved by Administrative Agent and shown on Schedule B of the Closing Date Mortgage Policies (as defined in subsection 4.1I(d)).

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Pledge Agreement" means the Pledge Agreement executed and delivered by Company or Holdings on the Closing Date, substantially in the form of Exhibit
                                                                         -------
XIX annexed hereto, or any other pledge agreement, document or instrument with a
---
similar or comparable effect executed by a Foreign Subsidiary that is a Borrower, in form and substance satisfactory to Administrative Agent, as such Pledge Agreement may be amended, supplemented or otherwise modified from time to time, and "Pledge Agreements" means all such Pledge Agreements, collectively.

          "Potential Event of Default" means a condition or event that, after notice or passage of time or both, would constitute an Event of Default.

          "Prime Rate" means the rate that Administrative Agent announces from time to time as its prime lending rate as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Pro Rata Share" means, on any date of determination, (i) with respect to all payments, computations and other matters relating to a Type of Term Loan Commitment or a Type of Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of such Type of that Lender by (y) the
--------                                                        --
aggregate Term Loan Exposure of such Type of all Lenders; (ii) with respect to all payments, computations and other matters relating to a Type of Revolving Loan Commitment or a Type of Revolving Loans of any Lender or any Letters of Credit of such Type or participations in such Revolving Loans or Letters of Credit purchased by any Lender, the percentage obtained by dividing (x) the
                                                           --------
Revolving Loan Exposure of such Type of that Lender by (y) the aggregate
                                                    --
Revolving Loan Exposure of such Type of all Lenders; and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing
                                                                 --------
(x) the Term Loan Exposure of all Types of that Lender plus the Revolving Loan
                                                       ----
Exposure of all Types of that Lender by (y) the sum of the aggregate Term Loan
                                     --
Exposure of all Types of all Lenders plus the aggregate
                                     ----

Revolving Loan Exposure of all Types of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.
                                    ------------

          "Public Offering" means any bona fide primary underwritten public offering of Holdings Common Stock or Company Common Stock pursuant to an effective registration statement under the Securities Act (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable exclusively under any employee benefit plan of Holdings).

          "Purchase Agreement" means that certain Stock and Asset Purchase Agreement by and between Company and Rockwell dated as of April 26, 1996, in the form delivered to Administrative Agent and Lenders prior to their execution of this Agreement, as amended by that certain amendment dated as of July 18, 1996, and as such agreement may be amended further from time to time thereafter to the extent permitted under subsection 7.12.

          "Purchase Price" has the meaning given to such term in the Purchase Agreement as in effect on the date hereof.

          "Raw Materials" means all raw materials to be used or consumed in the production or manufacture of Finished Goods by a Borrower prior to such use or consumption.

          "Real Property Assets" means all real property from time to time owned in fee by any Loan Party and all rights, title and interest in and to any and all leases of real property as to which any Loan Party has a leasehold or license interest, including without limitation any such fee or leasehold or license interests acquired by any Loan Party after the date hereof.

          "Register" has the meaning assigned to that term in subsection 2.1E.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, and any similar or comparable laws in the UK or Japan.

          "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

          "Related Agreements" means, collectively, the Purchase Agreement, the Stockholders Agreement, the Management Investment Incentive Plan, the Transition Agreement, the Loan Portfolio Purchase Agreement, the Assumed Guaranties, the Holdings' Certificate of Designation, the Senior Subordinated Note Indenture, the Senior Subordinated

Notes, the Share Transfer Agreement and the Management Notes, and all other agreements or instruments delivered pursuant to or in connection with any of the foregoing including any purchase agreement or registration rights agreement.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

          "Requirement of Law" means (a) the certificates or articles of incorporation, by-laws, partnership agreement, limited liability company operating agreement and other organizational or governing documents of a Person,
(b) any law, treaty, rule, regulation or determination of an arbitrator, court or any other Governmental Authority (in each case, other than Environmental
Laws), or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

          "Requisite Lenders" means Lenders having or holding a majority of the sum of the aggregate Term Loan Exposure of all Types of all Lenders plus the
                                                                    ----
aggregate Revolving Loan Exposure of all Types of all Lenders.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and
(iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

          "Revolving Loan Commitment Termination Date" means September 30, 2001.

          "Revolving Loan Commitments" means the US/UK Revolving Loan Commitments or the Japanese Revolving Loan Commitments, or any combination thereof.

          "Revolving Loan Exposures" means the US/UK Revolving Loan Exposure or the Japanese Revolving Loan Exposure, or any combination thereof.

          "Revolving Loans" means Domestic Revolving Loans, the UK Revolving Loans or the Japanese Revolving Loans, or any combination thereof.

          "Revolving Notes" means the Domestic Revolving Notes, the UK Revolving Notes or the Japanese Revolving Notes, or any combination thereof.

          "RGS France" has the meaning assigned to that term in the recitals to this Agreement.

          "RGS Japan" means Rockwell Graphic Systems-Japan Corporation, a corporation organized under the laws of Japan, which corporation will be renamed during the period 90 days after the Closing Date and prior to the consummation of the Goss Japan Merger, and, (i) prior to the transfer by New Goss Japan to New Shellco of all of the outstanding capital stock of RGS Japan, is a wholly-owned Subsidiary of New Goss Japan, (ii) immediately upon transfer of by New Goss Japan to New Shellco of all of the outstanding capital stock of RGS Japan, is a wholly-owned Subsidiary of New Shellco, and (iii) is to be merged with New Shellco pursuant to the Goss Japan Merger, which surviving corporation will be named "Goss Graphic Systems Japan K. K."

          "Secured Customer Financing Arrangement" means an arrangement whereby a customer of Company or any of its Subsidiaries executes and delivers a Secured Customer Financing Note for all or any part of the purchase price of Finished Goods sold by Company or any of its Subsidiaries to such customer, the repayment of which Secured Customer Financing Note is secured by a duly perfected security interest in such Finished Goods in favor of Company or any such Subsidiary.

          "Secured Customer Financing Note" means a promissory note (other than Customer Notes), on terms consistent with the past practices of Company and its Subsidiaries and with prevailing industry practices, executed and delivered by a customer of Company or any of its Subsidiaries in connection with a Secured Customer Financing Arrangement.

          "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute, and any comparable or similar laws in a jurisdiction outside of the United States applicable to Company or any of its Subsidiaries.

          "Security Agreement" means the Security Agreement executed and delivered by Company or, if applicable, Holdings on the Closing Date, substantially in the form of Exhibit XX annexed hereto, or any other security
                             ----------
agreement, document or instrument with a similar or comparable effect executed by any Foreign Subsidiary that is a Borrower, in form and substance satisfactory to Administrative Agent, as such Security Agreement may be amended or supplemented or otherwise modified from time to time, and "Security Agreements" means all such Security Agreements, collectively.

          "Senior Subordinated Note Indenture" means the senior subordinated indenture dated as of October __, 1996 by and between Company and The Bank of New York, as Trustee, pursuant to which the Senior Subordinated Notes are issued, as such indenture may be amended from time to time to the extent permitted under subsection 7.12.

          "Senior Subordinated Notes" means the senior subordinated unsecured notes issued by Company pursuant to the Senior Subordinated Note Indenture in the aggregate principal amount of $225,000,000, in the form of Exhibit A to the Senior Subordinated Note Indenture, as such notes may be amended from time to time to the extent permitted under subsection 7.12.

          "Share Transfer Agreement" means that certain share transfer agreement and indemnity, dated as of October ___, 1996, by and between Company and Tomita, whereby Company purchased all of the outstanding capital stock of Tomita Engineering K. K., a corporation organized under the laws of Japan and, prior to the purchase of such stock by Company, a wholly-owned subsidiary of Tomita, and which corporation was renamed "Goss Graphic Systems Japan K. K." and became a wholly-owned Subsidiary of Company.

          "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Spare Parts" means all components, goods, merchandise or spare parts, in each case related to press equipment, which are held for sale or lease by a Borrower in connection with the servicing, maintenance or repair of Finished Goods sold or leased by such Borrower but not including any Raw Materials or work in process.

          "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings; (ii) workers' compensation liabilities of Company or any of its Subsidiaries; (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers; (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries;
(v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; (vi) payment obligations of Company in respect of the Assumed Guaranties as described in the definition thereof; (vii) payment obligations of Company or its Subsidiaries in respect of Customer Financing Note Guaranties; provided that the aggregate
                                               --------
amount of all such Customer Financing Note Guaranties supported by a Letter of Credit does not exceed $10,000,000 at any time outstanding; and (viii) Currency Agreements designed to hedge against fluctuations in currency values with respect to customer contracts for the sale of Finished Goods entered into in the ordinary course of business and consistent with past practices; provided that
                                                                --------
Standby Letters of Credit may not be issued for the purpose of supporting
(a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in the Bankruptcy Code).

          "Sterling" and the sign "B.P." mean the lawful money of the UK.

          "Stockholders Agreement" means that certain Stockholders Agreement dated as of the Closing Date entered into by and among Holdings, the Fund and the Management Investors, as such agreement may be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

          "Stonington" means Stonington Partners, Inc., a corporation organized under the laws of Delaware.

          "Subordinated Indebtedness" means (i) the Indebtedness of Company evidenced by the Senior Subordinated Notes and (ii) any other Indebtedness of Company (other than Indebtedness to any of its Subsidiaries) that is subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Administrative Agent and Requisite Lenders.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by Domestic Subsidiaries on the Closing Date and to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.8A, substantially in the form of Exhibit XXIII annexed hereto,
                                                   -------------
or any other guaranty, document or instrument with a similar or comparable effect executed by any Foreign Subsidiary other than a Borrower, in form and substance satisfactory to Administrative Agent, as such Subsidiary Guaranty may be amended, supplemented or otherwise modified from time to time.

          "Subsidiary Patent Security Agreement" means each Subsidiary Patent Collateral Security Agreement and Conditional Assignment executed and delivered by Domestic Subsidiaries on the Closing Date or to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.8A, in each case substantially in the form of Exhibit XXVII annexed hereto, or
                                                -------------
any other security agreement, document or instrument with a similar or comparable effect executed by any Foreign Subsidiary other than a Borrower, in form and substance satisfactory to Administrative Agent, as such Subsidiary Patent Security Agreement may be amended, supplemented or otherwise modified from time to time, and "Subsidiary Patent Security Agreements" means all such Subsidiary Patent Security Agreements collectively.

          "Subsidiary Pledge Agreement" means each Subsidiary Pledge Agreement executed and delivered by Domestic Subsidiaries on the Closing Date or to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.8A, in each case substantially in the form of
Exhibit XXV annexed hereto, or any other pledge agreement, document or
-----------
instrument with a similar or comparable effect executed by a Foreign Subsidiary other than a Borrower, in form and substance satisfactory to Administrative Agent, as such Subsidiary Pledge Agreement may be amended, supplemented or otherwise modified from time to time, and "Subsidiary Pledge Agreements" means all such Subsidiary Pledge Agreements, collectively.

          "Subsidiary Security Agreement" means each Subsidiary Security Agreement executed and delivered by Domestic Subsidiaries on the Closing Date or to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.8A, in each case substantially in the form of Exhibit XXIV annexed hereto, or any other security agreement, document
        ------------
or instrument with a similar or comparable effect executed by any Foreign Subsidiary other than a Borrower, in form and substance satisfactory to Administrative Agent, as such Subsidiary Security Agreement may be amended, supplemented or otherwise modified from time to time, and "Subsidiary Security Agreements" means all such Subsidiary Security Agreements, collectively.

          "Subsidiary Trademark Security Agreement" means each Subsidiary Trademark Collateral Security Agreement and Conditional Assignment executed and delivered by Domestic Subsidiaries on the Closing Date or to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.8A, in each case substantially in the form of Exhibit XXVI
                                                                ------------
annexed hereto, or any other security agreement, document or instrument with a similar or comparable effect executed by any Foreign Subsidiary other than a Borrower, in form and substance satisfactory to Administrative Agent, as such Subsidiary Trademark Security Agreement may be amended, supplemented or otherwise modified from time to time, and "Subsidiary Trademark Security Agreements" means all such Subsidiary Trademark Security Agreements, collectively.

          "Syndication Agent" has the meaning assigned to that term in the introduction to this Agreement, and includes any such successor Syndication Agent appointed pursuant to subsection 9.5.

          "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be
          --------
construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

          "Term Loan Commitments" means the Domestic Term Loan Commitments, the UK Term Loan Commitments or the Japanese Term Loan Commitments, or any combination thereof.

          "Term Loan Exposures" means the Domestic Term Loan Exposure, the UK Term Loan Exposure or the Japanese Term Loan Exposure, or any combination thereof.

          "Term Loans" means Domestic Term Loans, the UK Term Loans or the Japanese Term Loans, or any combination thereof.

          "Term Notes" means Domestic Term Notes, the UK Term Notes and the Japanese Term Notes, or any combination thereof.

          "Title Company" means First American Title Insurance Company.

          "Tomita" means Tomita K. K., a corporation organized under the laws of Japan.

          "Total Utilization of Revolving Loan Commitments" means for any Borrower, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans made to such Borrower, plus
                                                                           ----
(ii) the Letter of Credit Usage with respect to all Letters of Credit issued for the account of such Borrower.

          "Trademark Security Agreement" means the Trademark Collateral Security Agreement and Conditional Assignment executed and delivered by Company or, if applicable, Holdings on the Closing Date, substantially in the form of Exhibit
                                                                       -------
XXI annexed hereto, or any other security agreement, document or instrument with
---
a similar or comparable effect executed by any Foreign Subsidiary that is a Borrower, in form and substance satisfactory to Administrative Agent, as such Trademark Security Agreement may be amended, supplemented or otherwise modified from time to time, and "Trademark Security Agreements" means all such Trademark Security Agreements, collectively.

          "Transaction Costs" means the fees, costs and expenses payable by any Loan Party on or before the Closing Date in connection with the transactions contemplated hereby or by the Purchase Agreement.

          "Transition Agreement" means that certain Transition Agreement dated as of the Closing Date between Rockwell and Company with respect to certain transitional arrangements in conformity with the Outline of Terms set forth as Exhibit C to the Purchase Agreement.

          "Triggering Event" means (i) the occurrence and continuation of any Event of Default under subsection 8.1, 8.6 or 8.7 or (ii) the acceleration of the maturity of the Obligations as a result of any Event of Default, which acceleration has not been rescinded in accordance with the provisions of Section 8.

          "Type" means (i) with respect to a Commitment, a Domestic Term Loan Commitment, a Japanese Term Loan Commitment, a UK Term Loan Commitment or a US/UK Revolving Loan Commitment or a Japanese Revolving Loan Commitment, and
(ii) with respect to a Term Loan, means a Domestic Term Loan, a Japanese Term Loan or a UK Term Loan, and (iii) with respect to a Revolving Loan, means a Domestic Revolving Loan, a Japanese Revolving Loan or a UK Revolving Loan.

          "UK" means the United Kingdom of Great Britain and Northern Ireland.

          "UK Loans" means the UK Revolving Loans or UK Term Loans made to Goss UK, or any combination thereof.

          "UK Revolving Loans" means the Loans made by the Lenders to Goss UK pursuant to subsection 2.1A(ii)(a).

          "UK Revolving Notes" means (i) the promissory notes of Goss UK issued pursuant to subsection 2.1F(iii) on the Closing Date and (ii) any promissory notes issued by Goss UK pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of US/UK Revolving Loan Commitments and US/UK Revolving Loans of any Lender, in each case substantially in the form of
Exhibit V annexed hereto, as they may be amended, supplemented or otherwise
---------
modified from time to time.

          "UK Term Loan Commitment" means the commitment of a Lender to make Term Loans to Goss UK pursuant to subsection 2.1A(i)(c), and "UK Term Loan Commitments" means such commitments of all such Lenders in the aggregate.

          "UK Term Loan Exposure" means, with respect to any UK Lender as of any date of determination (i) prior to the funding of the UK Term Loans, that Lender's UK Term Loan Commitment and (ii) after the funding of the UK Term Loans, the outstanding principal amount of the UK Term Loans of that Lender.

          "UK Term Loans" means the Term Loans made by Lenders to Goss UK pursuant to subsection 2.1A(i)(c).

          "UK Term Notes" means (i) the promissory notes of Goss UK issued pursuant to subsection 2.1F(iii) on the Closing Date and (ii) any promissory notes issued by Goss UK pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the UK Term Loan Commitments or UK Term Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed
                                                       ----------
hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "US/UK Funding and Payment Office" means (i) the office of Administrative Agent and Daily Funding Lender located at 14 Wall Street, 3rd Floor, New York, New York 10005 or (ii) such other office of Administrative Agent and Daily Funding Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Daily Funding Lender to Borrowers and Lenders.

          "US/UK Lender" and "US/UK Lenders" means the Lenders that have Domestic Term Loan Commitments, UK Term Loan Commitments or US/UK Revolving Loan Commitments or that have Domestic or UK Loans outstanding.

          "US/UK Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans to Company or Goss UK pursuant to subsection 2.1A(ii)(a), and "US/UK Revolving Loan Commitments" means such commitments of all such Lenders in the aggregate.

          "US/UK Revolving Loan Exposure" means, with respect to any US/UK Lender as of any date of determination (i) prior to the termination of the US/UK Revolving Loan Commitments, that Lender's US/UK Revolving Loan Commitment and
(ii) after the
termination of the US/UK Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the US/UK Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate
       ----
Letter of Credit Usage in respect of all Letters of Credit issued by that Lender for the benefit of Company or the benefit of Goss UK (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all
                                  ----
participations purchased by that Lender in any outstanding Letters of Credit for the benefit of Company or the benefit of Goss UK or any unreimbursed drawings under any such Letters of Credit.

          "US/UK Revolving Loans" means the Domestic Revolving Loans and the UK Revolving Loans.

          "Yen" and the sign "Yen" mean the lawful money of Japan.

1.2  Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
     ------------------------------------------------------------------------
     Agreement.
     ---------

          Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP (to the extent GAAP is applicable thereto) as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3  Other Definitional Provisions.
     -----------------------------

          References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with subsection 10.6 hereof.

Section 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  Commitments; Making of Loans; the Register; Notes.
     -------------------------------------------------

          A.   Commitments.

          (i)  Term Loans.  Subject to the terms and conditions of this
               ----------
Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, Lenders hereby severally agree to make the Term Loans described in subsections 2.1A(i)(a), 2.1A(i)(b) and 2.1A(i)(c).

               (a) Domestic Term Loans.  Each US/UK Lender severally agrees to
                   -------------------
     lend to Company on the Closing Date an amount in Dollars not exceeding its Pro Rata Share of the aggregate amount of the Domestic Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each US/UK Lender's Domestic Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount
                          ------------
     of the Domestic Term Loan Commitments is $25,000,000; provided that the
                                                           --------
     Domestic Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Domestic Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Domestic Term Loan Commitment shall expire immediately and without further action on October 15, 1996 if the Domestic Term Loans are not made on or before that date. Company may make only one borrowing under the Domestic Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i)(a) and subsequently repaid or prepaid may not be reborrowed.

               (b) Japanese Term Loans.  Each US/UK Lender which has an office,
                   -------------------
     branch or Affiliate listed as a Japanese Lender on Schedule 2.1 annexed
                                                        ------------
     hereto severally agrees to lend to New Goss Japan on the Closing Date an amount in Dollars not exceeding its Pro Rata Share of the aggregate amount of the Japanese Term Loan Commitments to be used for the purposes identified in subsection 2.5A; provided that promptly upon consummation of
                                    --------
     the Closing, each such US/UK Lender shall transfer or assign its Japanese Term Loans and its Japanese Revolving Loan Commitment to such office, branch or Affiliate, as the case may be, in Japan, which office, branch or Affiliate in Japan shall thereupon become a Japanese Lender for all purposes hereunder in accordance with subsection 10.1B. The amount of each such Lender's Japanese Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Japanese
        ------------
     Term Loan Commitments is $25,000,000; provided that the Japanese Term Loan
                                           --------
     Commitments of Lenders shall be adjusted to give effect to any assignments of the Japanese Term Loan Commitments pursuant to subsection 10.1B. Each such Lender's Japanese Term Loan Commitment shall expire immediately and without further action on October 15, 1996 if the Japanese Term Loans are not made on or before that date. New Goss Japan may make only one borrowing under the Japanese Term Loan

     Commitments. Amounts borrowed under this subsection 2.1A(i)(b) and subsequently repaid or prepaid may not be reborrowed.

               (c) UK Term Loans.  Each US/UK Lender severally agrees to lend
                   -------------
     to Goss UK on the Closing Date an amount in Dollars not exceeding its Pro Rata Share of the aggregate amount of the UK Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each US/UK Lender's UK Term Loan Commitment is set forth opposite its name on
     Schedule 2.1 annexed hereto and the aggregate amount of the UK Term Loan
     ------------
     Commitments is $25,000,000; provided that the UK Term Loan Commitments of
                                 --------
     Lenders shall be adjusted to give effect to any assignments of the UK Term Loan Commitments pursuant to subsection 10.1B. Each Lender's UK Term Loan Commitment shall expire immediately and without further action on October 15, 1996 if the UK Term Loans are not made on or before that date. Goss UK may make only one borrowing under the UK Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i)(c) and subsequently repaid or prepaid may not be reborrowed.

          (ii)     Revolving Loans.  Subject to the terms and conditions of
                   ---------------
this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, Lenders hereby severally agree to make the Revolving Loans described in subsections 2.1A(ii)(a) and 2.1A(ii)(b).

               (a) US/UK Revolving Loans.  Each US/UK Lender severally agrees,
                   ---------------------
     subject to the limitations set forth in subsections 2.1A(ii)(c) and 2.1A(iii), to lend to Company or to Goss UK, as the case may be, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount in Dollars not exceeding its Pro Rata Share of the aggregate amount of the US/UK Revolving Loan Commitments as in effect from time to time to be used for the purposes identified in subsection 2.5B. The original amount of each US/UK Lender's US/UK Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the maximum aggregate amount of the
             ------------
     US/UK Revolving Loan Commitments is $150,000,000; provided that the US/UK
                                                       --------
     Revolving Loan Commitments shall be adjusted to give effect to any Notices of Allocation pursuant to subsection 2.1A(ii)(c) and any assignments of the US/UK Revolving Loan Commitments pursuant to subsection 10.1B;and provided,
                                                                       --------
     further that the amount of the US/UK Revolving Loan Commitments shall be
     -------
     reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii). Each Lender's US/UK Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all US/UK Revolving Loans and all other amounts owed hereunder with respect to the US/UK Revolving Loans and the US/UK Revolving Loan Commitments shall be paid in full no later than that date; provided
                                                                     --------
     that each Lender's US/UK Revolving Loan Commitment shall expire immediately and without further action on October 15, 1996 if the Domestic Term Loans and the initial US/UK Revolving

     Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(ii)(a) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

               (b) Japanese Revolving Loans.  Each Japanese Lender severally
                   ------------------------
     agrees, subject to the limitations set forth in subsections 2.1A(ii)(c) and 2.1A(iii), upon consummation of the purchase by New Goss Japan of all of the outstanding capital stock of RGS Japan, to lend to Goss Japan from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount in Dollars not exceeding its Pro Rata Share of the aggregate amount of the Japanese Revolving Loan Commitments as in effect from time to time to be used for the purposes identified in subsection 2.5B. The original amount of each Japanese Lender's Japanese Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the maximum aggregate amount of
                 ------------
     the Japanese Revolving Loan Commitments is $25,000,000; provided that such
                                                             --------
     amounts shall be adjusted to give effect to any Notices of Allocation pursuant to subsection 2.1A(ii)(c) and any assignments of the Japanese Revolving Loan Commitments pursuant to subsection 10.1B; and provided,
                                                                  --------
     further that the amount of the Japanese Revolving Loan Commitments shall be
     -------
     reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii). Each Lender's Japanese Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Japanese Revolving Loans and all other amounts owed hereunder with respect to the Japanese Revolving Loans and the Japanese Revolving Loan Commitments shall be paid in full no later than that date; provided that each Lender's Japanese Revolving Loan Commitment
                --------
     shall expire immediately and without further action on October 15, 1996 if the Japanese Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(ii)(b) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          (c)  Allocation of Revolving Loan Commitments; Notices of Allocation.
               ---------------------------------------------------------------
     The initial amounts allocated to the US/UK Revolving Loan Commitment and to the Japanese Revolving Loan Commitment are set forth in Schedule 2.1
                                                             ------------
     annexed hereto. Borrowers may change the amount of the Revolving Loan Commitments allocated to the US/UK Revolving Loan Commitments and the Japanese Revolving Loan Commitments at any time by delivering a Notice of Allocation to Administrative Agent (with a copy to the applicable Agent) designating a new amount for the US/UK Revolving Loan Commitments and the Japanese Revolving Loan Commitments at least five Business Days prior to the date upon which such allocation is to be effective; provided that (1)
                                                             --------
     the sum of the US/UK Revolving Loan Commitments and the Japanese Revolving Loan Commitments shall always equal the Maximum Permitted Revolving Loan Commitments then in effect; (2) the Japanese Revolving Loan Commitments shall not in any event (a) exceed an amount equal to $25,000,000 minus the
                                                                      -----
     aggregate amount of all reductions made to the Japanese Revolving Loan Commitments pursuant to subsection 2.4B(ii) or 2.4B(iii) since the Closing Date, or (b) be reduced to an amount that is less than the Total Utilization of Revolving Loan Commitments for Goss Japan; and (3) the US/UK Revolving Loan Commitments shall not in any event (a) exceed an amount equal to the Maximum Permitted Revolving Loan Commitments then in effect minus the Japanese
     -----

     Revolving Loan Commitments then in effect, or (b) be reduced to an amount that is less than the Total Utilization of Revolving Loan Commitments for Company and Goss UK. Administrative Agent shall promptly notify each Lender of any requested change in the allocation of the Revolving Loan Commitments and the amount of such Lender's Pro Rata Share of the new Japanese Revolving Loan Commitments or US/UK Revolving Loan Commitments, as the case may be.

               (iii)    Limitations on Revolving Loans.  Anything contained in
                        ------------------------------
     this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the following limitations in the amounts indicated:

               (a) in no event shall: (1) the Total Utilization of Revolving Loan Commitments for all Borrowers at any time exceed the Maximum Permitted Revolving Loan Commitments; (2) the Total Utilization of Revolving Loan Commitments for Company at any time exceed $100,000,000; (3) the Total Utilization of Revolving Loan Commitments for Goss Japan at any time exceed the Japanese Revolving Loan Commitments then in effect; (4) the Total Utilization of Revolving Loan Commitments for Goss UK at any time exceed $100,000,000; and (5) the Total Utilization of Revolving Loan Commitments for Company and Goss UK at any time exceed the US/UK Revolving Loan Commitments then in effect;

               (b) in no event shall: (1) the Total Utilization of Revolving Loan Commitments for Company at any time exceed the Company Borrowing Base then in effect; (2) the Total Utilization of Revolving Loan Commitments for Goss Japan at any time exceed the Goss Japan Borrowing Base then in effect; and (3) the Total Utilization of Revolving Loan Commitments for Goss UK at any time exceed the Goss UK Borrowing Base then in effect;

               (c) in no event shall the sum of the aggregate outstanding principal amount of all Revolving Loans borrowed pursuant to subsections 2.1A(ii)(a) and 2.1A(ii)(b) at any time exceed $110,000,000; and


               (d) in no event shall the aggregate amount of Eligible Accounts Receivable for all Borrowers at any time be less than 50% of the Total Utilization of Revolving Loan Commitments of all Borrowers.

     B.   Borrowing Mechanics.

          (i)  Minimum Amounts.  Loans made on any Funding Date as Base Rate
               ---------------
     Loans shall not be subject to any minimum amounts. Loans made on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $250,000 in excess of that amount.

          (ii)     Notice to Agent.  Whenever a Borrower desires that Lenders
                   ---------------
     make Term Loans or Revolving Loans it shall deliver to Administrative Agent (with a copy to Agent) a Notice of Borrowing (1) no later than 12:00 Noon (Local Time) at least three Business Days in advance of the proposed Funding Date in the case of a Eurodollar Rate Loan or (2) no later than 12:00 Noon (New York time) on the proposed Funding Date in the case of a Loan made to Company as a Base Rate Loan or (3) no later than 12:00 Noon (Local Time) at least one Business Day in advance of the proposed Funding Date in the case of a Loan made to Goss Japan or Goss UK as a Base Rate Loan.

          (iii)    Notice of Borrowing.  The Notice of Borrowing shall specify
                   -------------------
     (i) the Borrower, (ii) the proposed Funding Date (which shall be a Business
     Day), (iii) the amount and Type of Loans requested, (iv) in the case of any Loans made on the Closing Date, that such Loans shall be Base Rate Loans,
     (v) in the case of Revolving Loans not made on the Closing Date, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, (vi) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor, and (vii) in the case of Revolving Loans, that, after giving effect to the requested Loans, Borrower will be in compliance with the limitations on Revolving Loans and Revolving Loan Commitments set forth in subsections 2.1A(ii) and 2.1A(iii).

          (iv)     Continuation/Conversion.  Term Loans and Revolving Loans may
                   -----------------------
     be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D.

          (v)  Telephonic Notice.  In lieu of delivering the above-described
               -----------------
     Notice of Borrowing, Borrower may give Administrative Agent (and Agent) telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in
                      --------
     writing by delivery of a Notice of Borrowing to Administrative Agent (with a copy to Agent) on or before the applicable Funding Date.

               Neither any Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that such Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by any Funding Lender, Agent and/or Lenders in accordance with this Agreement pursuant to any such telephonic notice such Borrower shall have effected Loans hereunder.

          (vi)     Certification of Certain Items.  The Borrower shall notify
                   ------------------------------
     the Administrative Agent (with a copy to Agent) prior to the funding of any Loans in the event that any of the matters to which such Borrower is required to certify in the Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by such Borrower of the proceeds of any Loans shall constitute a re-certification by such Borrower, as of the applicable Funding Date, as to the matters to which such Borrower is required to certify in the Notice of Borrowing.

          (vii)    Eurodollar Rate Loans.  Except as otherwise provided in
                   ---------------------
     subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for any Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a borrowing in accordance therewith.

     C.   Disbursement of Funds.

          (i) Subject to this subsection 2.1C and subsection 2.1D, (a) all Domestic Loans under this Agreement shall be made by US/UK Lenders simultaneously and proportionately to their respective Pro Rata Shares of the Commitments for the Domestic Loans requested, (b) all Japanese Loans under this Agreement shall be made by Japanese Lenders simultaneously and proportionately to their respective Pro Rata Shares of the Commitments for the Japanese Loans requested, and (c) all UK Loans under this Agreement shall be made by US/UK Lenders simultaneously and proportionately to their respective Pro Rata Shares of the Commitments for the UK Loans requested, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular Type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder.

          (ii) Upon receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for Revolving Loans that consist of Base Rate Loans and upon satisfaction or waiver of the conditions precedent specified in subsection 4.1 (in the case of Loans made on the Closing Date) and, subject to the provisions set forth in the immediately succeeding paragraph, subsection 4.2 (in the case of all Loans), the Funding Lender, without prior notice to the other Lenders, shall make such Revolving Loans on the applicable Funding Date (subject to settlement with the other applicable Lenders in accordance with subsection 2.1D) by making the proceeds of such Revolving Loans available to the Borrower on such Funding Date by causing an amount of same day funds equal to the proceeds of such Revolving Loans to be credited to the account of such Borrower at the Funding and Payment Office. Such Revolving Loans shall constitute Revolving Loans by the Funding Lender for all purposes under the Loan Documents, subject to settlement with the other applicable Lenders pursuant to subsection 2.1D. The Funding Lender shall make Revolving Loans pursuant to this subsection 2.1C(ii) notwithstanding the fact that the principal amount of such Revolving Loans, when added to the aggregate principal amount of such Funding Lender's Revolving Loans then outstanding and Pro Rata Share of the Letter of Credit Usage then in effect, may exceed such Funding Lender's Revolving Loan Commitment then in effect; provided that such Revolving Loans shall at all times be
             --------
     Obligations owed to such Funding Lender under this Agreement; and provided,
                                                                       --------
     further that in no event shall any Borrower fail to comply with the
     -------
     limitations on Revolving Loans and Revolving Loan Commitments set forth in subsections 2.1A(ii) and 2.1A(iii).

               Notwithstanding anything in this Agreement to the contrary, if the conditions precedent specified in subsection 4.2 cannot be fulfilled with respect to any proposed Revolving Loans that consist of Base Rate Loans, the Borrower which requested such Revolving Loans shall, in its Notice of Borrowing or otherwise, give immediate written notice thereof (specifying the circumstances which prevent the conditions precedent from being fulfilled) to Agent (with a copy to each Lender) and the Funding Lender may (and each Lender hereby authorizes the Funding Lender to), but is not obligated to, continue to make Revolving Loans that are Base Rate Loans to such Borrower for 20 Business Days from the date Agent first receives such notice, or until sooner instructed by Requisite Lenders to cease making such Revolving Loans (the "Funding Lender Discretionary Period") to such Borrower. Once notice is given by a Borrower that circumstances exist which prevent the conditions precedent to borrowing from being fulfilled, no additional notice with respect to the same circumstances will be effective to commence a new Funding Lender Discretionary Period for such Borrower.

          (iii) Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for any Loans (other than Revolving Loans that consist of Base Rate Loans), Agent shall notify each Lender having that Type of Commitment of the proposed borrowing. Each such Lender shall make the amount of its Loan available to Agent in same day funds in Dollars, at the Funding and Payment Office, not later than 12:00 Noon (Local Time) on the applicable Funding Date; provided
                                                                        --------
     that Japanese Term Loans made on the Closing Date shall be made available to the US/UK Funding and Payment Office. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections
     4.1 (in the case of Loans made on the Closing Date) and, subject to the provisions set forth in the immediately preceding paragraph, 4.2 (in the case of all Loans), Agent shall make the proceeds of the Loans available to the applicable Borrower on the

     Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Agent from Lenders to be credited to the account of the applicable Borrower at the applicable Funding and Payment Office.

               Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans pursuant to this subsection 2.1C(iii) that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to the applicable Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount in Dollars to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent at the rate payable under this Agreement for Base Rate Loans of the applicable Type of Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     D.   Settlement Procedures.

          (i) Each Funding Lender will from time to time notify the other applicable Lenders, not later than 12:00 Noon (Local Time) (a) on at least one Business Day during each seven calendar-day period, (b) on each date on which payment of interest on any Revolving Loans is required to be made pursuant to subsection 2.2C, (c) on the Revolving Loan Commitment Termination Date, and (d) at such other times as such Funding Lender in its discretion may determine (each such notice by such Funding Lender being a "Settlement Notice" and the date of each Settlement Notice being a "Settlement Date") of the aggregate principal amount of outstanding Revolving Loans made by such Funding Lender and each other applicable Lender as of the close of business on the Business Day immediately preceding the applicable Settlement Date.

          (ii) If a Settlement Notice indicates that the aggregate principal amount of outstanding Revolving Loans made by such Funding Lender (including Revolving Loans made by such Funding Lender pursuant to subsection 2.1C(ii)) is in excess of such Funding Lender's Pro Rata Share of the aggregate principal amount of outstanding Revolving Loans made by all applicable Lenders (the amount of such excess being the "Excess Funded Amount"), each other applicable Lender will, not later than 4:00 P.M. (Local Time) on the Settlement Date, pay to such Funding Lender, by depositing same day funds in the account specified by such Funding Lender at the Funding and Payment Office, an amount equal to such Lender's Adjusted Pro Rata Share of the Excess Funded Amount, upon which payment such Funding Lender shall be deemed to have sold, and such Lender shall be deemed to have purchased, as of the Settlement Date, a portion of the outstanding Revolving Loans made by such Funding Lender for its own account pursuant to subsection 2.1C(ii) on or after the immediately preceding Settlement Date equal to such Lender's Adjusted Pro Rata Share of the Excess Funded Amount. The obligation of each applicable Lender to purchase a portion of any Revolving Loan made by any Funding Lender as provided in this subsection 2.1D(ii) is subject to the condition that at the time such Revolving Loan was made by such Funding Lender (a) the duly authorized officer of such Funding Lender responsible for the administration of such Funding Lender's credit relationship with the Borrower believed in good faith that either (X) no Event of Default had occurred and was continuing or (Y) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders at the time such Revolving Loan was made or (b) a Funding Lender Discretionary Period with respect to such Borrower was in effect.

          (iii) If a Settlement Notice indicates that the aggregate principal amount of outstanding Revolving Loans made by a Funding Lender is less than such Funding Lender's Pro Rata Share of the aggregate principal amount of outstanding Revolving Loans made by all applicable Lenders (the amount of such difference being the "Excess Paydown Amount"), such Funding Lender will, no later than 4:00 P.M. (Local Time) on the Settlement Date, unconditionally pay to each other applicable Lender, by depositing same day funds in the account specified by such Lender to such Funding Lender, an amount equal to such Lender's Adjusted Pro Rata Share of the Excess Paydown Amount, upon which payment such Lender shall be deemed to have sold, and Funding Lender shall be deemed to have purchased, as of the Settlement Date, a portion of the outstanding Revolving Loans of such Lender equal to such Lender's Adjusted Pro Rata Share of the Excess Paydown Amount.

          (iv) Except as provided in subsection 2.1D(ii), the obligations of any Funding Lender and each other applicable Lender pursuant to subsections 2.1D(ii) and 2.1D(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
     (a) any set-off, counterclaim, recoupment, defense or other right which an Agent or any Lender may have against an Agent, any other Lender, any Loan Party or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or a Potential Event of Default; (c) any adverse change in the condition (financial or otherwise) of any Loan Party;
     (d) any breach of this Agreement by any Borrower, an Agent or any Lender; or (e) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing. In the event that any Person (the "Payor") obligated to make a payment to any other Person (the "Payee") pursuant to this subsection 2.1D fails to make available to the Payee the amount of such payment required to be made by the Payor, the Payee shall be entitled to recover such amount on demand from the Payor together with interest at the customary rate set by Administrative Agent for the correction of errors among Lenders for three Business Days and thereafter at the sum of the Base Rate plus 1.50% per annum.

          (v) In the event that all or any portion of any repayment of principal of the Revolving Loans is thereafter recovered by or on behalf of any Borrower from any Funding Lender (including any such recovery in a proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect) in an amount that is proportionately greater (based on the respective Pro Rata Shares of applicable Lenders) than any such recovery from the other Lenders, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

     E.   The Register.

          (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (ii) Administrative Agent shall record in the Register the Term Loan Commitments and the Revolving Loan Commitments and the Term Loans and Revolving Loans from time to time of each Lender, and each repayment or prepayment in respect of the principal amount of the Term Loans or Revolving Loans of each Lender. Any such recordation shall be conclusive and binding on each Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such
     --------
     recordation, shall not affect any Borrower's Obligations in respect of the applicable Loans.

          (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on each Borrower, absent manifest error; provided
                                                                        --------
     that failure to make any such recordation, or any error in such recordation, shall not affect such Borrower's Obligations in respect of the applicable Loans; and provided, further that in the event of any
                           --------  -------
     inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

          (iv) Borrowers, Agents and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding

     Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

          (v) Each Borrower hereby designates BTCo to serve as such Borrower's agent solely for purposes of maintaining the Register as provided in this subsection 2.1E, and each Borrower hereby agrees that, to the extent BTCo serves in such capacity, BTCo and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

     F.   Notes.

          (i) Company shall execute and deliver on the Closing Date (a) to each US/UK Lender (or to Administrative Agent for that Lender) a Domestic Term Note substantially in the form of Exhibit IV annexed hereto to evidence
                                       ----------
     that Lender's Domestic Term Loan, in the principal amount of that Lender's Domestic Term Loan and with other appropriate insertions, and (b) to each US/UK Lender (or to Administrative Agent for that Lender) a Domestic Revolving Note substantially in the form of Exhibit V annexed hereto to
                                                 ---------
     evidence that Lender's Domestic Revolving Loans, in the principal amount of that Lender's US/UK Revolving Loan Commitment and with other appropriate insertions;

          (ii) New Goss Japan shall execute and deliver on the Closing Date to each Japanese Lender (or to Administrative Agent for that Lender) a Japanese Term Note substantially in the form of Exhibit IV annexed hereto
                                                     ----------
     to evidence that Lender's Japanese Term Loan, in the principal amount of that Lender's Japanese Term Loan and with other appropriate insertions, and on the Closing Date, immediately upon consummation of the Acquisition, RGS Japan shall execute and deliver to each Japanese Lender (or to Administrative Agent for that Lender) a Japanese Revolving Note substantially in the form of Exhibit V annexed hereto to evidence that
                                  ---------
     Lender's Japanese Revolving Loans, in the principal amount of that Lender's Japanese Revolving Loan Commitment and an assumption of the Japanese Term Note; and

          (iii) Goss UK shall execute and deliver on the Closing Date (a) to each Lender (or to Administrative Agent for that Lender) a UK Term Note substantially in the form of Exhibit IV annexed hereto to evidence that
                                  ----------
     Lender's UK Term Loan, in the principal amount of that Lender's UK Term Loan and with other appropriate insertions, and (b) to each US/UK Lender (or to Administrative Agent for that Lender) a UK Revolving Note substantially in the form of Exhibit V
                                                                   ---------
     annexed hereto to evidence that Lender's UK Revolving Loans, in the principal amount of that Lender's US/UK Revolving Loan Commitment and with other appropriate insertions.

2.2  Interest on the Loans.
     ---------------------

     A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or to the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by the Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

          Subject to the provisions of subsections 2.2E and 2.7, the Term Loans and the Revolving Loans shall bear interest through maturity as follows:

               (a) if a Base Rate Loan, then at the sum of the Base Rate plus
                                                                         ----
     the Applicable Base Rate Margin; or

               (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar Margin.
                     ----

          Upon delivery of the Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(xvii), the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the first day of the Fiscal Quarter immediately succeeding the Fiscal Quarter in which Administrative Agent receives such Margin Determination Certificate; provided that if a Margin Determination Certificate
                           --------
is not delivered at the time required pursuant to subsection 6.1(xvii), clause
(iii) of the definitions "Applicable Base Rate Margin" and "Applicable Eurodollar Rate Margin", as the case may be, shall be applicable from such time until delivery of the succeeding Margin Determination Certificate; provided
                                                                   --------
further that if a Margin Determination Certificate erroneously indicates an
-------
applicable margin more favorable to Borrowers than should be afforded by the actual calculation of the Leverage Ratio, each Borrower shall promptly pay additional interest, letter of credit fees and all other applicable fees to correct for such error.

     B. Interest Periods. In connection with each Eurodollar Rate Loan, a Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Borrower's option, either a one, two, three or six month period; provided
                                                                        --------
that:

          (i) the initial Interest Period for any such Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would
                              --------
     otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Term Loans shall extend beyond September 30, 2001 and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

          (vi) no Interest Period with respect to any portion of the Term Loans of any Borrower shall extend beyond a date on which such Borrower is required to make a scheduled payment of principal of the Term Loans of such Borrower unless the sum of (a) the aggregate principal amount of Term Loans of such Borrower that are Base Rate Loans plus (b) the aggregate principal
                                               ----
     amount of Term Loans of such Borrower that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans of such Borrower on such date;

          (vii) there shall be no more than 4 Interest Periods for any Borrower outstanding at any time; and

          (viii) in the event a Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, such Borrower shall be deemed to have selected an Interest Period of one month.

     C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Revolving Loans that are Base Rate
           --------
Loans are prepaid pursuant to subsection 2.4B(i) or subsection 2.4B(iii)(g), interest accrued on such Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

     D. Conversion or Continuation. Subject to the provisions of subsection 2.6, a Borrower shall have the option to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $2,000,000 and integral multiples of $250,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan to continue all or any portion of such Loan equal to $2,000,000 and integral multiples of $250,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that any
                                                 --------   -------
Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

          A Borrower shall deliver a Notice of Conversion/Continuation to Administrative Agent (with a copy to Agent) no later than 12:00 Noon (Local
Time) at least one Business Day in advance of the proposed conversion date and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate
Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and Type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, a Borrower may give Administrative Agent and the Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by
      --------
delivery of a Notice of Conversion/Continuation to Administrative Agent (with a copy to Agent) on or before the proposed conversion/continuation date.

          No Agent and no Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice any Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith.

     E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code) payable upon demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement with respect to Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

     F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan,
(i) the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan shall be included, and (ii) the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made,
          --------
no interest shall be paid on that Loan.

2.3  Fees.
     ----

     A.   Commitment Fees.

               (1) Company.  Company agrees to pay to Administrative Agent, for
                   -------
     distribution to each US/UK Lender in proportion to that Lender's Pro Rata Share of the US/UK Revolving Loan Commitment, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment

     Termination Date in an amount equal to fifty percent (50%) of (x) the average of the daily excess of (a) the Maximum Permitted Revolving Loan Commitments over (b) the Total Utilization of Revolving Loan Commitments for all Borrowers multiplied by (y) 0.50% per annum.
                       ---------- --

               (2) Goss Japan.  Goss Japan agrees to pay to Japanese Agent, for
                   ----------
     distribution to each Japanese Lender in proportion to that Lender's Pro Rata Share of the Japanese Revolving Loan Commitment, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date in an amount equal to fifteen percent (15%) of (x) the average of the daily excess of (a) the Maximum Permitted Revolving Loan Commitments over (b) the Total Utilization of Revolving Loan Commitments for all Borrowers multiplied by (y) 0.50% per
                                                  ---------- --
     annum.

               (3) Goss UK.  Goss UK agrees to pay to Administrative Agent, for
                   -------
     distribution to each US/UK Lender in proportion to that Lender's Pro Rata Share of the US/UK Revolving Loan Commitment, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date in an amount equal to thirty-five percent (35%) of (x) the average of the daily excess of (a) the Maximum Permitted Revolving Loan Commitments over (b) the Total Utilization of Revolving Loan Commitments for all Borrowers multiplied by (y) 0.50% per annum.
                                   ---------- --

               (4) Calculation.  Such commitment fees shall be calculated on
                   -----------
     the basis of a 360-day year and the actual number of days elapsed and be payable monthly in arrears on the first Business Day of each calendar month, commencing on the first such date to occur after the Closing Date, and on the applicable Revolving Loan Commitment Termination Date.

     B. Other Fees. Each Borrower agrees to pay to each Agent, Syndication Agent and Documentation Agent such other fees in the amounts and at the times separately agreed upon between Stonington or such Borrower and such Agent, Syndication Agent or Documentation Agent.

2.4  Repayments, Prepayments and Reductions in Revolving Loan Commitments;
     ---------------------------------------------------------------------
     General Provisions Regarding Payments.
     -------------------------------------

     A.   Scheduled Payments of Term Loans.

          (i)  Scheduled Payments of Domestic Term Loans.  Company shall make
               -----------------------------------------
     principal payments on the Domestic Term Loans in installments on the dates and in the amounts set forth below:

                                  Scheduled Repayment
            Date               of Domestic Term Loans
        ---------             ----------------------------

        December 31, 1997            $1,250,000.00

        March 31, 1998               $1,250,000.00
        June 30, 1998                $1,250,000.00
        September 30, 1998           $1,250,000.00
        December 31, 1998            $1,250,000.00

        March 31, 1999               $1,250,000.00
        June 30, 1999                $1,250,000.00
        September 30, 1999           $1,250,000.00
        December 31, 1999            $1,250,000.00

        March 31, 2000               $1,250,000.00
        June 30, 2000                $1,250,000.00
        September 30, 2000           $1,250,000.00
        December 31, 2000            $2,500,000.00

        March 31, 2001               $2,500,000.00
        June 30, 2001                $2,500,000.00
        September 30, 2001           $2,500,000.00
                                      ------------

             TOTAL                  $25,000,000.00
                                    ==============

     ; provided that the scheduled installments of principal of the Domestic
       --------
     Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Domestic Term Loans and
                              --------  -------
     all other amounts owed hereunder with respect to the Domestic Term Loans shall be paid in full no later than September 30, 2001, and the final installment payable by Company in respect of the Domestic Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Domestic Term Loans.

          (ii)     Scheduled Payments of Japanese Term Loans.  Goss Japan shall
                   -----------------------------------------
     make principal payments on the Japanese Term Loans in installments on the dates and in the amounts set forth below:

                                            Scheduled Repayment
         Date                               of Japanese Term Loans
        ------                              ----------------------

        December 31, 1997                    $1,250,000.00

        March 31, 1998                       $1,250,000.00
        June 30, 1998                        $1,250,000.00
        September 30, 1998                   $1,250,000.00
        December 31, 1998                    $1,250,000.00

        March 31, 1999                       $1,250,000.00
        June 30, 1999                        $1,250,000.00
        September 30, 1999                   $1,250,000.00
        December 31, 1999                    $1,250,000.00

        March 31, 2000                       $1,250,000.00
        June 30, 2000                        $1,250,000.00
        September 30, 2000                   $1,250,000.00
        December 31, 2000                    $2,500,000.00

        March 31, 2001                       $2,500,000.00
        June 30, 2001                        $2,500,000.00
        September 30, 2001                   $2,500,000.00
                                             -------------

             TOTAL                          $25,000,000.00
                                            ==============

; provided that the scheduled installments of principal of the Japanese Term
  --------
Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Japanese Term Loans and all other amounts owed
    --------  -------
hereunder with respect to the Japanese Term Loans shall be paid in full no later than September 30, 2001 and the final installment payable by Goss Japan in respect of the Japanese Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Goss Japan under this Agreement with respect to the Japanese Term Loans.

          (iii)    Scheduled Payments of UK Term Loans.  Goss UK shall make
                   -----------------------------------
     principal payments on the UK Term Loans in installments on the dates and in the amounts set forth below:

                                            Scheduled Repayment
         Date                                 of UK Term Loans
        ------                              -------------------

        December 31, 1997                    $1,250,000.00

        March 31, 1998                       $1,250,000.00
        June 30, 1998                        $1,250,000.00
        September 30, 1998                   $1,250,000.00
        December 31, 1998                    $1,250,000.00

        March 31, 1999                       $1,250,000.00
        June 30, 1999                        $1,250,000.00
        September 30, 1999                   $1,250,000.00
        December 31, 1999                    $1,250,000.00

        March 31, 2000                       $1,250,000.00
        June 30, 2000                        $1,250,000.00
        September 30, 2000                   $1,250,000.00
        December 31, 2000                    $2,500,000.00

        March 31, 2001                       $2,500,000.00
        June 30, 2001                        $2,500,000.00
        September 30, 2001                   $2,500,000.00
                                             -------------

             TOTAL                          $25,000,000.00
                                            ==============

; provided that the scheduled installments of principal of the UK Term Loans set
  --------
forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided, further that the UK Term Loans and all other amounts owed hereunder
--------  -------
with respect to the UK Term Loans shall be paid in full no later than September 30, 2001 and the final installment payable by Goss UK in respect of the UK Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Goss UK under this Agreement with respect to the UK Term Loans.

     B.   Prepayments and Reductions in Revolving Loan Commitments.

          (i)  Voluntary Prepayments.  Each Borrower may, upon not less than one
               ---------------------
     Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent (with a copy to Agent) by 12:00 Noon (Local Time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (with a copy to Agent) (which original written or telephonic notice such Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $250,000 in excess of that amount; provided, however, that a Eurodollar Rate Loan may
                            --------  -------
     not be prepaid prior to the expiration of the Interest Period applicable thereto unless such Borrower pays to each Lender all such amounts as are payable pursuant to subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

          (ii)     Voluntary Reductions of Revolving Loan Commitments.  Each
                   --------------------------------------------------
     Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (with a copy to Agent) (which original written or telephonic notice such Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, any Revolving Loan Commitments with respect to such Borrower in an amount up to the amount by which such Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments with respect to such Borrower; provided that any such partial
                                                --------
     reduction of such Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; and provided further that any reduction of the US/UK
                         -------- -------
     Revolving Loan Commitment shall be made jointly by Company and Goss UK.
     Any Borrower's notice to an Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of any such Revolving Loan Commitments shall be effective on the date specified in such Borrower's notice and shall reduce such Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.

          (iii)    Mandatory Prepayments and Mandatory Reductions of Revolving
                   -----------------------------------------------------------
     Loan Commitments.
     ----------------

               (a) Prepayments and Reductions from Asset Sales.  No later than
                   -------------------------------------------
          the first Business Day following the date of receipt (x) by Goss Japan or any of its Subsidiaries, (y) by Goss UK or any of its Subsidiaries, or (z) by Company or any of its Subsidiaries (other than the Subsidiaries included in the foregoing clauses (x) and (y)) of Cash Proceeds of any Asset Sale, (1) such Borrower shall prepay its Term Loans in an aggregate amount equal to the Net Cash Proceeds of such Asset Sale; (2) to the extent the Net Cash Proceeds of such Asset Sale exceed the aggregate outstanding amount of such Borrower's Term Loans,
          (i) in the case of Goss Japan or Goss UK, such Borrower shall prepay the Term Loans of Goss UK or Goss Japan, respectively, in an aggregate amount equal to such excess or (ii) in the case of

















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
          Company, Company shall prepay the Japanese Term Loans and the UK Term Loans on a pro rata basis (in accordance with the respective outstanding principal amount thereof) in an aggregate amount equal to such excess; (3) to the extent the Net Cash Proceeds of such Asset Sale exceed the Term Loan prepayments required to be made by such Borrower pursuant to the foregoing clauses (1) - (2), such Borrower shall prepay its Revolving Loans without any corresponding reduction in the related Revolving Loan Commitments, in an aggregate amount equal to such excess; and (4) to the extent that Net Cash Proceeds of such Asset Sale remain after the applications required pursuant to the foregoing clauses (1) - (3), such Borrower shall cause the excess of such Net Cash Proceeds to be applied first to prepay the remaining outstanding Term Loans of any Borrower, including the Company, on a pro rata basis (in accordance with the respective outstanding principal amount thereof) and after payment of all remaining outstanding Term Loans, to prepay the remaining outstanding Revolving Loans of any Borrower, including the Company, on a pro rata basis (in accordance with the respective outstanding amount of Revolving Loan Commitments) without any corresponding reduction in the related Revolving Loan Commitments. Concurrently with any prepayment of the Loans pursuant to this subsection 2.4B(iii)(a), the Borrower shall deliver to the Administrative Agent (with a copy to Agent) an Officers' Certificate demonstrating the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof. In the event that any Borrower shall, at any time after receipt of Cash Proceeds of any Asset Sale requiring a prepayment of the Loans pursuant to this subsection 2.4B(iii)(a), determine that the prepayments previously made in respect of such Asset Sale were in an aggregate amount less than that required by the terms of this subsection 2.4B(iii)(a), such Borrower shall promptly make an additional prepayment of Term Loans or Revolving Loans, as the case may be, in the manner described above in an aggregate amount equal to the amount of any such deficit, and such Borrower shall concurrently therewith deliver to the Administrative Agent (with a copy to Agent) an Officers' Certificate demonstrating the derivation of the additional Net Cash Proceeds. Any mandatory prepayments pursuant to this subsection 2.4B(iii)(a) shall be applied as specified in subsection 2.4B(iv).

               (b) Prepayments and Reductions from Net Insurance/ Condemnation
                   -----------------------------------------------------------
          Proceeds.  No later than the first Business Day following the date of
          --------
          receipt by Agent or (x) by Goss Japan or any of its Subsidiaries,
          (y) by Goss UK or any of its Subsidiaries, or (z) by Company or any of its Subsidiaries (other than the Subsidiaries included in the foregoing clauses (x) and (y)) of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitments pursuant to the provisions of subsection 6.4C, (1) such Borrower shall prepay its Term Loans in an aggregate amount equal to such Net Insurance/Condemnation Proceeds;
















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
          (2) to the extent the Net Insurance/Condemnation Proceeds exceed the aggregate outstanding amount of such Borrower's Term Loans, (i) in the case of Goss Japan or Goss UK, such Borrower shall prepay the Term Loans of Goss UK or Goss Japan, respectively, in an aggregate amount equal to such excess or (ii) in the case of Company, Company shall prepay the Japanese Term Loans and the UK Term Loans on a pro rata basis (in accordance with the respective outstanding principal amount thereof) in an aggregate amount equal to such excess; (3) to the extent the Net Insurance/Condemnation Proceeds exceed the Term Loan prepayments required to be made by such Borrower pursuant to the foregoing clauses (1) - (2), such Borrower shall prepay its Revolving Loans without any corresponding reduction in the related Revolving Loan Commitments, in an aggregate amount equal to such excess; and
          (4) to the extent that Net Insurance/Condemnation Proceeds remain after the applications required pursuant to the foregoing clauses
          (1) - (3), such Borrower shall cause the excess of such Net Insurance/Condemnation Proceeds to be applied first to prepay the remaining outstanding Term Loans of any Borrower, including the Company, on a pro rata basis (in accordance with the respective outstanding principal amount thereof) and after payment of all remaining outstanding Term Loans, to prepay the remaining outstanding Revolving Loans of any Borrower, including the Company, on a pro rata basis (in accordance with the respective outstanding amount of Revolving Loan Commitments) without any corresponding reduction in the related Revolving Loan Commitments. Any mandatory prepayments pursuant to this subsection 2.4B(iii)(a) shall be applied as specified in subsection 2.4B(iv).

               (c) Prepayments and Reductions Due to Reversion of Surplus
                   ------------------------------------------------------
          Assets of Pension Plans.  On the date of return (x) to Goss Japan or
          -----------------------
          any of its Subsidiaries, (y) to Goss UK or any of its Subsidiaries, or
          (z) to Company or any of its Subsidiaries (other than the Subsidiaries included in the foregoing clauses (x) and (y)) of any surplus assets of any pension plan of such Borrower or any of its Subsidiaries,
          (1) such Borrower shall prepay its Term Loans in an aggregate amount (the "Net Reversion Amount") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof;
          (2) to the extent the Net Reversion Amount exceeds the aggregate outstanding amount of such Borrower's Term Loans, (i) in the case of Goss Japan or Goss UK, such Borrower shall prepay the Term Loans of Goss UK or Goss Japan, respectively, in an aggregate amount equal to such excess or (ii) in the case of Company, Company shall prepay the Japanese Term Loans and the UK Term Loans on a pro rata basis (in accordance with the respective outstanding principal amount thereof) in an aggregate amount equal to such excess; (3) to the extent the Net Reversion Amount exceeds the Term Loan prepayments required to be made by such Borrower pursuant to the foregoing clauses (1) - (2), such Borrower shall prepay its Revolving Loans without any
















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
          corresponding reduction in the related Revolving Loan Commitments, in an aggregate amount equal to such excess; and (4) to the extent that the Net Reversion Amount remains after the applications required pursuant to the foregoing clauses (1) - (3), such Borrower shall cause the excess of such Net Reversion Amount to be applied first to prepay the remaining outstanding Term Loans of any Borrower, including the Company, on a pro rata basis (in accordance with the respective outstanding principal amount thereof) and after payment of all remaining outstanding Term Loans, to prepay the remaining outstanding Revolving Loans of any Borrower, including the Company, on a pro rata basis (in accordance with the respective outstanding amount of Revolving Loan Commitments) without any corresponding reduction in the related Revolving Loan Commitments. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv).

               (d) Prepayments and Reductions Due to Issuance of Equity
                   ----------------------------------------------------
          Securities.  No later than the first Business Day following the date
          ----------
          of receipt by Holdings or Company of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any equity Securities of Holdings or Company (other than proceeds from Holdings Common Stock issued to officers and employees of Company and its Subsidiaries pursuant to option plans or other similar plans or agreements adopted by Holdings' Board of Directors), (1) Company shall prepay the Domestic Term Loans, the Japanese Term Loans and the UK Term Loans on a pro rata basis (in accordance with the respective outstanding principal amount thereof) in an aggregate amount equal to such cash proceeds, (2) to the extent that such cash proceeds exceed the aggregate outstanding principal amount of such Term Loans, Company shall prepay its Revolving Loans without any corresponding reduction in the related Revolving Loan Commitments, in an aggregate amount equal to such excess, and (3) to the extent of any remaining cash proceeds after the applications required pursuant to the foregoing clauses (1) - (2), Company shall cause such remaining cash proceeds to be applied to prepay the remaining outstanding Revolving Loans on a pro rata basis (in accordance with the respective outstanding amount of Revolving Loan Commitments) without any corresponding reduction in the related Revolving Loan Commitments. In the case of the receipt by Holdings of such cash proceeds from the issuance of any equity Securities of Holdings, Company shall cause Holdings to immediately contribute such cash proceeds to Company and Company shall apply such cash proceeds pursuant to this subsection 2.4B(iii)(d) as though initially received by Company from the issuance of its own equity Securities. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv).

               (e) Prepayments and Reductions Due to Issuance of Debt
                   --------------------------------------------------
          Securities.  No later than the first Business Day following the date
          ----------
          of receipt (x) by Goss
















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
          Japan or any of its Subsidiaries, (y) by Goss UK or any of its Subsidiaries, or (z) by Company or any of its Subsidiaries (other than the Subsidiaries included in the foregoing clauses (x) and (y)) of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith) from the issuance of any debt Securities of Holdings, such Borrower or any such Subsidiary, (1) such Borrower shall prepay its Term Loans in an aggregate amount equal to such net cash proceeds; (2) to the extent such net cash proceeds exceed the aggregate outstanding amount of such Borrower's Term Loans, (i) in the case of Goss Japan or Goss UK, such Borrower shall prepay the Term Loans of Goss UK or Goss Japan, respectively, in an aggregate amount equal to such excess or (ii) in the case of Company, Company shall prepay the Japanese Term Loans and the UK Term Loans on a pro rata basis (in accordance with the respective outstanding principal amount thereof) in an aggregate amount equal to such excess; (3) to the extent such net cash proceeds exceed the Term Loan prepayments required to be made by such Borrower pursuant to the foregoing clauses (1) - (2), such Borrower shall prepay its Revolving Loans without any corresponding reduction in the related Revolving Loan Commitments, in an aggregate amount equal to such excess; and (4) to the extent that such net cash proceeds remain after the applications required pursuant to the foregoing clauses
          (1) - (3), such Borrower shall cause the excess of such net cash proceeds to be applied first to prepay the remaining outstanding Term Loans of any Borrower, including the Company, on a pro rata basis (in accordance with the respective outstanding principal amount thereof) and after payment of all remaining outstanding Term Loans, to prepay the remaining outstanding Revolving Loans of any Borrower, including the Company, on a pro rata basis (in accordance with the respective outstanding amount of Revolving Loan Commitments) without any corresponding reduction in the related Revolving Loan Commitments. In the case of the receipt by Holdings of such cash proceeds from the issuance of any debt Securities of Holdings, Holdings shall immediately contribute such cash proceeds to Company and Company shall apply such cash proceeds pursuant to this subsection 2.4B(iii)(e) as though initially received by Company from the issuance of its own debt Securities. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv).

               (f) Prepayments and Reductions from Consolidated Excess Cash
                   --------------------------------------------------------
          Flow.  In the event that there shall be Consolidated Excess Cash Flow
          ----
          for any Fiscal Year, commencing with the Fiscal Year ending September 30, 1997, within 90 days after the last day of such Fiscal Year
          (1) Company shall, and shall cause Goss Japan and Goss UK to, prepay their respective Term Loans on a pro rata basis (in accordance with the respective outstanding principal amount thereof) in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow and (2) to the extent such amount exceeds the aggregate

















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
          outstanding principal amount of the Term Loans, Company shall, and shall cause Goss Japan and Goss UK to, prepay their respective Revolving Loans on a pro rata basis (in accordance with the respective outstanding Revolving Loan Commitments), without any corresponding reductions in the related Revolving Loan Commitments, in an aggregate amount equal to such excess. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv).

               (g) Prepayments Due to Reductions or Restrictions of Revolving
                   ----------------------------------------------------------
          Loan Commitments or Due to Insufficient Borrowing Base.  (i) Company
          ------------------------------------------------------
          shall immediately prepay the Domestic Revolving Loans to the extent necessary so that (1) the Total Utilization of Revolving Loan Commitments for Company and Goss UK at any time does not exceed the US/UK Revolving Loan Commitments then in effect; (2) the Total Utilization of Revolving Loan Commitments for Company at any time does not exceed $100,000,000; (3) the Total Utilization of Revolving Loan Commitments for Company at any time does not exceed the Company Borrowing Base then in effect; (4) the aggregate outstanding principal amount of all Revolving Loans borrowed pursuant to subsections 2.1A(ii)(a) and 2.1A(ii)(b) at any time does not exceed $110,000,000;
          (5) the aggregate amount of Eligible Accounts Receivable for all Borrowers at any time shall not be less than 50% of the Total Utilization of Revolving Loan Commitments of all Borrowers; and (6) the sum of the Total Utilization of Revolving Loan Commitments for all Borrowers at any time does not exceed the Maximum Permitted Revolving Loan Commitments; (ii) Goss Japan shall immediately prepay the Japanese Revolving Loans to the extent necessary so that (1) the Total Utilization of Revolving Loan Commitments for Goss Japan at any time does not exceed the Japanese Revolving Loan Commitments then in effect; (2) the Total Utilization of Revolving Loan Commitments for Goss Japan at any time does not exceed the Goss Japan Borrowing Base then in effect; (3) the aggregate outstanding principal amount of all Revolving Loans borrowed pursuant to subsections 2.1A(ii)(a) and 2.1A(ii)(b) at any time does not exceed $110,000,000; (4) the aggregate amount of Eligible Accounts Receivable for all Borrowers at any time shall not be less than 50% of the Total Utilization of Revolving Loan Commitments of all Borrowers; and (5) the sum of the Total Utilization of Revolving Loan Commitments for all Borrowers at any time does not exceed the Maximum Permitted Revolving Loan Commitments; and (iii) Goss UK shall immediately prepay the UK Revolving Loans to the extent necessary so that (1) the Total Utilization of Revolving Loan Commitments for Company and Goss UK at any time does not exceed the US/UK Revolving Loan Commitments then in effect; (2) the Total Utilization of Revolving Loan Commitments for Goss UK at any time does not exceed $100,000,000; (3) the Total Utilization of Revolving Loan Commitments for Goss UK at any time does not exceed the Goss UK Borrowing Base then in


















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
          effect; (4) the aggregate outstanding principal amount of all Revolving Loans borrowed pursuant to subsections 2.1A(ii)(a) and 2.1A(ii)(b) at any time does not exceed $110,000,000; (5) the aggregate amount of Eligible Accounts Receivable for all Borrowers at any time shall not be less than 50% of the Total Utilization of Revolving Loan Commitments of all Borrowers; and (6) the sum of the Total Utilization of Revolving Loan Commitments for all Borrowers at any time does not exceed the Maximum Permitted Revolving Loan Commitments.

               (h) Prepayments of Revolving Loans from Amounts Transferred to
                   ----------------------------------------------------------
          an Agent Account.  With respect to any and all amounts transferred to
          ----------------
          a Concentration Account on any Business Day pursuant to the terms of any Blocked Account Agreement or Lock Box Agreement, as the case may be, then on such Business Day, if such amounts are transferred to an Agent Account prior to 12:00 Noon (Local Time) on such Business Day, or on the next succeeding Business Day, if such amounts are transferred to an Agent Account on or after 12:00 Noon (Local Time) on such Business Day, (1) Borrower shall prepay such Borrower's Revolving Loans in an amount equal to the amount transferred to such Agent Account on such Business Day (to the extent such amount relates to payments received in respect of Accounts of Borrower) until all of such Borrower's Revolving Loans that are Base Rate Loans shall have been paid in full and (2) to the extent any such amount transferred to such Agent Account with respect to any Borrower exceeds the amount required to be prepaid by such Borrower pursuant to clause (1), so long as no Potential Event of Default or Event of Default exists, such excess amount shall be deposited at the end of a Business Day in an Investment Account, with any interest earned for the benefit of such Borrower (with funds in such Investment Account being applied to Revolving Loans that are Base Rate Loans on the next Business Day or disbursed in accordance with subsection 2.9D). With respect to Goss UK only, such Investment Accounts may be denominated in Dollars, Sterling, Marks or Francs. With respect to Goss Japan only, such Investment Accounts may be denominated in Dollars or Yen. Each Borrower hereby irrevocably authorizes Agent to apply funds transferred to an Agent Account to effect prepayments required under this subsection 2.4B(iii)(h).

               (i) Reductions of Revolving Loan Commitments Not Limited to
                   -------------------------------------------------------
          Amount of Revolving Loans Outstanding.  The amount of any required
          -------------------------------------
          reduction of the Revolving Loan Commitments pursuant to any provision of this subsection 2.4B(iii) shall not be affected by the fact that the outstanding principal amount of Revolving Loans at the time of such reduction is less than the amount of such reduction.




















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

          (iv)     Application of Prepayments.
                   --------------------------

               (a) Application of Voluntary Prepayments by Type of Loans and
                   ---------------------------------------------------------
          Order of Maturity.  Any voluntary prepayments pursuant to subsection
          -----------------
          2.4B(i) shall be applied as specified by the Borrower in the applicable notice of prepayment; provided that in the event such
                                           --------
          Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay such
                                                       -----
          Borrower's outstanding Revolving Loans to the full extent thereof, and second to repay such Borrower's outstanding Term Loans to the full
          ------
          extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied on a pro rata basis (in accordance with the respective outstanding principal amount thereof) to each scheduled installment of principal of the Term Loans of such Borrower set forth in subsection 2.4A that is unpaid at the time of such prepayment.

               (b) Application of Mandatory Prepayments by Type of Loans.  Any
                   -----------------------------------------------------
          amount (the "Applied Amount") required to be applied as a mandatory prepayment of the Loans pursuant to subsections 2.4B(iii)(a)-(f) shall be applied first to prepay the Term Loans to the extent required
                     -----
          pursuant to and in accordance with subsection 2.4B(iii), and second,
                                                                       ------
          to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof.

               (c) Application of Mandatory Prepayments of Term Loans by Order
                   -----------------------------------------------------------
          of Maturity.  Any mandatory prepayments of the Term Loans pursuant to
          -----------
          subsections 2.4B(iii)(a)-(e) shall be applied to reduce the scheduled installments of principal of the applicable Term Loans set forth in subsections 2.4A(i), 2.4A(ii) and 2.4A(iii) in inverse order of maturity. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii)(f) shall be applied to reduce the scheduled installments of principal of the applicable Term Loans set forth in subsections 2.4A(i), 2.4A(ii) and 2.4A(iii) on a pro rata basis (in accordance with the respective outstanding principal amount thereof).

               (d) Application of Prepayments to Base Rate Loans and Eurodollar
                   ------------------------------------------------------------
          Rate Loans.  Considering Term Loans and Revolving Loans being prepaid
          ----------
          separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to subsection 2.6D.






















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

     C.   General Provisions Regarding Payments.

          (i)  Manner and Time of Payment.  All payments by any Borrower of
               --------------------------
     principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent, not later than 12:00 Noon (Local Time) on the date due at the Funding and Payment Office for the account of such Lenders. Funds received by Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day. In order to effect timely payment of any interest, fees, commissions or other amounts due hereunder, each Borrower hereby authorizes Agent to request the Funding Lender to make Revolving Loans for its own account (subject to settlement pursuant to subsection 2.1D) in a principal amount equal to such interest, fees, commissions or other amounts; provided that Agent shall not have the
                                         --------
     right to request such Revolving Loans if, after giving effect to such Revolving Loans: (a) the Total Utilization of Revolving Loan Commitments for all Borrowers at any time exceeds the Maximum Permitted Revolving Loan Commitments; (b) the Total Utilization of Revolving Loan Commitments for Company and Goss UK at any time exceeds the US/UK Revolving Loan Commitments then in effect; (c) the Total Utilization of Revolving Loan Commitments for Goss Japan at any time exceeds the Japanese Revolving Loan Commitments then in effect; (d) the Total Utilization of Revolving Loan Commitments for Company exceeds $100,000,000; and (5) the Total Utilization of Revolving Loan Commitments for Goss UK exceeds $100,000,000. Such Funding Lender shall make the amount of such Revolving Loans (which shall be made as Base Rate Loans) available to Agent in same day funds, at the Funding and Payment Office not later than 1:00 P.M. (Local Time) on the date requested by Agent and Borrowers and Lenders hereby authorize Agent, whether or not the conditions specified in subsection 4.2 have been satisfied or waived, to apply the proceeds of such Revolving Loans directly to the payment of suchunpaid interest, fees, commissions or other amounts. Each Borrower hereby agrees that, upon the funding of any such Revolving Loans by the applicable Funding Lender in accordance with the provisions of this subsection 2.4C(i), such Borrower shall have effected Revolving Loans hereunder, which Revolving Loans shall for all purposes of this Agreement be deemed to have been made by the Funding Lender pursuant to and in accordance with the provisions of subsection 2.1C(ii). Agent shall deliver prompt notice to the Borrower of the amount of Revolving Loans made pursuant to this subsection 2.4C together with copies of all invoices or other statements evidencing the fees, commissions or other amounts due hereunder (other than interest) paid with the proceeds of such Revolving Loans; provided that Agent shall give notice to the Borrower five days in
            --------
     advance of the making of any such Revolving Loans for the payment of any amounts owed under subsection 10.2 together with copies of all invoices or other statements evidencing such amounts. In addition, each Borrower hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose). Each Agent shall promptly notify Administrative Agent of all such payments received by such Agent.

          (ii)     Application of Payments to Principal and Interest.  Except
                   -------------------------------------------------
     as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

          (iii)    Apportionment of Payments.  Aggregate principal and interest
                   -------------------------
     payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to such Lenders' respective Pro Rata Shares of such Loans; provided that (i) payments of principal in respect of the Revolving Loans
     --------
     pursuant to subsection 2.4B(iii)(h) shall be applied to reduce the outstanding Revolving Loans of the applicable Funding Lender (subject to settlement pursuant to subsection 2.1D) prior to application to the outstanding Revolving Loans of any other Lender, and (ii) payments of interest in respect of Revolving Loans which are Base Rate Loans shall be apportioned ratably among applicable Lenders in proportion to the Base Rate Loans of each applicable Lender outstanding during the period in which such interest shall have accrued. Each Agent shall promptly distribute to the applicable Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

          (iv)     Payments on Business Days.  Whenever any payment to be made
                   -------------------------
     hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v)  Notation of Payment.  Each Lender agrees that before disposing of
               -------------------
     any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided
                                                                      --------
     that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the
















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
     obligations of any Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5  Use of Proceeds.
     ---------------

     A. Term Loans. The proceeds of the Term Loans, together with up to $5,000,000 in proceeds of the initial Revolving Loans and other funds available to Borrowers, shall be applied by Borrowers to purchase the Acquired Stock and Acquired Assets and to pay any fees or other amounts relating thereto.

     B. Revolving Loans. The proceeds of the initial Revolving Loans in an amount not to exceed $5,000,000, together with the proceeds of the Term Loans and other funds available to Borrowers, shall be applied by Borrowers to purchase the Acquired Stock and Acquired Assets and to pay any fees or other amounts relating thereto. Any excess proceeds of the initial Revolving Loans and the proceeds of any subsequent Revolving Loans shall be applied by each Borrower for working capital and general corporate purposes, which may include the making of intercompany loans to any of Company's wholly-owned Subsidiaries, in accordance with subsection 7.1(iii), for their own working capital and general corporate purposes.

     C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by any Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, or to violate any other similar or comparable laws of Japan or the UK, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  Special Provisions Governing Eurodollar Rate Loans.
     --------------------------------------------------

          Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (Local Time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each applicable Lender.





















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     B.   Inability to Determine Applicable Interest Rate.  In the event that
Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, such Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and each applicable Lender, of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as such Agent notifies such Borrower and such Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by a Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower.

     C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other applicable Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to an Eurodollar Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into applicable Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/ Continuation, such Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/ Continuation as to all Lenders by giving notice (by telefacsimile or by














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telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other applicable Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

     D. Compensation For Breakage or Non-Commencement of Interest Periods. A Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans, and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation,
(ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other default by the Borrower in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

     E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender; provided, however, that each Lender
                                            --------  -------
may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Borrowers may















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
not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by such Borrower.

2.7  Increased Costs; Taxes; Capital Adequacy.
     ----------------------------------------

     A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal of, or interest, commitment fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto in an amount deemed by such Lender (in its sole discretion) to be material; then, in any such case, the applicable Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form

















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
of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the applicable Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B.   Withholding of Taxes.

          (i)  Payments to Be Free and Clear.  All sums payable by Borrowers
               -----------------------------
     under this Agreement and the other Loan Documents shall be paid free and clear of, and, except to the extent required by law, without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America, Japan or the UK or any political subdivision in or of the United States of America, Japan or the UK or any other jurisdiction from or to which a payment is made by or on behalf of any Borrower or by any federation or organization of which the United States of America, Japan or the UK or any such jurisdiction is a member at the time of payment.

          (ii)     Grossing-up of Payments.  If any Borrower or any other
                   -----------------------
     Person (including Japanese Funding Lender with respect to any payments made to an Indemnifying Lender under subsection 2.10) is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Borrower to any Agent or any Lender under any of the Loan Documents or by Japanese Funding Lender with respect to any payments made to an Indemnifying Lender under subsection 2.10:

               (a) such Borrower shall notify Administrative Agent (with a copy to Agent) of any such requirement or any change in any such requirement as soon as such Borrower becomes aware of it;

               (b) such Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on such Agent or any such Lender, as the case may be) on behalf of and in the name of such Agent or any such Lender;

               (c) the sum payable by such Borrower or by Japanese Funding Lender in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, such Agent, such Lender or Indemnifying Lender, as the case may be, receives on the due date a net

















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
          sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, such Borrower shall deliver to such Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of its making payment thereof to the relevant taxing or other authority;

     provided that no such additional amount of United States or UK Tax shall be
     --------
     required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender; provided further that any such
                                                -------- -------
     additional amount of Japanese Tax shall be required to be paid by Borrower to Japanese Agent, Japanese Funding Lender, any Indemnifying Lender or to any other Lender under clause (c) above whether or not any such payment shall be required as a result of any change in applicable laws and regulations after the date hereof (i.e., Borrower shall be required to pay such additional amount of Japanese Tax even if the obligation to make such payment shall have arisen under applicable laws and regulations as in effect on the date hereof); and provided further that notwithstanding
                                     -------- -------
     anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that Japanese Funding Lender is required by any applicable law or regulation, whether or not in effect on the date hereof, to make any deduction or withholding on account of any such Tax from any sum paid or payable by Japanese Funding Lender to any Indemnifying Lender pursuant to subsection 2.10, (a) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on Japanese Funding Lender or such Indemnifying Lender, as the case may be) on behalf of and in the name of Japanese Funding Lender or such Indemnifying Lender; and (b) the sum payable by such Borrower or by Japanese Funding Lender in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Japanese Funding Lender or Indemnifying Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made. Borrower shall indemnify Japanese Funding Lender and each Indemnifying Lender for any Tax (other than a Tax on the

















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
     overall net income of any Lender) imposed, levied, collected, withheld or assessed by or under any applicable Governmental Authority with respect to the payments to be made pursuant to subsection 2.10.

          (iii)    Evidence of Exemption from Withholding Taxes.
                   --------------------------------------------

               (a) (1) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (X) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Non-US Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Non-US Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Non-US Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (Y) if such Non-US Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (X) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Non-US Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Non-US Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Non-US Lender of interest payable under any of the Loan Documents.

                   (2) Each Japanese Lender that is organized under the laws of any jurisdiction other than Japan or any political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-Japanese Lender") agrees to deliver to Goss Japan and Japanese Agent upon request such certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such Non-Japanese Lender, to establish the basis for any applicable exemption from or reduction of Taxes with respect to any payments to such Non-Japanese Lender of principal, interest, fees, commissions or any other amount payable under this Agreement or the Japanese Loans.


















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

                   (3) Each US/UK Lender that is organized under the laws of any jurisdiction other than the UK or any political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-UK Lender", agrees to deliver to Goss UK and Administrative Agent upon request such certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such Non-UK Lender, to establish the basis for any applicable exemption from or reduction of Taxes with respect to any payments to such Non-UK Lender of principal, interest, fees, commissions or any other amount payable under this Agreement or the UK Loans.

               (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters, Japanese income tax withholding matters or UK income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall (1) promptly deliver to Agent for transmission to Borrower (X) in the case of any Non-US Lender, two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, (Y) in the case of any Non-Japanese Lender, such certificates, documents or other evidence as may be required from time to time under the second paragraph of subsection 2.7B(iii)(a), or (Z) in the case of any Non-UK Lender, such certificates, documents or other evidence as may be required from time to time under the third paragraph of subsection 2.7B(iii)(a), in each case properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States, Japanese or UK (as applicable) Tax with respect to payments to such Lender under the Loan Documents or
          (2) notify Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence.

               (c) The Borrower shall not be required to pay any additional amount to any Non-US Lender, Non-Japanese Lender or Non-UK Lender, as the case may be, under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or
          (b) of this subsection 2.7B(iii); provided that if such Lender shall
                                            --------
          have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender) (hereinafter, the "Relevant Date"), nothing in this subsection 2.7B(iii)(c) shall relieve the Borrower of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change














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
          in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is exempt from withholding tax or is subject to withholding tax at a rate higher than on the Relevant Date, as described in subsection 2.7B(iii)(a).

               (d) The Borrower shall not be required to pay any additional amount to any Indemnifying Lender under clause (c) of subsection 2.7B(ii) if such Indemnifying Lender shall have failed to satisfy the requirements of clause (a) or (b) of this subsection 2.7B(iii); provided that nothing in this subsection 2.7B(iii)(d) shall relieve
          --------
          the Borrower of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that such Indemnifying Lender is not as of the Closing Date (in the case of each other Indemnifying Lender) or as of the Relevant Date (in the case of each other Indemnifying Lender), or is no longer thereafter, properly entitled to deliver forms, certificates or other evidence establishing the fact that such Indemnifying Lender is exempt from withholding tax or is subject to withholding tax at a rate higher than on the Relevant Date, as described in subsection 2.7B(iii)(a), whether or not as a result of any change in applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof.

     C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans, Commitments or Letters of Credit or any participations therein or any other obligations hereunder with respect to the Loans or the Letters of Credit, in the case of any Lender, to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy and in an amount deemed by such Lender (in its sole discretion) to be material), then from time to time, within five Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to Administrative Agent and Agent) a written statement,















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setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error. Notwithstanding any provision of this subsection 2.7 to the contrary, Borrowers shall pay, on terms and conditions consistent with this subsection 2.7, any additional amount or amounts as will compensate any Lender or any corporation controlling such Lender on an after-tax basis for any reduction in the rate of return on the capital of such Lender or such controlling entity because of any overlap of the Revolving Loan Commitments, whether or not as a result of any change in applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof.

2.8  Obligation of Lenders and Issuing Lenders to Mitigate.
     -----------------------------------------------------

          Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such
                                                          --------
Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless the applicable Borrower agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above or if the use of such other office is inconsistent with the internal policies of such Lender or any applicable legal or regulatory restrictions. A certificate as to the amount of any such expenses payable by a Borrower pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to such Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.


















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2.9  Collection, Deposit and Transfer of Payments in Respect of Accounts.
     -------------------------------------------------------------------

          Each Borrower shall, and shall cause each of its Subsidiaries to, maintain in effect at all times a system of accounts and procedures reasonably satisfactory to Administrative Agent for the collection and deposit of payments in respect of such Person's Accounts and the transfer of amounts so deposited to the applicable Concentration Account and Agent Account. Without limiting the generality of the foregoing:

          A. Maintenance of Lock Boxes, Lock Box Accounts, Blocked Accounts and Concentration Accounts.

          (i) Except as permitted under subsection 2.9A(ii), each Borrower shall, and shall cause each of its Subsidiaries to maintain at all times any Lock Boxes, Lock Box Accounts, Blocked Accounts and Concentration Accounts established pursuant to the terms of this Agreement, the Lock Box Agreements and the Blocked Account Agreements, if any.


         (ii) Each Borrower shall not, and shall not permit any of its Subsidiaries to, close any Lock Box, Lock Box Account, Blocked Account or Concentration Account or open a new Lock Box, Lock Box Account, Blocked Account or Concentration Account unless it shall have (a) notified Administrative Agent (with a copy to Agent) in writing at least 30 days (or such lesser number of days as may be agreed to by Administrative Agent) prior to the proposed closing or opening, (b) in the case of a new Lock Box Account, entered into a Lock Box Agreement with the applicable Lock Box Bank, (c) in the case of a new Blocked Account, entered into a Blocked Account Agreement with the applicable Blocked Account Bank, and (d) in the case of a new Concentration Account, entered into a Blocked Account Agreement, or in the case of a Concentration Account that is an Investment Account, such other agreement in form and substance satisfactory to Administrative Agent, with the applicable Concentration Bank.

          B.   Collection and Deposit of Payments in Respect of Accounts.

          (i) Each Borrower shall, and shall cause each of its Subsidiaries to, deliver such notices to account debtors and take all such other actions as may reasonably be necessary to cause all payments in respect of such Person's Accounts to be made directly to a Lock Box or to a Blocked Account, as applicable, except for any such payments made by wire transfer or transmitted by the automated clearing house system, with respect to which the account debtors shall be instructed to send payments to the applicable Concentration Accounts.

          (ii) Each Borrower shall, and shall cause each of its Subsidiaries to, direct its authorized representative, at least once on each Business Day, to retrieve all checks and other instruments delivered to a Lock Box and, as promptly as possible
















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
     on the same Business Day so retrieved, to endorse for payment and deposit each such check or other instrument in the Lock Box Account related to such Lock Box. Notwithstanding the foregoing, upon the occurrence and during the continuation of a Potential Event of Default or an Event of Default and from and after such time as Administrative Agent shall have notified any Borrower of Administrative Agent's election to exercise the rights provided for in this subsection 2.9B(ii), such Borrower shall not, and shall not permit its Subsidiaries to, retrieve any items from any Lock Box unless accompanied by a representative of an Agent, and each Borrower hereby appoints each Agent or any of its designees as such Borrower's attorneys-in-fact with powers, upon notification by Administrative Agent as aforesaid, to (a) access all Lock Boxes and (b) endorse for payment any checks or other instruments representing payment in respect of any Accounts of such Persons that are delivered to any Lock Box. All acts of said attorneys or designees are hereby ratified and approved, and said attorneys or designees shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or wilful misconduct as determined in a final order by a court of competent jurisdiction), nor for any error of judgment or mistake of fact or law.
     The power of attorney set forth in this subsection 2.9B(ii) is irrevocable until all Obligations shall have been paid in full and the Commitments shall have terminated.

          (iii) In the event that any Borrower or any of its Subsidiaries receives any check, cash, note or other instrument representing payment of an Account, such Borrower shall, or shall cause such Subsidiary to, hold such item in trust for Agent and shall, as soon as practicable (and in any event within one Business Day) after receipt thereof, cause such item to be deposited into an applicable Lock Box Account or Blocked Account, as the case may be, with any necessary endorsements.

          (iv) Each Borrower hereby agrees on behalf of itself and on behalf of any of its Subsidiaries, from and after such time, if any, as Administrative Agent shall have notified such Borrower or such Subsidiary in writing that the provisions of this subsection 2.9B(iv) are to become effective until such later time, if any, as Administrative Agent shall have notified such Borrower or such Subsidiary in writing that such provisions are no longer to be effective, not to deposit any monies into the Lock Box Accounts, the Blocked Accounts or the Concentration Accounts or to otherwise permit any monies to be deposited into any of such accounts, except payments received in respect of such Borrower's or Subsidiary's Accounts.

          C. Transfer of Amounts Deposited in the Lock Box Accounts and Blocked Accounts to the Concentration Accounts. Each Borrower shall, and shall cause each of its Subsidiaries to, cause all collected amounts deposited in each Lock Box Account and each Blocked Account to be transferred on each Business Day to the applicable Concentration Account in accordance with the terms of the applicable Lock Box Agreement or Blocked Account Agreement, as the case may be; provided, however, that each Borrower shall, and shall cause each of its
--------  -------
Subsidiaries to, always maintain collected amounts equal to














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the Franc equivalent of $5,000 in any Blocked Account in France or a similar equivalent amount in the local currency in any other jurisdiction where a minimum balance is required to be maintained.

          D. Transfer of Amounts Deposited in the Concentration Accounts to the Agent Account. Each Borrower shall, and shall cause each of its Subsidiaries to, cause all collected amounts deposited in each Concentration Account to be transferred on each Business Day to the applicable Agent Account; provided, however, that any collected amounts in a Concentration Account that is
--------  -------
an Investment Account need not be transferred to an Agent Account. Any amounts so transferred to such Agent Account first shall be applied as provided in
                                     -----
subsection 2.4B(iii)(h) to the extent therein provided and thereafter, so long
                                                           ----------
as no Event of Default or Potential Event of Default shall have occurred and be continuing, shall be available for disbursement to the applicable Loan Parties for working capital and other general corporate purposes.

          E. Treatment of Accounts. Each Borrower shall not, and shall not allow any of its Subsidiaries to, without Administrative Agent's prior written consent, grant any extension of the time of payment of any Account, compromise or settle any Account for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, prior to the occurrence of an Event of Default, in accordance with their usual and customary business practices.

          F. Borrowers to Provide Information. Each Borrower shall, and shall cause each of its Subsidiaries to, at such intervals as Administrative Agent may reasonably request, furnish such statements, schedules and/or information as Administrative Agent may request relating to such Borrowers' or such Subsidiaries' Accounts and the collection, deposit and transfer of payments in respect thereof, including, without limitation, all invoices evidencing such Accounts.

2.10      Indemnifying Lenders.
          --------------------

     A. Purchase of Participations by Indemnifying Lenders. Upon the execution of this Agreement or an Assignment Agreement, as the case may be, each Indemnifying Lender shall be deemed to, and hereby agrees to, have irrevocably purchased a participation (the "Indemnity Participation") from the Japanese Funding Lender in (x) the Japanese Term Loans of the Japanese Funding Lender and
(y) the Japanese Revolving Loan Commitment of the Japanese Funding Lender, including without limitation the Japanese Revolving Loans and the participations purchased by the Japanese Funding Lender pursuant to subsection 3.1C in the Letters of Credit issued by the Japanese Agent and any drawings thereunder, in a proportionate amount based on such Indemnifying Lender's Indemnity Amount. Upon the occurrence of a Triggering Event, each Indemnifying Lender, upon one Business Day's notice from Japanese Funding Lender, shall deliver to Japanese Funding Lender by wire transfer in immediately available funds its proportionate share based on its
















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Indemnity Amount of the aggregate unpaid principal amount of Japanese Funding
Lender's Japanese Loans and any accrued and unpaid interest thereon and the aggregate unreimbursed amount of any payments made by Japanese Funding Lender pursuant to subsection 3.3C to Japanese Agent with respect to any unreimbursed drawings on Letters of Credit issued by such Japanese Agent. Each Indemnifying Lender's obligations under this subsection 2.10 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which any Agent, Funding Lender or Lender may have against any Agent, Funding Lender, Loan Party or other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or a Potential Event of Default; (c) any adverse change in the condition (financial or otherwise) of any Loan Party; (d) any breach of this Agreement by any Loan Party, Agent, Funding Lender or Lender; or (e) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing; provided that the obligations of each
                                 --------
Indemnifying Lender are subject to the condition that at the time such Japanese Loan was made or such Letter of Credit was issued (a) the duly authorized officer of such Japanese Funding Lender or the Japanese Agent, as the case may be, responsible for the administration of the credit relationship with Goss Japan believed in good faith that either (x) no Event of Default had occurred and was continuing or (y) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders at the time such Japanese Loan was made or such Letter of Credit was issued or (b) with respect to the making of Japanese Revolving Loans, a Funding Lender Discretionary Period with respect to Goss Japan was in effect.

          B. Payment of Indemnity Fees. Japanese Funding Lender shall promptly pay by wire transfer of immediately available funds to each Indemnifying Lender, as an indemnity fee for the Indemnity Participation provided to Japanese Funding Lender by Indemnifying Lender in this subsection 2.10, the following amounts, in each case in proportion to such Indemnifying Lender's Indemnity Amount: (i) with respect to the Japanese Loans, an amount equal to the excess of the interest received by Japanese Funding Lender pursuant to subsection 2.2C from Goss Japan in excess of the Base Rate or the Adjusted Eurodollar Rate, as the case may be, on such Japanese Loans; (ii) with respect to Letters of Credit, letter of credit fees received by Japanese Funding Lender pursuant to subsections 3.2(i)(b) and 3.2(ii)(b) from Administrative Agent; and
(iii) commitment fees received by Japanese Funding Lender pursuant to subsection 2.3A from Administrative Agent; provided that if any such indemnity fee is less
                                --------
than $10,000, Japanese Funding Lender shall not be required to so promptly pay such indemnity fee to the Indemnifying Lender until the aggregate unpaid amount of indemnity fees accumulates to an amount exceeding $10,000. The excess, if any, of the interest payable to Japanese Funding Lender on the Japanese Loans over the interest distributable to Indemnifying Lender under this subsection 2.10B in respect thereof, and the excess, if any, of the letter of credit and commitment fees payable to Japanese Funding Lender over and in addition to the letter of credit and commitment fees distributable to Indemnifying Lender under this subsection 2.10B, shall be retained by Japanese Funding Lender.

















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

          C. Other Payments. Provided Indemnifying Lender shall have made any payments to Japanese Funding Lender required by this subsection 2.10, including the payments required to be made upon the occurrence of a Triggering Event pursuant to subsection 2.10A, Japanese Funding Lender shall promptly pay by wire transfer of immediately available funds to each such Indemnifying Lender any principal or other payments thereafter recovered by Japanese Funding Lender from Goss Japan to the extent allocable to the Indemnity Participation. If Japanese Funding Lender shall pay any amount to the Indemnifying Lender pursuant to this subsection 2.10 in the belief or expectation that a related payment has been or will be received or collected and such related payment is not received or collected by Japanese Funding Lender, then the Indemnifying Lender will promptly on demand by Japanese Funding Lender return such amount to Japanese Funding Lender, together with interest thereon at such rate as Japanese Funding Lender shall determine to be customary between banks for correction of errors. If Japanese Funding Lender determines at any time that any amount received or collected by Japanese Funding Lender pursuant to this Agreement is to be returned to Goss Japan under this Agreement or paid to any other Person or entity pursuant to any insolvency law, any sharing clause in this Agreement, or otherwise, then, notwithstanding any other provision of this Agreement, Japanese Funding Lender shall not be required to distribute any portion thereof to Indemnifying Lender, and Indemnifying Lender will promptly on demand by Japanese Funding Lender repay any portion that Japanese Funding Lender shall have distributed to Indemnifying Lender, together with interest thereon at such rate, if any, as Japanese Funding Lender shall pay to Goss Japan or such other Person or entity with respect thereto. If any amounts returned by Japanese Funding Lender to Goss Japan pursuant to this subsection 2.10 are later recouped by Japanese Funding Lender, Japanese Funding Lender shall promptly pay to Indemnifying Lender a proportionate amount based on such Indemnifying Lender's Indemnity Amount.

          D. Indemnity for Costs and Expenses. If Japanese Funding Lender incurs any costs or expenses (including, without limitation, in indemnifying Japanese Agent pursuant to subsection 9.4) in connection with any effort to enforce or protect Japanese Funding Lender's or Indemnifying Lender's rights or interests with respect to this Agreement or the other Loan Documents, then, other than in the case of Japanese Funding Lender's gross negligence or willful misconduct, Indemnifying Lender will reimburse Japanese Funding Lender on demand for Indemnifying Lender's proportionate share based on the Indemnity Amount of any portion of such costs or expenses which is not reimbursed by or on behalf of Goss Japan. If Japanese Funding Lender recovers any amounts for which Japanese Funding Lender has previously been reimbursed by Indemnifying Lender hereunder, Japanese Funding Lender shall promptly distribute to Indemnifying Lender Indemnifying Lender's proportionate share thereof based on the Indemnity Amount.

          E. Certain Tax Matters. Indemnifying Lender agrees to deliver to Japanese Funding Lender from time to time upon request such certificates, statements, documents, forms or other evidence, properly completed and executed by Indemnifying Lender, as may be required at any time in order to comply with any applicable tax laws or















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
regulations or to confirm or maintain in effect Indemnifying Lender's entitlement to exemption from or reduction of any applicable withholding tax on any payments hereunder. Indemnifying Lender hereby agrees to indemnify and hold Japanese Funding Lender harmless from any applicable taxes, penalties, interest and other expenses, costs and losses incurred or payable by Japanese Funding Lender as a result of either (i) Indemnifying Lender's failure to submit any statement, document, form or certificate or other evidence that Indemnifying Lender is required to provide pursuant to this subsection or (ii) Japanese Funding Lender's reliance on any such statement, document, form or certificate or other evidence which Indemnifying Lender has provided to Japanese Funding Lender pursuant to this subsection.

          F. Indemnifying Lender Consent. Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, so long as the Indemnifying Lender has not failed to make any payments required to be made by Indemnifying Lender under this subsection 2.10 or is not otherwise in default under its obligations under this subsection 2.10, Japanese Funding Lender hereby agrees that, to the extent of but only to the extent of, such Indemnifying Lender's proportionate share based on its Indemnity Amount Japanese Funding Lender will not agree to any amendment, modification, termination or waiver of any provision of this Agreement or the other Loan Documents, or to any departure by Goss Japan therefrom, in each case related to the Indemnity Participation without the prior written consent of the Indemnifying Lender. Nothing herein contained shall prevent the Japanese Funding Lender from consenting to any amendment, modification, termination or waiver of any provision of this Agreement or the other Loan Documents, or to any departure by Goss Japan therefrom, to the extent unrelated to the Indemnity Participation or to the extent that Japanese Funding Lender's interests or Pro Rata Share is not related to the Indemnity Participation or the Indemnity Amount.

          G. Failure to Make Required Payments. In the event that any Person obligated to make a payment to any other Person pursuant to this subsection 2.10 fails to make available to the Person entitled to receive such payment the amount of such payment, the Person entitled to receive such payment shall be entitled to recover such amount on demand from such other Person, together with interest at the customary rate set by Administrative Agent for the correction of errors among Lenders for three Business Days and thereafter at the sum of the Base Rate plus 1.50% per annum.

          H. Assignment Matters. Japanese Funding Lender may from time to time sell or transfer to other Persons assignments or participations or other interests in Japanese Funding Lender's Japanese Loans and Japanese Revolving Loan Commitments but not in the portion thereof allocated to the Indemnity Participation hereunder. Indemnifying Lender's Indemnity Participation may not be sold, pledged, assigned, or otherwise transferred (i) without Japanese Funding Lender's prior written consent; provided that this restriction shall not
                                        --------
apply to any such transfer to any of Indemnifying Lender's Affiliates; or (ii) without a pro rata assignment in accordance with subsection 10.1B of each Type of Commitment and Loan held by such Indemnifying Lender.
















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

          I. Miscellaneous. In no event shall the Indemnity Participation be construed as a loan or other extension of credit by the Indemnifying Lender to the Japanese Funding Lender. In no event shall this Agreement be construed to require Indemnifying Lender to make any Loans or to otherwise extend any credit to Goss Japan or to the Japanese Funding Lender under this Agreement or under the other Loan Documents. In no event shall this Agreement be construed to require Indemnifying Lender to fund or pay to the Japanese Funding Lender the Indemnity Amount except upon the occurrence of a Triggering Event pursuant to subsection 2.10A. Indemnifying Lender agrees that Japanese Funding Lender or Japanese Agent may take legal action to enforce or protect Indemnifying Lender's or Japanese Funding Lender's interests in respect of this Agreement and the other Loan Documents.


Section 3.     LETTERS OF CREDIT

3.1  Issuance of Letters of Credit and Lenders' Purchase of Participations
     ---------------------------------------------------------------------
     Therein.
     -------

     A. Letters of Credit. In addition to Borrowers requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(ii)(a) and 2.1A(ii)(b), as the case may be, Borrowers may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that an Agent issue Letters of Credit for the account of such Borrower for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, such Agents shall issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Borrowers shall not request that any Agent issue
                --------
(and no Agent shall issue):

          (i)  any Letter of Credit if, after giving effect to such issuance,
     (1) the Total Utilization of Revolving Loan Commitments for all Borrowers would exceed the Maximum Permitted Revolving Loan Commitments; (2) the Total Utilization of Revolving Loan Commitments for Company at any time would exceed $100,000,000; (3) the Total Utilization of Revolving Loan Commitments for Goss Japan at any time would exceed the Japanese Revolving Loan Commitments then in effect; (4) the Total Utilization of Revolving Loan Commitments for Goss UK at any time would exceed the $100,000,000; and
     (5) the Total Utilization of Revolving Loan Commitments for Company and Goss UK at any time would exceed the US/UK Revolving Loan Commitments then in effect;

          (ii) any Letter of Credit if, after giving effect to such issuance, (1) the Total Utilization of Revolving Loan Commitments for Company at any time would exceed the Company Borrowing Base then in effect;
     (2) the Total Utilization of Revolving Loan Commitments for Goss Japan at any time would exceed the Goss Japan Borrowing Base then in effect; and (3) the Total Utilization of Revolving Loan

     Commitments for Goss UK at any time would exceed the Goss UK Borrowing Base then in effect;

          (iii) any Letter of Credit if, after giving effect to such issuance, (1) the aggregate stated amount of all Letters of Credit supporting Customer Financing Note Guaranties would exceed $10,000,000 at any time; and (2) the aggregate amount of Eligible Accounts Receivable for all Borrowers would at any time be less than 50% of the Total Utilization of Revolving Loan Commitments of all Borrowers;

          (iv) any Standby Letter of Credit having an expiration date later than the earlier of (a) the date which is five Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided
                                                                      --------
     that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall elect not to
                 --------  -------
     extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension; or

          (v) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (X) the date which is five Business Days prior to the Revolving Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion.

     Any Letter of Credit may be denominated in a currency other than Dollars. For the purposes of making any determinations hereunder with respect to a Letter of Credit denominated in a currency other than Dollars, the stated amount of such Letter of Credit shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

     B.   Mechanics of Issuance.

          (i)  Notice of Issuance.  Whenever any Borrower desires the issuance
               ------------------
     of a Letter of Credit, it shall deliver to Administrative Agent (with a copy to Agent) a Notice of Issuance of Letter of Credit substantially in the form of Exhibit III annexed hereto no later than 12:00 Noon (Local
                 -----------
     Time) at least three Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business
     Day), (b) the face amount of the Letter of Credit, (c) the applicable currency the
















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
     Letter of Credit is requested to be denominated in, (d) the expiration date of the Letter of Credit, (e) the name and address of the beneficiary, and
     (f) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require
     --------
     changes in the text of the proposed Letter of Credit or any such documents; and provided, further that no Letter of Credit shall require payment
         --------  -------
     against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

               The Borrower shall notify the Administrative Agent (with a copy to Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which it is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which it is required to certify in the applicable Notice of Issuance of Letter of Credit.

          (ii)     Determination of Issuing Lender.  Upon receipt by Agent of a
                   -------------------------------
     Notice of Issuance of Letter of Credit (or a copy thereof) pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, Agent shall be the Issuing Lender with respect thereto.

          (iii)    Issuance of Letter of Credit.  Upon satisfaction or waiver
                   ----------------------------
     (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

          (iv)     Notification to Lenders.  Upon the issuance of any Letter of
                   -----------------------
     Credit the applicable Issuing Lender shall promptly notify Administrative Agent of such issuance which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Agent is the Issuing Lender, together with such notice), Agent shall notify each Lender, of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

          (v)  Reports to Lenders.  Within 15 days after the end of each
               ------------------
     calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to
















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
     Administrative Agent, for distribution to each other Lender, a report setting forth for such calendar quarter the daily maximum amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

     C. Revolving Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit for the benefit of Company, Goss Japan or Goss UK, each applicable Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the Revolving Loan Commitment of such Type of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2  Letter of Credit Fees.
     ---------------------

          Each Borrower agrees to pay the following amounts with respect to Letters of Credit issued hereunder for such Borrower's account:

          (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender, equal to 0.25% per annum of the daily maximum amount available to be drawn under such Standby Letter of Credit, but in any event not less than $500 per year per Standby Letter of Credit, and (b) a letter of credit fee, payable to Administrative Agent equal to (x) the Applicable Eurodollar Margin multiplied by (y) the
                                                         -------------
     daily maximum amount available to be drawn under such Standby Letter of Credit, in each case payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

          (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender, equal to 0.25% per annum of the daily maximum amount available to be drawn under such Commercial Letter of Credit, but in any event not less than $500 per year per Commercial Letter of Credit, and (b) a letter of credit fee payable to Administrative Agent equal to (x) the Applicable Eurodollar Margin multiplied by (y) the daily maximum amount available to be drawn
            -------------
     under such Commercial Letter of Credit in each case payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

          (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance


















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
     with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clauses (i) or (ii) of this subsection 3.2, (1) the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination, (2) any adjustments in the Applicable Eurodollar Margin shall be made in accordance with subsection 2.2A and (3) any amount which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt by Administrative Agent or such Issuing Lender of any amount described in clause (i)(b) and (ii)(b) of this subsection 3.2, such Administrative Agent or Issuing Lender shall distribute to each other applicable Lender its Pro Rata Share of such amount.

3.3  Drawings and Reimbursement of Amounts Drawn Under Letters of Credit.
     -------------------------------------------------------------------

     A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to exercise reasonable care to determine that the documents required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

     B. Reimbursement by Borrowers of Amounts Drawn Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, (i) such Issuing Lender shall immediately notify the Borrower and Administrative Agent (with a copy to Agent) and (ii) the Borrower shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in same day funds in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such drawing; provided that, anything contained in this
                               --------
Agreement to the contrary notwithstanding, (i) unless the Borrower shall have notified Administrative Agent and such Issuing Lender (with a copy to Agent) prior to 12:00 Noon (Local Time) on the date such drawing is honored that such Borrower intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, such Borrower shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Agent to reimburse such Issuing Lender for the amount of such drawing; and















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provided, further that if for any reason proceeds of Revolving Loans are not
--------  -------
received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, such Borrower shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and such Borrower shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

     C.   Payment by Lenders of Unreimbursed Drawings Under Letters of Credit.

          (i)  Payment by Lenders.  In the event that the Borrower shall fail
               ------------------
     for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender having a Revolving Loan Commitment of such Type, of the unreimbursed amount of such drawing and having a Revolving Loan Commitment of such Type, of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each such Lender shall make available to such Issuing Lender an amount equal to its respective participation in same day funds in Dollars, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (Local Time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any such Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit or the amount of the unreimbursed drawing regarding such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any such Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

          (ii)     Distribution to Lenders of Reimbursements Received From
                   -------------------------------------------------------
     Borrowers.  In the event any Issuing Lender shall have been reimbursed by
     ---------
     other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall















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     distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from a Borrower in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

     D.   Interest on Amounts Drawn Under Letters of Credit.

          (i)  Payment of Interest by Borrowers.  Each Borrower agrees to pay to
               --------------------------------
     Issuing Lender, with respect to drawings made under any Letters of Credit issued by such Issuing Lender at such Borrower's request, interest on the amount paid by such Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

          (ii)     Distribution of Interest Payments by Issuing Lender.
                   ---------------------------------------------------
     Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other applicable Lender, out of the interest received by such Issuing Lender in respect of the period from the date of such drawing to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing so reimbursed by such other Lender for the period from the date on which such Issuing Lender was so reimbursed by such other Lender to but excluding the
















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
     date on which such portion of such drawing is reimbursed by the Borrower. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4  Obligations Absolute.
     --------------------

          The obligation of a Borrower to reimburse an Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable, and any such payments shall be made strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

          (i)  any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against any Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

          (iii) any draft or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or document which does not comply with the terms of such Letter of Credit;

          (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries;

          (vi) any breach of this Agreement or any other Loan Document by any party thereto;

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

          (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;


















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

provided, in each case, that payment by the applicable Issuing Lender under the
--------
applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5  Indemnification; Nature of Issuing Lenders' Duties.
     --------------------------------------------------

     A. Indemnification. In addition to amounts payable as provided in subsection 3.6, each Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and reasonable allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any Governmental Authority (all such acts or omissions herein called "Governmental Acts").

     B. Nature of Issuing Lenders' Duties. As between any Borrower on the one hand and any Issuing Lender on the other hand, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible (absent a determination of a court of competent jurisdiction of gross negligence or willful misconduct by Issuing Lender) for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.














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

          In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to any Borrower.

          Notwithstanding anything to the contrary contained in this subsection 3.5, each Borrower shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction or out of a wrongful dishonor by Issuing Lender of a proper demand for payment made under any Letter of Credit.

3.6  Increased Costs and Taxes Relating to Letters of Credit.
     -------------------------------------------------------

          In the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;


















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

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto in an amount deemed by such Issuing Lender or Lender (in its sole discretion) to be material; then, in any case, such Borrower shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to the Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


Section 4.     CONDITIONS TO LOANS AND LETTERS OF CREDIT

          The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1  Conditions to Term Loans and Initial Revolving Loans.
     ----------------------------------------------------

          The obligations of Lenders to make the Term Loans and any Revolving Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

     A. Borrower Documents. On or before the Closing Date, each Borrower and, in the case of Goss Japan, both New Goss Japan and RGS Japan (provided that in
                                                              --------
the case of RGS Japan, it is understood that such actions shall be taken immediately upon consummation of the purchase by New Goss Japan of all of the outstanding capital stock of RGS Japan) shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing Date:

          (i) Certified copies of its Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, and in the case of New Goss Japan, RGS Japan and Goss UK, the comparable or equivalent documentation under the laws of the applicable Governmental Authority, each dated a recent date prior to the Closing Date.

          (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary, and in the case of New Goss Japan, RGS Japan and Goss UK, the comparable or equivalent documentation.

          (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and Related Agreements to which it is a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party;

          (v) Executed and acknowledged (where applicable) originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1F, drawn to the order of each applicable Lender and with appropriate insertions) and the other Loan Documents to which it is a party, which Loan Documents shall include:

          a. in the case of Company: a Collateral Account Agreement, Blocked Account Agreements, any applicable Collateral Access Agreements, Lock Box Agreements, Guaranties of the Obligations of Goss Japan and Goss UK, Pledge Agreements pledging 100% of the stock of its Domestic Subsidiaries and 66% of the stock of its Foreign Subsidiaries, a Security Agreement, a Trademark Security Agreement, a Patent Security Agreement, Mortgages and the Share Transfer Agreement (as executed by Company and Tomita);

          b. in the case of RGS Japan with respect to its Obligations: a Collateral Account Agreement, Blocked Account Agreements, Security Agreements, a Trademark Security Agreement, a Patent Security Agreement, any applicable Collateral Access Agreements, Mortgages and the Assumption Agreement;

          c. in the case of New Goss Japan: a Guaranty of the Obligations of RGS Japan, a Pledge Agreement pledging 100% of the stock of RGS Japan and the Assumption Agreement;

          d. in the case of Goss UK with respect to its Obligations: a Collateral Account Agreement, Blocked Account Agreements, any applicable Collateral Access Agreements, a Security Agreement, a Trademark Security Agreement, a Patent Security Agreement and Mortgages;

          (vi) An Officers' Certificate from each Borrower (and in the case of Goss Japan, both New Goss Japan and RGS Japan) as to authorized signatories of that Borrower for Notices of Borrowing, Notices of Conversion/Continuation, Notices of Issuance of Letters of Credit and Notices of Allocation; and

          (vii) Such other documents as Administrative Agent may reasonably request.

     B. Holdings and Subsidiary Documents. On or before the Closing Date, Company shall cause Holdings, and each Borrower shall cause each of its Subsidiaries (including after giving effect to the consummation of the Acquisition) to deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing
Date:

          (i) Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of the State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, and in the case of any Foreign Subsidiary, the comparable or equivalent documentation under the laws of the applicable Governmental Authority, each dated a recent date prior to the Closing Date;

          (ii) Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary, and in the case of any Foreign Subsidiary, the comparable or equivalent documentation;

          (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

          (v) Executed originals of the Loan Documents to which such Person is a party, which Loan Documents shall include:

               a. in the case of Goss France: Blocked Account Agreements, a Subsidiary Guaranty of the Obligations of Goss UK, and, with respect to such Subsidiary Guaranty, a Mortgage, a Subsidiary Trademark Security Agreement and a Subsidiary Patent Security Agreement;

               b. in the case of each Domestic Subsidiary: Blocked Account Agreements, any applicable Collateral Access Agreements, Lock Box Agreements, Subsidiary Guaranties of the Obligations of each Borrower, and with respect to such Subsidiary Guaranties, a Subsidiary Pledge Agreement, a














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
          Subsidiary Security Agreement, a Subsidiary Trademark Security Agreement, a Subsidiary Patent Security Agreement and Mortgages;

               c. in the case of each other Foreign Subsidiary: Blocked Account Agreements, any applicable Collateral Access Agreements, Lock Box Agreements, and, to the extent available without causing adverse tax consequences for Company and its Subsidiaries, Subsidiary Guaranties of the Obligations of the Borrowers, and with respect to such Subsidiary Guaranties, a Subsidiary Pledge Agreement, a Subsidiary Security Agreement, a Subsidiary Trademark Security Agreement, a Subsidiary Patent Security Agreement and Mortgages; and

               d. in the case of Holdings: Guaranties of the Obligations of each Borrower, and, with respect to such Guaranties, a Pledge Agreement pledging 100% of Company's Stock and a Security Agreement; and

          (vi) Such other documents as Administrative Agent may reasonably request.

     C.   Corporate and Capital Stock Structure, Ownership, Management, Etc.
The capital stock, organizational and share ownership structure of Company and its Subsidiaries, both before and after giving effect to the Acquisition and the Company Merger, shall be as set forth on Schedule 5.1 annexed hereto (and
                                         ------------
Administrative Agent shall have received an Officers' Certificate of Company to such effect), and Administrative Agent shall have received copies of, and shall be satisfied with the form and substance of any and all employment contracts with senior management of Company and its Subsidiaries.

     D.   Proceeds of Debt and Equity Capitalization of Holdings and Company.

          (i)  Equity Capitalization of Holdings.  On or before the Closing
               ---------------------------------
     Date, (a) Stonington and its Affiliates and Management Investors shall have purchased all of the outstanding Holdings Common Stock for a cash consideration of not less than $112,500,000, and (b) Holdings shall have issued to Rockwell all of the outstanding Holdings Preferred Stock with an aggregate liquidation preference equal to $47,500,000. The terms and conditions of the Holdings Preferred Stock, including the type and amount of dividend payments and any redemption provisions, shall be satisfactory to Administrative Agent and Requisite Lenders, provided that no payments of
                                                    --------
     cash dividends shall be required thereon. Holdings shall have delivered to Administrative Agent an Officers' Certificate in form and substance reasonably satisfactory to Administrative Agent setting forth the shareholders of, and such shareholders' share ownership interests in, the Holdings Common Stock.

          (ii)     Debt and Equity Capitalization of Company.  On or before the
                   -----------------------------------------
     Closing Date, (a) Holdings shall have contributed to Company, as common equity, all of the cash consideration received by Holdings from the sale of Holdings Common Stock,















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
     which in no event shall be less than $112,500,000, (b) Company shall have issued and sold not less than $225,000,000 in aggregate principal amount of Senior Subordinated Notes, and (c) Company shall have sold to BTCC the Customer Notes on a non-recourse (except for Assumed Guaranties which in no event shall exceed $20,000,000) basis for approximately $163,700,000 in accordance with the terms of the Loan Portfolio Purchase Agreement, as such amount may be adjusted in accordance with the terms of the Loan Portfolio Purchase Agreement.

          (iii)    Use of Proceeds by Company.  Company shall have provided
                   --------------------------
     evidence satisfactory to Administrative Agent that the cash proceeds from the debt and equity capitalization of Company described in the immediately preceding clause (ii) shall have been irrevocably committed, prior to the application of the proceeds of the Term Loans and the Revolving Loans made on the Closing Date, to the payment of the Purchase Price and Transaction Costs.

     E.   Related Agreements.

          (i)  The Senior Subordinated Notes.  The terms and conditions of the
               -----------------------------
     Senior Subordinated Notes shall be satisfactory to Administrative Agent and Requisite Lenders. Company shall have delivered to Administrative Agent a fully executed or conformed copy of the Senior Subordinated Note Indenture.

          (ii)     Approval of Certain Related Agreements.  The Stockholders
                   --------------------------------------
     Agreement, the Loan Portfolio Purchase Agreement, the Assumed Guaranties, the Holdings' Certificate of Designation, and the Transition Agreement, shall each be satisfactory in form and substance to Administrative Agent and Requisite Lenders.

          (iii)    Related Agreements in Full Force and Effect.  Administrative
                   -------------------------------------------
     Agent shall have received (a) a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, and each Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Administrative Agent to be material, in each case without the consent of Administrative Agent and Requisite Lenders, and (b) an Officers' Certificate from Company, in form and substance satisfactory to Administrative Agent, certifying to the effect that each such document (which shall be attached thereto) is correct and complete and is in full force and effect and certifying as to such matters with respect to each of the Related Documents. The guaranties to be delivered by Rockwell with respect to the Customer Notes pursuant to the terms and conditions of the Loan Portfolio Purchase Agreement shall have been so delivered, shall be in full force and effect and shall be satisfactory in form and substance to Administrative Agent.



















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     F.   Termination of Existing Credit Agreements; Existing Letters of Credit.

          (i) On the Closing Date, Company and its Subsidiaries shall have (a) repaid in full all amounts outstanding under any existing credit or other loan agreements, (b) shall have terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder, including without limitation all termination statements, terminations of lockbox agreements, blocked account agreements and collateral account agreements, assignment documents, satisfactions, reconveyances, releases and similar documents as to any financing statements, mortgages, deeds of trust, assignment and other agreement or instruments creating or perfecting liens or security interests which shall release all liens securing any and all indebtedness under such existing credit or other loan agreements, and (d) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Company and its Subsidiaries with respect thereto.

          (ii) Administrative Agent shall have received an Officers' Certificate of Company stating that after giving effect to the actions described in this subsection 4.1F, the Indebtedness of the Loan Parties (other than Indebtedness under the Loan Documents and the Senior Subordinated Notes) shall consist only of the Indebtedness described on
     Schedule 7.1 annexed hereto.  The terms and conditions of all such
     ------------
     remaining Indebtedness shall be in form and substance satisfactory to Administrative Agent.

     G. Necessary Consents. Company and its Subsidiaries shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Acquisition and the Company Merger, the transactions contemplated by the Loan Documents and the Related Agreements and the continued operation of the business to be conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the consummation of the Acquisition and the Company Merger, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain, which either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the Company Merger or the financing thereof, and no action, request for stay, petition for review or rehearing, reconsideration or appeal shall be pending and any time for agency action to set aside its consent on its own motion has expired. Administrative Agent shall have received an Officer's Certificate of Company to the effect set forth in this subsection 4.1G.
















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     H.   Acquisition and Company Merger.

          (i) the Purchase Agreement shall be in full force and effect and shall not have been amended, supplemented, waived or otherwise modified without the consent of Administrative Agent and Requisite Lenders, including without limitation any Closing Date supplements to such Purchase Agreement, and executed or conformed copies thereof (including all exhibits and schedules thereto) and any amendments thereto and all documents executed in connection therewith shall have been delivered to Administrative Agent;

          (ii) the Purchase Agreement and any and all documents executed in connection therewith shall specifically include provisions, in each case satisfactory in form and substance to Administrative Agent, providing for
     (a) Rockwell's indemnification of Company and its Subsidiaries for all settlements and judgments arising out of Heidelberger Druckmaschinen AG v.
                                              ---------------------------------
     Hantscho Commercial Products, Inc. and Rockwell Graphics Systems, Inc.; (b)
     ----------------------------------------------------------------------
     the Transition Agreement; and (c) the transfer to, and ownership by, Company and its Subsidiaries of all intellectual property rights, including without limitation all patents, patent applications, copyrights and trade secrets, which are used primarily in, or related primarily to, the business to be conducted by Company and its Subsidiaries;

          (iii) all conditions to the Acquisition set forth in the Purchase Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent and Requisite Lenders;

          (iv) the Acquisition shall have become effective in accordance with the terms of the Purchase Agreement;

          (v) the Company Merger shall have become effective in accordance with the terms of the applicable merger agreement and the laws of the State of Delaware and Company shall have delivered a fully executed copy of such merger agreement to Administrative Agent and such merger agreement shall be satisfactory in form and substance to Administrative Agent;

          (vi) the aggregate cash purchase price for the Acquired Stock and Acquired Assets shall not exceed $552,500,000 (subject to certain adjustments as provided in the Purchase Agreement) plus the issuance of the
                                                        ----
     Holdings Preferred Stock to Rockwell;

          (vii) Transaction Costs plus the payment of any financial advisory, structuring or other similar fees with respect to the Acquisition and related transactions shall not exceed $30,000,000;



















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          (viii)   Administrative Agent shall have received an Officers'
     Certificate of Company to the effect set forth in clauses (i) - (vii).

     I. Closing Date Mortgages; Closing Date Mortgage Policies; Etc. Administrative Agent shall have received from Borrowers and each applicable
Subsidiary:

          (a)  Closing Date Mortgages.  Fully executed and acknowledged
               ----------------------
     Mortgages (each a "Closing Date Mortgage" and, collectively, the "Closing Date Mortgages"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in Schedule 5.5 annexed hereto and identified on such Schedule as being so
        ------------
     encumbered (each a "Closing Date Mortgaged Property" and, collectively, the "Closing Date Mortgaged Properties");

          (b)  Opinions of Local Counsel.  An opinion of counsel (which counsel
               -------------------------
     shall be reasonably satisfactory to Administrative Agent) in each jurisdiction in which a Closing Date Mortgaged Property is located with respect to the enforceability of the Closing Date Mortgages to be recorded in such jurisdiction and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

          (c)  Landlord Consents and Estoppels; Recorded Leasehold Interests.
               -------------------------------------------------------------
     In the case of each Closing Date Mortgaged Property consisting of a Material Leasehold, (a) a landlord consent and estoppel with respect thereto and (b) evidence that such Material Leasehold is a recorded or registered (in the case of Material Leaseholds in the UK) leasehold property;

          (d)  Title Insurance.  (a) ALTA mortgagee title insurance policies or
               ---------------
     unconditional commitments therefor (or such comparable or equivalent insurance to the extent available with respect to properties located outside of the United States) (the "Closing Date Mortgage Policies") issued by a title company with respect to the Closing Date Mortgaged Properties as listed in Schedule 5.5 annexed hereto and identified on such Schedule as
               ------------
     being so encumbered, in amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Closing Date Mortgaged Property vested in such Loan Party and insuring Administrative Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to the Permitted Encumbrances, which Closing Date Mortgage Policies
     (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence reasonably satisfactory to Administrative Agent that such Loan Party has
     (i) delivered













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
     to such title company all certificates and affidavits required by the title company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

          (e)  Surveys.  A current survey with respect to each Closing Date
               -------
     Mortgaged Property located in the United States prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys jointly established and adopted by ALTA and ACSM in 1992 and meeting the requirements of a Class A Survey, as defined therein ("Survey"), showing gross area of such Closing Date Mortgaged Property, lot lines and monuments, building lines, easements both burdening and benefiting such Closing Date Mortgaged Property, utilities, including water and sewer lines to the point of connection with the public system, the improvements (including loading docks and the location and number of parking spaces), encroachments, if any, on such Closing Date Mortgaged Property or over adjoining properties, and other matters located on or affecting such Closing Date Mortgaged Property requested by the Administrative Agent.
     Each such Survey will contain a certificate addressed to the Administrative Agent and Title Company in form and substance satisfactory to Administrative Agent;

          (f)  Copies of Documents Relating to Title Exceptions.  Copies of all
               ------------------------------------------------
     recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies;

          (g)  Matters Relating to Flood Hazard Properties.  (a) Evidence, which
               -------------------------------------------
     may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

          (h)  Environmental Indemnity.  An environmental indemnity agreement,
               -----------------------
     satisfactory in form and substance to Administrative Agent and its counsel, with
















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
     respect to the indemnification of Administrative Agent and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of the treatment, storage, disposal, use, presence or Release of any Hazardous Materials.

     J. Security Interests in Personal and Mixed Property. To the extent not already satisfied pursuant to subsection 4.1I, Administrative Agent shall have received evidence satisfactory to it that Holdings, Company and their respective Subsidiaries shall have taken or caused to be taken such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest as of such date in the entire personal and mixed property Collateral. Such actions shall include, without limitation, the following:

          (i)  Schedules to Collateral Documents.  Delivery to Administrative
               ---------------------------------
     Agent of accurate and complete schedules to all of the applicable Collateral Documents.

          (ii)     Stock Certificates and Instruments.  Delivery to
                   ----------------------------------
     Administrative Agent of (a) certificates (which certificates shall be registered in the name of Administrative Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Administrative Agent) representing the capital stock pledged pursuant to the Pledge Agreements and the Subsidiary Pledge Agreements and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral.

          (iii)    Lien Searches, UCC Termination Statements, Etc.  Delivery to
                   -----------------------------------------------
     Administrative Agent of the results of a recent search, by a Person satisfactory to Administrative Agent, of (a) all effective Uniform Commercial Code ("UCC") financing statements and fixture filings and all judgment and tax lien filings which may have been made in the United States with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, (b) all comparable filings which may have been made with respect to any personal or mixed property of any Loan Party outside of the United States, together with copies of all such filings disclosed by such search, and (c) UCC termination statements or other comparable filings for non-U.S. jurisdictions duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings or other comparable filings in non-U.S. jurisdictions disclosed in such searches (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).















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
     (iv)      UCC Financing Statements, Fixture Filings and Other Filings.
               -----------------------------------------------------------
Delivery to Administrative Agent of UCC financing statements, and where appropriate, fixture filings, and any other comparable filings to be made outside of the United States, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents.

          (v)  IP Collateral Documents, Etc.  Delivery to Administrative Agent
               -----------------------------
     of the IP Collateral Documents, together with accurate and complete schedules thereto and any cover sheets or other documents or instruments required for filing with the United States Patent and Trademark Office (the "PTO") or any comparable Governmental Authority outside of the United States.

          (vi)     Deposit Accounts.  Delivery to Administrative Agent of a
                   ----------------
     Lock Box Agreement or a Blocked Account Agreement executed by each Person that is a party thereto with respect to each Deposit Account listed on
     Schedule I annexed to the Security Agreements and the Subsidiary Security
     ----------
     Agreements (other than any Concentration Account) as requested by Administrative Agent.

          (vii)    Opinions of Local Counsel.  Delivery to Administrative Agent
                   -------------------------
     of an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) under the laws of each jurisdiction in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests, in each case as Administrative Agent may reasonably request and in form and substance reasonably satisfactory to Administrative Agent.

          (viii)   Other Documents.  Delivery to Administrative Agent of such
                   ---------------
     other documents and instruments that Administrative Agent reasonably deems necessary or advisable to establish, preserve and perfect the First Priority Liens granted to Administrative Agent on behalf of Lenders under the Collateral Documents.

          (ix)     Evidence of Other Filings.  Evidence reasonably satisfactory
                   -------------------------
     to Administrative Agent that all other filings (including, without limitation, UCC termination statements and comparable instruments under the laws and regulations of Governmental Authorities outside of the United States), recordings and other actions Administrative Agent deems necessary or advisable to establish, preserve and perfect the First Priority Liens granted to Administrative Agent in personal and mixed property shall have been made.


















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     K.   Audit of Inventory and Accounts Receivable.  On or before the Closing
Date, Administrative Agent (or an independent auditor satisfactory to Administrative Agent) shall have completed audits of the Inventory and Accounts of each Borrower and its Subsidiaries, and Administrative Agent shall be satisfied with the results thereof.

     L. Real Estate Appraisals. Administrative Agent shall have received appraisals from one or more independent real estate appraisers satisfactory to Administrative Agent, in form, scope and substance reasonably satisfactory to Administrative Agent and satisfying the requirements of any applicable laws and regulations, concerning any Closing Date Mortgaged Properties (as defined in subsection 4.1I) located in the United States, in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion.

     M. Environmental Reports. Administrative Agent shall have received reports and other information, in form, scope and substance satisfactory to Administrative Agent, regarding environmental matters relating to the Facilities.

     N. Financial Statements; Pro Forma Balance Sheet. On or before the Closing Date, Lenders shall have received from Company:

          (i) audited financial statements of RGS, consisting of combined balance sheets for Fiscal Years ended September 30, 1995 and 1994, and the combined statements of operations and cash flows for Fiscal Years ended September 30, 1995, 1994 and 1993;

          (ii) unaudited financial statements of RGS as at June 30, 1996, consisting of a combined balance sheet and the related combined statement of operations and cash flows for the nine-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of RGS as at the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

          (iii) pro forma combined balance sheet of Company and its Subsidiaries as at June 30, 1996, prepared in accordance with GAAP and reflecting the consummation of the Acquisition and the Company Merger and the financings and other transactions contemplated hereby, which pro forma financial statements shall be in form and substance satisfactory to Lenders; and

          (iv) projected financial statements of Company and its Subsidiaries consisting of a combined balance sheet and the related combined statements of operations and cash flows for the seven-year period after the Closing Date, which financial projections shall be in form and substance satisfactory to Lenders.















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

     O. No Material Adverse Effect. Since September 30, 1995, no Material Adverse Effect (in the sole opinion of Administrative Agent) shall have occurred.

     P. Solvency Assurances. On the Closing Date, as to each Borrower and such Borrower's respective Subsidiaries, Administrative Agent and Lenders shall have received (i) a letter or letters from Murray, Devine & Company dated the Closing Date and addressed to Administrative Agent and Lenders, in form and substance satisfactory to Administrative Agent and with appropriate attachments, and (ii) Financial Condition Certificates dated the Closing Date, substantially in the form annexed hereto as Exhibit VII and with appropriate attachments, in
                              -----------
each case demonstrating that, after giving effect to the consummation of the Acquisition and the Company Merger and the financing transactions contemplated hereby, each such Borrower and its respective Subsidiaries will be Solvent under the laws of such Borrower's applicable jurisdiction. In addition, Administrative Agent shall have received copies of all such other resolutions, certifications, determinations, appraisals, opinions and other documents and instruments as may be necessary to comply with the solvency, financial assistance or other comparable or equivalent laws of such jurisdictions, all of the foregoing to be in form and substance satisfactory to Administrative Agent.

     Q. Insurance Review; Evidence of Insurance. Administrative Agent shall have received (i) a report from a consultant satisfactory to Administrative Agent, in form, scope and substance satisfactory to Administrative Agent, concerning the adequacy of the Borrowers' existing and proposed insurance program or programs, and (ii) a certificate from Company's insurance broker and each of Company's Subsidiary's insurance brokers or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

     R. No Disruption of Financial and Capital Markets. There shall have been no material adverse change after July 12, 1996 to the syndication markets for credit facilities similar in nature to the credit facilities provided herein and there shall not have occurred and be continuing a material disruption of or material adverse change in financial, banking or capital markets that would have an adverse effect on such syndication market, in each case as determined by Administrative Agent in its sole discretion.

     S. Borrowing Base Certificates. On or before the Closing Date, each Borrower shall have delivered to Administrative Agent and Lenders a Borrowing Base Certificate substantially in the form of Exhibit VIII annexed hereto
                                              ------------
prepared as of a recent date prior to the Closing Date.

     T.   Opinions of Borrowers' Counsel.  Lenders shall have received
(i) originally executed copies of one or more favorable written opinions of Wachtell, Lipton, Rosen & Katz, counsel for Borrowers, and of Jack E. Merryman, General Counsel of the Borrowers,















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
in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit IX-A annexed hereto, Exhibit IX-B
                                      ------------                 ------------
annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request, and (ii) originally executed copies of one or more favorable written opinions of (i) Nishimura & Partners, local counsel for Goss Japan, (ii) Linklaters & Paines, local counsel for Goss UK, and
(iii) Bredin Prat & Associes, local counsel for Goss France, each in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit X-A annexed hereto, Exhibit X-B annexed hereto
                       -----------                 -----------
and Exhibit X-C annexed hereto and as to such other matters as Administrative
    -----------
Agent acting on behalf of Lenders may reasonably request.

     U. Opinions of O'Melveny & Myers LLP. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, dated as of the Closing Date, substantially in the form of Exhibit XI annexed hereto and as to such other matters as Administrative
   ----------
Agent acting on behalf of Lenders may reasonably request.

     V.   Opinions of Counsel Delivered Under Related Agreements.
Administrative Agent and its counsel shall have received copies of each of the opinions of counsel delivered to the parties under the Related Agreements, together with a letter from each such counsel authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.

     W. Auditor's Letters and Stand-Alone Report. Administrative Agent shall have received (i) copies of the Auditor's Letter acknowledged by Auditors and
(ii) a report from Auditors, in form, scope and substance satisfactory to Administrative Agent, concerning certain stand-alone costs of RGS.

     X. Expenses and Fees. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent, Syndication Agent, Documentation Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3. Company shall have paid to Administrative Agent all of the Administrative Agent's costs and expenses incurred in connection with the consummation of the transactions contemplated hereby and shall have paid all of the fees, costs and expenses of all of Administrative Agent's experts, consultants, auditors, appraisers, counsel and other advisors, including without limitation the fees and expenses of O'Melveny & Myers LLP and of local and foreign counsel to Administrative Agent.

     Y. Representations and Warranties; Performance of Agreements. Each Borrower shall have delivered to Administrative Agent an Officers' Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the

















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
extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that such Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and Requisite Lenders.

     Z. Due Diligence. The results of Agents' continuing financial, legal, tax and accounting due diligence investigations with respect to the Acquisition and the other transactions contemplated hereunder, including without limitation the due diligence investigation with respect to the future need for customer notes and customer advances, shall be satisfactory in all respects to Agents, and any supplemental business or financial due diligence that Agents reasonably determine has become necessary shall not have disclosed information not previously disclosed to Agents which causes the results of such diligences not to be satisfactory in all respects to Agents and the other Lenders. Lenders shall have also received any information reasonably necessary to conduct their continuing due diligence.

     AA. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

          Each Lender hereby agrees that by its execution and delivery of its signature pages thereto and by the funding of its loans to be made on the Closing Date, such Lender approves of and consents to each of the matters set forth in this subsection 4.1 which must be approved by, or which must be satisfactory to, all or Requisite Lenders; provided that in the case of any
                                           --------
agreement or document which must be approved by, or which must be satisfactory to, all or Requisite Lenders, Administrative Agent or Company shall have delivered a copy of such agreement or document in substantially the form in which executed or delivered to such Lender on or prior to the Closing Date.

4.2  Conditions to All Loans.
     -----------------------

          The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

     A. Administrative Agent (with a copy to Agent) shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial

















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
officer or the treasurer of the Borrower or by any other authorized signatory of such Borrower.

     B.   As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii) Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

          (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

          (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other comparable or similar law of any Governmental Authority; and

          (vi) There shall not be pending or, to the knowledge of Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by any Borrower in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.
















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

4.3  Conditions to Letters of Credit.
     -------------------------------

          The issuance of any Letter of Credit hereunder (whether or not the Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

     A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

     B. On or before the date of issuance of such Letter of Credit, Administrative Agent (with a copy to Agent) shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Borrower, or by any other authorized signatory of Borrower, together with all other information specified in subsection 3.1B(i) and such other documents or information as the Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

     C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


Section 5.     BORROWERS' REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, each Borrower represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1  Organization, Powers, Qualification, Good Standing, Business and
     ----------------------------------------------------------------
Subsidiaries.
------------

     A. Organization and Powers. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and the Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

     B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions, individually or in















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
the aggregate for all such jurisdictions, where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

     C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.11.

     D.   Subsidiaries.  All of the Subsidiaries of Holdings are identified in
Schedule 5.1 annexed hereto.  The capital stock of each of the Subsidiaries of
------------
Holdings identified in Schedule 5.1 annexed hereto is duly authorized, validly
                       ------------
issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Holdings identified in Schedule 5.1
                                                                  ------------
annexed hereto is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority, individually or in the aggregate, has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed hereto correctly sets forth, the
                          ------------
ownership interest of Holdings and each of its Subsidiaries in each of the Subsidiaries of Holdings identified therein.

5.2  Authorization of Borrowing, etc.
     --------------------------------

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

     B. No Conflict. The execution, delivery and performance by any Loan Party of the Loan Documents and the Related Agreements to which it is a party and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party, the Certificate or Articles of Incorporation or Bylaws, or other organizational or governing documents, of any Loan Party or any order, judgment or decree of any court or other Governmental Authority binding on any Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, except for such breaches, conflicts and defaults which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or
(iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents (a) which will be obtained on or before the Closing Date or (b) which















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
the failure to obtain could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     C. Governmental Consents. The execution, delivery and performance by any Loan Party of the Loan Documents and the Related Agreements to which it is a party and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for those set forth on Schedules 5(d) and 6(d) to the Purchase Agreement, filings required by federal or state securities laws, filing under the Hart-Scott-Rodino Antitrust Improvement Act, filings required in respect of the Goss Japan Merger under the Japanese Antimonopoly Law (which filing will be made after the Closing Date), filings required in connection with the perfection of security interests granted pursuant to the Loan Documents, and such other registrations, consents, approvals, notices or other actions which have been or will be made, obtained, given or taken on or before the Closing Date or which the failure to obtain or take could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     D. Binding Obligation. Each of the Loan Documents and the Related Agreements has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     E. Valid Issuance of Company Common Stock, Holdings Common Stock and Holdings Preferred Stock.

          (i)  Company Common Stock.  The Company Common Stock to be sold on or
               --------------------
     before the Closing Date, when issued and delivered, will be duly and validly issued, fully paid and nonassessable. No stockholder of Company has or will have any preemptive rights to subscribe for any additional equity Securities of Company. The issuance and sale of such Company Common Stock, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.


         (ii)  Holdings Common Stock.  All issued and outstanding shares of
               ---------------------
     Holdings Common Stock have been duly and validly issued, fully paid and nonassessable. Except as provided in the Stockholders Agreement, no stockholder of Holdings has or will have any preemptive rights to subscribe for any additional equity Securities of Holdings. Any issuance and sale of Holdings Common Stock, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

















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

           (iii)   Holdings Preferred Stock.  All issued and outstanding shares
                   ------------------------
     of Holdings Preferred Stock have been duly and validly issued, fully paid and nonassessable. No stockholder of Holdings has or will have any preemptive rights to subscribe for anyadditional Holdings Preferred Stock. Any issuance and sale of Holdings Preferred Stock, upon such issuance and sale, will either (a) have been registered and qualified under applicable federal and state securities laws or (b) be exempt therefrom.

5.3  Financial Condition.
     -------------------

          Company has heretofore delivered to Lenders, at Lenders' request, the financial statements and information described in subsection 4.1N. All such statements (other than the projected financial statements of Company and its Subsidiaries) were prepared in conformity with GAAP and fairly present the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. None of the Loan Parties has (and none of the Loan Parties will have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole.

5.4  No Material Adverse Change; No Restricted Junior Payments.
     ---------------------------------------------------------

          Since September 30, 1995, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since April 26, 1996, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by the Purchase Agreement or by subsection 7.5.

5.5  Title to Properties; Liens.
     --------------------------

          Except as set forth in Schedules 5(j)(i) and 5(j)(ii) to the Purchase Agreement, Holdings, Company and their respective Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property),
(ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise














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
permitted under subsection 7.2. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. Schedule 5.5 annexed hereto
                                                    ------------
sets forth all of the Real Property Assets of Company and its Subsidiaries as of the Closing Date.

5.6  Litigation; Adverse Facts.
     -------------------------

          Except as set forth in Schedule 5.6 annexed hereto or, with respect to
                                 ------------
Environmental Claims, as set forth on Schedule 5.13 annexed hereto, there are no
                                      -------------
actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Holdings, Company or any of their respective Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of any Borrower, threatened against or affecting Holdings, Company or any of their respective Subsidiaries or any property of Holdings, Company or any of their respective Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Holdings nor Company nor any of their respective Subsidiaries is (i) in violation of any applicable laws (excluding Environmental Laws which are covered in subsection 5.13) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7  Payment of Taxes.
     ----------------

     Except to the extent permitted by subsection 6.3, all material tax returns and reports of Holdings, Company and their respective Subsidiaries required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges upon Holdings, Company and their respective Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. None of the Borrowers knows of any material proposed tax assessment against Holdings, Company or any of their respective Subsidiaries which is not being actively contested by Holdings, Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other
                                           --------
appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8  Performance of Agreements; No Materially Adverse Agreements.
     -----------------------------------------------------------

     A. Neither Holdings nor Company nor any of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except















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
where the consequences, direct or indirect, of such default or defaults, if any, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     B. Neither Holdings nor Company nor any of their respective Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     C. The Material Contracts of each of Holdings and Company and their respective Subsidiaries are in full force and effect and no material defaults currently exist thereunder.

5.9  Governmental Regulation.
     -----------------------

          Neither Holdings nor Company nor any of their respective Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation or under any other comparable or similar laws of any Governmental Authority which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10      Securities Activities.
          ---------------------

          Neither Holdings nor Company nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

5.11      Employee Benefit Plans.
          ----------------------

     A. Holdings and Company and each of their respective Subsidiaries are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder and the terms of each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan.

     B. No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in an aggregate liability to the Company or any of its Subsidiaries of more than $1,000,000.

     C. In accordance with the most recent actuarial valuation for any Pension Plan, the excess of the aggregated accumulated benefit obligations, as defined in Statement of Financial Accounting Standards No. 87, over the aggregate total fair market value for all such Pension Plans (excluding for purposes of such computation (1) any Pension Plans with respect to which the fair market value of the assets exceeds such accumulated benefit obligations and (2) any Foreign Unfunded Pension Plan), does not exceed $5,000,000.

















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


5.12      Certain Fees.
          ------------

          Except as set forth in Schedule 5.12 annexed hereto, no broker's or
                                 -------------
finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and each Borrower hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13      Environmental Protection.
          ------------------------

     Except as set forth in Schedule 5.13 annexed hereto:
                            -------------

          (i) the operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

          (ii) Company and each of its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are being maintained in good standing, and Company and each of its Subsidiaries are in compliance in all material respects with such Governmental Authorizations;

          (iii)    neither Company nor any of its Subsidiaries has received
     (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or
     (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec. 9604) or comparable state laws, and, to the best of the Borrowers' knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

          (iv) none of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

          (v) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any actual or potential violation of or liability under Environmental Laws or (b) any Environmental Claims except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

          (vi) neither Company nor any of its Subsidiaries has any contingent liability in connection with any Release by Company or any of its Subsidiaries except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

          (vii) neither Company nor any of its Subsidiaries nor, to the best knowledge of the Borrowers, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of hazardous waste at any Facility, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

          (viii) no Hazardous Materials exist on, under or about any Facility in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, and neither Company nor any of its Subsidiaries has filed any notice or report of a Release that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

          (ix) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any of their respective predecessors has disposed of any Hazardous Materials in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

          (x) to the best knowledge of Company, no underground storage tanks or surface impoundments are on or at any Facility; and

          (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility except for any such Lien which would not reasonably be expected to have a Material Adverse Effect.

          Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred with respect to the Loan Parties relating to any Environmental Laws or any Release of any Hazardous Materials at any Facility or any other location, including without limitation any matter disclosed in
Schedule 5.13 annexed hereto which, individually or in the aggregate, has had or
-------------
could reasonably be expected to have, a Material Adverse Effect.

5.14      Employee Matters.
          ----------------

          There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15      Solvency.
          --------

          Company and each of its Subsidiaries is and, upon the incurrence of any Obligations by any Borrower on any date on which this representation is made, will be, Solvent.

5.16      Disclosure.
          ----------

          No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or Related Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to any Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrowers to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Borrowers (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.17      Related Agreements.
          ------------------

     A. Company has delivered to Lenders complete and correct copies of the Related Agreements and of all exhibits and schedules thereto.

     B. Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties given by Rockwell to Company in the Purchase Agreement is true and correct in all material respects as of the Closing Date, subject to the qualifications set forth in the schedules to the Purchase Agreement.

     C. Each of the representations and warranties given by Company to Rockwell in the Purchase Agreement is true and correct in all material respects as of the Closing Date.

     D. Notwithstanding anything in the Purchase Agreement to the contrary, the representations and warranties of Borrowers set forth in subsections 5.17B and 5.17C shall, solely for purposes of this Agreement, survive the Closing Date for the benefit of Lenders.


Section 6.     BORROWERS' AFFIRMATIVE COVENANTS

          Each Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1  Financial Statements and Other Reports.
     --------------------------------------

          Each Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:

          (i)  Monthly Financials:  as soon as available and in any event (1)
               ------------------
     within 45 days after the end of each month ending after the Closing Date through the first anniversary of the Closing Date and (2) within 30 days after the end of each month ending after the first anniversary of the Closing Date, (a) the consolidated and consolidating (by geographic region, which regions shall consist of the United States, Europe and Asia (each, a "Region")) balance sheets of each Borrower and its Subsidiaries as at the end of such month and the related consolidated and consolidating (by Region) statements of income, stockholders' equity and cash flows of such Borrower and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month and, in the case of such monthly financials delivered after the first anniversary of the Closing Date, setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of such Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a report describing the operations of such Borrower and its Subsidiaries in the form prepared for presentation to senior management for such month and for the period from the beginning of the then current Fiscal Year to the end of such month;

          (ii)     Quarterly Financials:  as soon as available and in any event
                   --------------------
     within 45 days after the end of each Fiscal Quarter, (a) the consolidated and consolidating (by

     Region) balance sheets of each Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating (by Region) statements of income, stockholders' equity and cash flows of such Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of such Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of such Borrower and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

          (iii)    Year-End Financials:  as soon as available and in any event
                   -------------------
     within 90 days after the end of each Fiscal Year, (a) the consolidated and consolidating (by Region) balance sheets of such Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating (by Region) statements of income, stockholders' equity and cash flows of such Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of such Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of such Borrower and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements with respect to Company and its Subsidiaries, (1) a report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (2) a letter acknowledged by such accounting firm, substantially in the form of Exhibit XIII annexed hereto with such changes
                                  ------------
     as are approved by Administrative Agent,













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
     acknowledging that Lenders will receive such consolidated financial statements in such report and will use such financial statements and report in their credit analyses of each Borrower and its Subsidiaries;

          (iv)     Officers' and Compliance Certificates:  (a) together with
                   -------------------------------------
     each delivery of financial statements of each Borrower and its Subsidiaries pursuant to subdivisions (i), (ii) and (iii) above, an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of each Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrowers have taken, are taking and propose to take with respect thereto; (b) together with each delivery of financial statements pursuant to subdivision (ii) and (iii) above, a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7; and (c) within 90 days after the beginning of each Fiscal Year and in any event on or prior to the date of any mandatory prepayments made pursuant to subsection 2.4B(iii)(f) during such Fiscal Year, an Officers' Certificate of Company setting forth the Consolidated Excess Cash Flow for the Fiscal Year covered by such financial statements and demonstrating in reasonable detail the derivation of such Consolidated Excess Cash Flow;

          (v)  Reconciliation Statements:  if, as a result of any change in
               -------------------------
     accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then
     (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the full Fiscal Year immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i),
     (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including without limitation any differences that would affect any calculations relating to the financial















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
     covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

          (vi)     Accountants' Certification:  together with each delivery of
                   --------------------------
     consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by
                        --------
     reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

          (vii)    Accountants' Reports:  promptly upon receipt thereof (unless
                   --------------------
     restricted by applicable professional standards), copies of all reports submitted to any Borrower by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of any Borrower and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (viii)   SEC Filings and Press Releases:  promptly upon their
                   ------------------------------
     becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by any Borrower to its security holders or by any Subsidiary of any Borrower to its security holders other than any Borrower or another Subsidiary of a Borrower, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by a Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by a Borrower or any of its Subsidiaries to the public concerning material developments in the business of such Borrower or any of its Subsidiaries;

          (ix)     Events of Default, etc.:  promptly upon any officer of any
                   -----------------------
     Loan Party obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with













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
     respect to a claimed Event of Default or Potential Event of Default,
     (b) that any Person has given any notice to a Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by a Borrower with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if such Borrower were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrowers have taken, are taking and propose to take with respect thereto;

          (x)  Litigation or Other Proceedings:  (a) promptly upon any officer
               -------------------------------
     of any Loan Party obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting such Borrower or any of its Subsidiaries or any property of such Borrower or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Company or any of its Subsidiaries to Lenders or (Y) any material development in any Proceeding that, in any case:

               (1) could reasonably be expected to result in a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to such Borrower to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, any Borrower or any of its Subsidiaries equal to or greater than $500,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

          (xi)     ERISA Events:  promptly upon becoming aware of the
                   ------------
     occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or
















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
     threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii)    ERISA Notices:  with reasonable promptness, copies of
                   -------------
     (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (xiii)   Financial Plans:  as soon as practicable and in any event no
                   ---------------
     later than 30 days after the beginning of each Fiscal Year, a consolidated and consolidating (by Region) plan and financial forecast for such Fiscal Year (the "Financial Plan" for such Fiscal Year), including without limitation (a) a forecasted consolidated and consolidating (by Region) balance sheet and forecasted consolidated and consolidating (by Region) statements of income and cash flows of each Borrower and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for
                                           --- -----
     such Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (b) forecasted consolidated and consolidating (by Region) statements of income and cash flows of each Borrower and its Subsidiaries for each month of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

          (xiv)    Insurance:  as soon as practicable and in any event by the
                   ---------
     last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year and confirming the status of Administrative Agent as loss payee under all such insurance to the extent required by subsection 6.4;

          (xv)     Board of Directors:  with reasonable promptness, written
                   ------------------
     notice of any change in the Board of Directors of any Borrower;

          (xvi)    New Subsidiaries:  promptly upon any Person becoming a
                   ----------------
     Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and
     (b) all of the data required to be set forth in Schedule 5.1 annexed hereto
                                                     ------------
     with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto
                                                  ------------
     for all purposes of this Agreement);

          (xvii)   Margin Determination Certificate: concurrently with the
                   --------------------------------
     delivery of the financial statements required under subsections 6.1(ii) and 6.1(iii), Company shall
















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     deliver a Margin Determination Certificate with respect to the Fiscal
     Quarter then ended;

          (xviii)  Borrowing Base Certificate:  (a) as soon as available and in
                   --------------------------
     any event (1) within 30 days after the last Business Day of each month ending after the Closing Date through the first anniversary of the Closing Date and (2) within 15 days after the last Business Day of each month ending after the first anniversary of the Closing Date (or, at any time that the sum of Company Borrowing Base, the Goss Japan Borrowing Base and the Goss UK Borrowing Base exceeds the Total Utilization of Revolving Loan Commitments by less than $25,000,000, as soon as available and in any event within three Business Days after the last Business Day of each week) or (b) as soon as available and in any event within three Business Days after a written request from Administrative Agent, a Borrowing Base Certificate dated as of the last Business Day of such month (or such week) or such date of request, as applicable, together with any additional schedules and other information as Administrative Agent may reasonably request (it being understood that (1) each Borrower, in addition to any such Borrowing Base Certificate, may from time to time deliver to Administrative Agent and Lenders on any Business Day after the Closing Date a Borrowing Base Certificate dated as of such Business Day, together with an aging receivables schedule identifying each account debtor by name and address and any additional schedules and other information as Administrative Agent may reasonably request, and (2) the most recent Borrowing Base Certificate described in this clause (xviii) that is delivered to Administrative Agent shall be used in calculating the Company Borrowing Base, the Goss Japan Borrowing Base and the Goss UK Borrowing Base, as applicable, as of any date of determination);

          (xix)    UCC Search Report:  as promptly as practicable after the
                   -----------------
     date of delivery to Administrative Agent of any UCC financing statement executed by any Loan Party pursuant to subsection 4.1J(iv) or 6.8A, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statements and listing all other effective financing statements in that jurisdiction that name such Loan Party as debtor, together with copies of all such financing statements not previously delivered to Administrative Agent by or on behalf of any Borrower or such Loan Party; and

          (xx)     Other Information:  with reasonable promptness, such other
                   -----------------
     information and data with respect to any Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent on its own behalf or on behalf of any Lender.






















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

6.2  Corporate Existence, etc.
     -------------------------

          Except as permitted under subsection 7.7, each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

6.3  Payment of Taxes and Claims; Tax Consolidation.
     ----------------------------------------------

     A. Each Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a material Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good
--------
faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     B. None of the Borrowers will nor will any such Borrower permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4  Maintenance of Properties; Insurance; Application of Net
     --------------------------------------------------------
     Insurance/Condemnation Proceeds.
     -------------------------------

     A. Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all of their respective material properties used or useful in the business of such Borrower and its Subsidiaries (including, without limitation, Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof such that the properties will remain in substantially the same condition and working order, ordinary wear and tear excepted, that exists as of the Closing Date.

     B. Insurance. Each Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Without limiting the generality of the foregoing, each Borrower will maintain or cause to be maintained (i) flood insurance with respect to each Initial Flood Hazard Property (as defined in subsection 6.10B) and each Additional Flood Hazard Property (as defined in subsection 6.12A), in each case to the extent such Initial Flood Hazard Property or Additional Flood Hazard Property is located in a community that participates in the National Flood Insurance Program and (ii) public liability













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
insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance that insures against loss or damage with respect to any Collateral or against losses due to business interruption shall name the applicable Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $500,000 and shall provide for at least 30 days (15 days in the event of non-payment of premium) prior written notice to such Agent of any modification or cancellation of such policy.

     C.   Application of Net Insurance/Condemnation Proceeds.

          Upon receipt by Administrative Agent of any Net Insurance/Condemnation Proceeds as loss payee (i) in respect of any such business interruption insurance constituting Net Insurance/Condemnation Proceeds, (a) Administrative Agent shall, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, deliver such Net Insurance/Condemnation Proceeds to the applicable Borrower, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Administrative Agent shall, and Borrowers hereby authorize Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b), and (ii) in respect of any such insurance against loss or damage with respect to any Collateral, (a) to the extent that any Borrower or any of its Subsidiaries intends to use any such insurance proceeds to repair, restore or replace the assets of such Borrower or Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received, Administrative Agent shall, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, (A) in the event the aggregate amount of such Net Insurance/Condemnation Proceeds in respect of any covered loss does not exceed $1,000,000, deliver such Net Insurance/Condemnation Proceeds to such Borrower, and such Borrower shall, or shall cause such Subsidiary to, use such Net Insurance/Condemnation Proceeds to effect such repair, restoration or replacement, and (B) in the event the aggregate amount of such Net Insurance/Condemnation Proceeds exceeds $1,000,000, hold such proceeds in a cash collateral account and so long as any Borrower or any of its Subsidiaries proceeds to repair, restore or replace the assets of such Borrower or such Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received, Administrative Agent shall from time to time disburse to such Borrower or such Subsidiary amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Administrative Agent of invoices or other documentation reasonably satisfactory to Administrative Agent describing the amount of costs so incurred; provided however that if in the reasonable good
                             -------- -------
faith belief of Administrative Agent, such Borrower or such Subsidiary is not proceeding diligently with the repair, restoration or replacement, Administrative Agent shall, and Borrowers hereby authorize Administrative Agent to, apply such insurance proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b), and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing or to the extent that neither the applicable Borrower nor any of its Subsidiaries intends to















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
use any such Net Insurance/Condemnation Proceeds to repair, restore or replace assets of such Borrower or any of its Subsidiaries as described above, Administrative Agent shall, and Borrowers hereby authorize Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b).

6.5  Inspection; Audits of Inventory and Accounts Receivable; Lender Meeting.
     -----------------------------------------------------------------------

     A. Inspection Rights. Each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent to visit and inspect any of the properties of such Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that such Borrower may, if it so chooses, be present at or participate in any such discussion).

     B. Audits of Inventory and Accounts Receivable. Upon the request of Administrative Agent, each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent to conduct two audits of all Inventory and Accounts of Loan Parties during each twelve-month period after the Closing Date (exclusive of the audit of Inventory and Accounts referred to in subsection 4.1K (the "Base Audit")) or upon the occurrence and during the continuation of an Event of Default, such additional audits of Inventory and Accounts as Administrative Agent may require, each such audit to be substantially similar in scope and substance to the Base Audit, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

     C. Lender Meeting. Without in any way limiting the foregoing, each Borrower will participate in a meeting of Agent and Lenders at least once during each Fiscal Year to be held at such Borrower's corporate offices (or such other location as may be agreed to by such Borrower and Agent) at such time as may be agreed to by such Borrower and Agent.

6.6  Compliance with Laws, etc.
     --------------------------

          Each Borrower shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including without limitation all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate at any time, a Material Adverse Effect.

6.7  Environmental Disclosure and Inspection.
     ---------------------------------------

     A. Compliance with Environmental Laws. Each Borrower shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply in all material

















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
respects and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply in all material respects with all Environmental Laws.

     B. Environmental Review and Inspection. Each Borrower agrees that Administrative Agent may, from time to time and in its reasonable discretion, retain, at Borrower's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Borrower and, upon a reasonable belief that any Borrower has breached any covenant or representation with respect to environmental matters or that there has been a material violation of Environmental Laws at any Facility or by any Borrower, to conduct its own reasonable investigation of such matter at any Facility currently owned, leased, operated or used by Borrower or any of its Subsidiaries, and Borrower agrees to use its best efforts to obtain permission for Administrative Agent's professional consultant to conduct its own investigation of any such matter at any Facility previously owned, leased, operated or used by Borrower or any of its Subsidiaries. Each Borrower hereby grants to each Agent and its agents, employees, consultants and contractors the right to enter into or onto the Facilities currently owned, leased, operated or used by Borrower or any of its Subsidiaries upon reasonable notice to Borrower to perform such assessments on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Borrower and Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Borrowers and Agents hereby acknowledge and agree that any report of any investigation conducted at the request of Agent pursuant to this subsection 6.7B will be obtained and shall be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents.
Each Agent agrees to deliver a copy of any such report to Borrower with the understanding that each Borrower acknowledges and agrees that (i) it will indemnify and hold harmless such Agent and each Lender from any costs, losses or liabilities relating to such Borrower's use of or reliance on such report,
(ii) neither Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Borrower, neither Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

     C. Environmental Disclosure. Each Borrower and its Subsidiaries will deliver to Administrative Agent and Lenders:

          (i)  Environmental Audits and Reports.  As soon as practicable
               --------------------------------
     following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility















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
     which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (ii)     Notice of Certain Releases, Remedial Actions, Etc.  Each
                   --------------------------------------------------
     Borrower shall promptly advise Administrative Agent and Lenders in writing and in reasonable detail of (i) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that could reasonably be expected to give rise to a Material Adverse Effect or with respect to any Release required to be reported to any Governmental Authority, (iii) any remedial action taken by such Borrower or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could have a Material Adverse Effect, (iv) such Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and
     (v) any request for information from any Governmental Authority that suggests such agency is investigating whether such Borrower or any of its Subsidiaries may be potentially responsible for a Release.

          (iii)    Notice of Certain Proposed Actions Having Environmental
                   -------------------------------------------------------
     Impact.  Each Borrower shall promptly notify Administrative Agent and
     ------
     Lenders of (i) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that could reasonably be expected to expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Borrower or any of its Subsidiaries and (ii) any proposed action to be taken by Borrower or any of its Subsidiaries to commence manufacturing, industrial or other operations (beyond those presently undertaken) that could reasonably be expected to subject Borrower or any of its Subsidiaries to material additional obligations or requirements under Environmental Laws.

          (iv)     Other Information.  Each Borrower shall, at its own expense,
                   -----------------
     provide copies of such documents or information as Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

     D.   Borrower's Remedial Action Regarding Hazardous Materials.

          (i)  Remedial Actions Relating to Hazardous Materials Activities.
               -----------------------------------------------------------
     Each Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to
















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     take, any and all remedial action in connection with the presence, storage, use, disposal, transportation or Release on, under or about any Facility in order to comply in all material respects with all applicable Environmental Laws and Governmental Authorizations. In the event any Borrower or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Borrower or such Subsidiary shall conduct and complete such remedial action in compliance in all material respects with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all Governmental Authorities except when, and only to the extent that, Borrower's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by Borrower or such Subsidiary.

          (ii)     Actions with Respect to Environmental Claims and Violations
                   -----------------------------------------------------------
     of Environmental Laws.  Each Borrower shall promptly take, and shall cause
     ---------------------
     each of its Subsidiaries promptly to take, any and all actions necessary to
     (i) cure any violation of applicable Environmental Laws by Borrower or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (provided Borrower may reasonably contest alleged violations so long as the delay in the cure by reason of such contest could not reasonably be expected to have a Material Adverse Effect) and (ii) make an appropriate response to any Environmental Claim against Borrower or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.8  Execution of Future Guaranties and Collateral Documents.
     -------------------------------------------------------

     A. Execution of Future Subsidiary Guaranty and Collateral Documents. In the event that any Person becomes a Domestic Subsidiary of Company after the date hereof, Company will promptly notify Administrative Agent of that fact and cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and, as applicable, a Subsidiary Pledge Agreement, a Subsidiary Security Agreement, a Subsidiary Trademark Security Agreement, a Subsidiary Patent Security Agreement and Additional Mortgages and to take all such further action and execute all such further documents and instruments as may be reasonably required to grant and perfect in favor of Administrative Agent, for the benefit of Lenders, a First Priority security interest in all of the Real Property Assets and all of the personal property assets of such Subsidiary described in the applicable Collateral Documents.

     B. Execution of Future Foreign Subsidiary Guaranty and Collateral Documents. In the event that any Person becomes a direct Foreign Subsidiary of Company after the date hereof, Company will promptly notify Administrative Agent of that fact and will execute a pledge amendment to the Pledge Agreement executed and delivered by Company pledging not less than 66% of the stock of such Foreign Subsidiary. In the event
















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
that U.S. tax laws are amended to permit a Foreign Subsidiary to guarantee the Domestic Loans without the incurrence of an investment in U.S. property or other deemed dividends for U.S. tax purposes or without otherwise resulting in U.S. taxable income, Company will promptly notify Administrative Agent of that fact and will execute pledge amendments to the Pledge Agreement executed and delivered by Company pledging not less than 100% of the stock of its Foreign Subsidiaries and Company will cause its Foreign Subsidiaries to execute and deliver to Administrative Agent, a counterpart of a Subsidiary Guaranty, a Subsidiary Pledge Agreement, a Subsidiary Security Agreement, a Subsidiary Trademark Security Agreement, a Subsidiary Patent Security Agreement and Additional Mortgages, as applicable, and to take all such further action and execute all such further documents and instruments as may be reasonably required to grant and perfect in favor of the applicable Agent, for the benefit of Lenders, a First Priority security interest in all of the Real Property Assets and all of the personal property assets of such Subsidiary described in the applicable Collateral Documents.

     C. Subsidiary Charter Documents, Legal Opinions, Etc. With respect any such new Subsidiary, Company shall deliver to Administrative Agent, together with the applicable Guaranty and such Collateral Documents:

          (i) certified copies of such Subsidiary's Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State (or comparable official) of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to Administrative Agent

          (ii) a copy of such Subsidiary's Bylaws (or comparable or equivalent documentation), certified by its corporate secretary or an assistant corporate secretary or other appropriate officer as of a recent date prior to their delivery to Administrative Agent;

          (iii) a certificate executed by the secretary or an assistant secretary or other appropriate officer of such Subsidiary as to (a) the incumbency and signatures of the officers of such Subsidiary executing such Guaranty and the Collateral Documents to which such Subsidiary is a party and (b) the fact that the attached resolutions of the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of such Guaranty and such Collateral Documents are in full force and effect and have not been modified or rescinded; and

          (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to
     (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Guaranty and such Collateral Documents, (c) the enforceability of such Guaranty and such Collateral Documents against such Subsidiary, and (d) such other matters as Administrative Agent may

















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
     reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

6.9  Additional Real Property Collateral.
     -----------------------------------

     A. Additional Mortgages, Etc. From and after the Closing Date, in the event that (i) any Borrower or any of its Subsidiaries acquires any Fee Property or any Material Leasehold (other than any Fee Property or Material Leasehold which Administrative Agent in its sole discretion affirmatively waives the requirements set forth in this subsection 6.9 with respect to such Fee Property or Material Leasehold) (each a "Covered Real Property Asset") or (ii) at the time any Person becomes a Subsidiary of any Borrower, such Person owns or holds any Covered Real Property Asset, such Borrower or such Subsidiary shall, as soon as practicable after the acquisition of such or such Covered Real Property Asset or such Person's becoming a Subsidiary of any Borrower, as the case may be, deliver to Administrative Agent the following:

          (a)  Additional Mortgage.  Fully executed and acknowledged
               -------------------
     counterparts of Mortgages (each an "Additional Mortgage" and collectively, the "Additional Mortgages") in recordable form encumbering such Covered Real Property Asset, which Mortgages shall create a valid and enforceable First Priority Lien (or such other priority lien as may be specified in the applicable Additional Mortgage), subject to Permitted Encumbrances, on such Covered Real Property Asset in favor of Agent (or such other trustee as may be required or desired under local law) for the benefit of Lenders;

          (b)  Opinion of Counsel.  If required by Administrative Agent, an
               ------------------
     opinion of local counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the jurisdiction in which such Covered Real Property Asset is located with respect to the enforceability of Additional Mortgage recorded in such jurisdiction and such other matters as Administrative Agent may reasonably request, in form and substance reasonably satisfactory to Administrative Agent;

          (c)  Landlord Consent and Estoppel; Recorded Leasehold Interest.  In
               ----------------------------------------------------------
     the case of a Covered Real Property Asset consisting of a Material Leasehold, such estoppel letters from the landlord on such Material Leasehold as may be reasonably requested by Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent;

          (d)  Title Insurance.  (1) If required by Administrative Agent, in the
               ---------------
     case of each such Covered Real Property Asset consisting of a Fee Property, an ALTA mortgagee title insurance policy issued by a title insurer reasonably satisfactory to Administrative Agent (an "Additional Mortgage Policy"), in an amount reasonably satisfactory to Administrative Agent, ensuring Administrative Agent that the applicable Additional Mortgage creates a valid and enforceable First Priority


















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
     mortgage Lien (or such other priority lien as may be specified in the applicable Additional Mortgage) on such Covered Real Property Asset, free and clear of all defects and encumbrances except Permitted Encumbrances, which Additional Mortgage Policy (x) shall be in form and substance satisfactory to Administrative Agent and (y) shall include an endorsement for mechanics' liens, for future advances under this Agreement, the Notes and the other Loan Documents, and for any other matters that Administrative Agent may request, and (z) shall provide for affirmative insurance and such reinsurance as Administrative Agent may request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (2) a current Survey (as defined in subsection 4.1I(d)) with respect to such Covered Real Property Asset showing gross area of such Covered Real Property Asset, lot lines and monuments, building lines, easements both burdening and benefiting such Covered Real Property Asset, utilities, including water and sewer lines to the point of connection with the public system, the improvements (including loading docks and the location and number of parking spaces), encroachments, if any, on such Covered Real Property Asset or over adjoining properties, and other matters located on or affecting such Covered Real Property Asset requested by the Administrative Agent. Each such Survey will contain a certificate addressed to the Administrative Agent and Title Company in form and substance satisfactory to Administrative Agent;

          (e)  Title Report.  If no Additional Mortgage Policy is required with
               ------------
     respect to such Covered Real Property Asset, a title report obtained by Borrower in respect of any such Covered Real Property Asset, dated not more than 30 days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to Administrative Agent;

          (f)  Matters Relating to Flood Hazard Properties.  (i) Evidence, which
               -------------------------------------------
     may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) such Covered Real Property Asset (an "Additional Flood Hazard Property") is Flood Hazard Property and (2) the community in which such Covered Real Property Asset (if it is an Additional Flood Hazard Property) is located is participating in the National Flood Insurance Program; (ii) if such Covered Real Property Asset is an Additional Flood Hazard Property, Borrower's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of such Additional Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program; and (iii) in the event such Covered Real Property Asset is an Additional Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and


















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

          (g)  Environmental Audit.  If required by Administrative Agent, in the
               -------------------
     case of each such Covered Real Property Asset consisting of a Fee Property, environmental audits, reports and other information prepared by professional consultants mutually acceptable to Borrower and Administrative Agent, in form, scope and substance satisfactory to Administrative Agent in its reasonable discretion, concerning any environmental hazards or liabilities to which Borrower or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property.

     B. Real Estate Appraisals. Each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of obtaining an appraisal of value, conducted by consultants retained by such Agent in compliance with all applicable banking regulations, with respect to such Covered Real Property Asset.

6.10      Assignability and Recording of Lease Agreements.
          -----------------------------------------------

          From and after the Closing Date, in the event that any Borrower or any of its Subsidiaries enters into any lease that is a Material Leasehold (other than any Material Leasehold as to which Administrative Agent in its sole discretion affirmatively waives the requirements set forth in this subsection 6.10), such Borrower shall, or shall cause such Subsidiary to, (i) obtain lease terms permitting (or not expressly prohibiting) the encumbrancing of such Material Leasehold pursuant to an Additional Mortgage and the assignment of such Material Leasehold interest to the successful bidder at a foreclosure or similar sale (and to a subsequent third party assignee by Agent or any Lender to the extent Agent or such Lender is the successful bidder at such sale) in the event of a foreclosure or similar action pursuant to such Additional Mortgage and
(ii) cause such lease, or a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to Agent, to be recorded in all places to the extent necessary or desirable, in the reasonable judgment of Agent, so as to enable an Additional Mortgage encumbering such Material Leasehold to effectively create a valid and enforceable First Priority Lien (subject to Permitted Encumbrances) on such Material Leasehold in favor of Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders.

6.11      Interest Rate Protection.
          ------------------------

          Within ninety (90) days after the Closing Date, Borrowers shall obtain, and shall thereafter maintain in effect for a period of not less than two years one or more Interest Rate Agreements with respect to the Loans, in an aggregate notional principal amount of not less than $37,500,000, each such Interest Rate Agreement to be in form and substance satisfactory to Administrative Agent.


















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

6.12      Change of Corporate Names; Further Actions.
          ------------------------------------------

          No later than fifteen days prior to a change of name of any Loan Party, Company shall provide written notice to Administrative Agent (with a copy to Agent) of such name change. Such notice shall include the new corporate name of such Loan Party and the date on which such new corporate name shall become effective. Company shall, and shall cause such Loan Party to, take any and all necessary actions to maintain Agent's priority and perfected security interest in the Collateral, including without limitation obtaining all necessary Governmental Authorizations, execution or reexecution of all applicable agreements, documents, filings or any other instrument and filing of any and all appropriate instruments with any applicable Governmental Authority. As soon as practicable after such corporate name change, Company and such Loan Party shall provide to Administrative Agent evidence in form and substance satisfactory to Administrative Agent that such new corporate name has been appropriately obtained, filed and/or registered with the applicable Governmental Authority.

6.13      Transfer of Stock of RGS Japan; Goss Japan Merger.
          -------------------------------------------------

          As soon as practicable after the Closing Date, Company shall, or shall cause New Goss Japan to, take all such actions as may be required to form a wholly-owned Subsidiary, New Shellco, to which will be transferred all of the outstanding capital stock of RGS Japan and all of the other assets, if any, of New Goss Japan acquired upon or after the Closing Date. In addition, New Shellco shall assume all of the Obligations and liabilities of New Goss Japan under the Loan Documents and such other obligations and liabilities as may have arisen in the ordinary course of its business on or after the Closing Date or as may be approved by Administrative Agent; provided, however, that no liabilities
                                         --------  -------
of New Goss Japan arising prior to the Closing Date shall be so assumed. Promptly after the transfer to New Shellco of all of the outstanding capital stock of RGS Japan, New Goss Japan shall be dissolved or otherwise liquidated. As soon as practicable after the Closing Date, but in any event prior to the first anniversary of the Closing Date, Company shall cause New Shellco and RGS Japan to consummate the Goss Japan Merger. In no event shall Company permit New Goss Japan and RGS Japan to merge. All of the foregoing actions and all of the documentation to effect such actions shall be (i) in form and substance satisfactory to Administrative Agent and its counsel, (ii) in compliance with any and all Japanese laws and regulations, and (iii) completed prior to the first anniversary of the Closing Date.


Section 7.     BORROWERS' NEGATIVE COVENANTS

     Each Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.















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

7.1  Indebtedness.
     ------------

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Borrowers may become and remain liable with respect to the Obligations;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that (a) all such intercompany Indebtedness shall be evidenced by
     --------
     promissory notes that are pledged to the applicable Agent pursuant to the terms of the applicable Collateral Documents, (b) all such intercompany Indebtedness owed by any Borrower to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the applicable Obligations pursuant to the terms of the such promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of any Borrower under any guaranty of the applicable Obligations shall result in a pro tanto reduction of the amount of any intercompany
                 --- -----
     Indebtedness owed by such Subsidiary to such Borrower or to any of its Subsidiaries for whose benefit such payment is made; provided, further,
                                                          --------  -------
     that the aggregate amount of all such intercompany Indebtedness owing at any time from any Foreign Subsidiary to Company or any Domestic Subsidiary shall not exceed $100,000,000 in the aggregate at any time;

          (iv) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed
                                                      ------------
     hereto;

          (v) Company may become and remain liable with respect to repurchase obligations not in excess of $4,000,000 and indemnity obligations to BTCC as set forth in the Loan Portfolio Purchase Agreement and the Assumed Guaranties;

          (vi) Company may become and remain liable with respect to Indebtedness evidenced by the Senior Subordinated Notes in an aggregate principal amount not to exceed $225,000,000; and


















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

          (vii) Company may become and remain liable with respect to Capital Leases and other Indebtedness in an aggregate principal amount with respect to such Capital Leases and other Indebtedness which does not exceed $7,500,000 at any time outstanding.

7.2  Liens and Related Matters.
     -------------------------

     A. Prohibition on Liens. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

          (i)  Permitted Encumbrances;

          (ii)     Liens granted pursuant to the applicable Collateral
     Documents;

          (iii)    Liens described in Schedule 7.2 annexed hereto;
                                      ------------

          (iv) Liens solely on the equipment and the proceeds of such equipment securing the Capital Leases permitted under subsection 7.1(vii); and

          (v) Other Liens securing other Indebtedness permitted under subsection 7.1(vii).

     B. Equitable Lien in Favor of Lenders. If any Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing,
                                  --------
this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, none of the Borrowers or any of their respective Subsidiaries shall enter into any agreement (other than the Senior Subordinated Note Indenture) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.














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

     D. No Restrictions on Subsidiary Distributions to Borrowers or Other Subsidiaries. Except as provided herein, no Borrower will, nor will any Borrower permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by such Borrower or any other Subsidiary of such Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to such Borrower or any other Subsidiary of such Borrower, (iii) make loans or advances to such Borrower or any other Subsidiary of such Borrower, or (iv) transfer any of its property or assets to such Borrower or any other Subsidiary of such Borrower.

7.3  Investments; Joint Ventures.
     ---------------------------

          No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company and may make additional Investments after the Closing Date in such wholly-owned Subsidiaries of up to $5,000,000 in the aggregate for all such additional Investments;

          (iii) in addition to the amounts permitted pursuant to subsection 7.3(ii) above, Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iii);

          (iv) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;
                                                ------------

          (v) Company may continue to own its Joint Venture interests in Shanghai Rockwell Graphic Systems Co., Ltd. pursuant to the terms of its joint venture contract with Shanghai Printing & Packaging Machinery Co., as in effect on the Closing Date and may make additional Investments after the Closing Date in such Joint Venture of up to $7,500,000;

          (vi) Company and its Subsidiaries may make and maintain Investments in non-cash proceeds of Asset Sales in accordance with the provisions of subsection 7.7(iv);

          (vii) Company and its Subsidiaries may make and maintain investments received in connection with the bankruptcy or reorganization of suppliers and

















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
     customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business;

          (viii) Company and its Subsidiaries may make and maintain Investments with respect to Secured Customer Financing Arrangements; provided that the aggregate outstanding amount of such Secured Customer
     --------
     Financing Arrangements made after the Closing Date plus the aggregate
                                                        ----
     outstanding amount of Contingent Obligations with respect to Customer Financing Note Guaranties provided after the Closing Date under subsection 7.4(viii)(b) does not exceed $30,000,000 at any time; and

          (ix) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $1,000,000.

7.4  Contingent Obligations.
     ----------------------

          No Borrower shall nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations arising under their respective Guaranties, including Contingent Obligations thereunder with respect to Interest Rate Agreements and Currency Agreements entered into with any Lender or any of its Affiliates;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

          (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

          (iv) Company may become and remain liable with respect to the Assumed Guaranties relating to the Customer Notes;

          (v) Company may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of any of Company's Subsidiaries permitted by subsection 7.1;

          (vi) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4
                                                                ------------
     annexed hereto;

          (vii) Company may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements required under subsection 6.11 and under Currency Agreements designed to hedge against fluctuations in currency values entered into in the ordinary course of business;

          (viii) Company and its Subsidiaries (a) may become and remain liable with respect to Customer Financing Note Guaranties existing as of the Closing Date in an aggregate amount not to exceed $7,000,000; (b) may become and remain liable with respect to Customer Financing Note Guaranties provided after the Closing Date which Customer Financing Note Guaranties are not supported by Letters of Credit; provided that the aggregate
                                             --------
     outstanding amount of such Customer Financing Note Guaranties under this clause (b) plus the aggregate outstanding amount of Investments with
                ----
     respect to Secured Customer Financing Arrangements made after the Closing Date in accordance with subsection 7.3(viii) does not exceed $30,000,000 at any time; and (c) may become and remain liable with respect to Customer Financing Note Guaranties supported by Letters of Credit; provided that the
                                                               --------
     aggregate amount of all Customer Financing Note Guaranties supported by Letters of Credit under clause (c) shall not exceed $10,000,000 outstanding at any time; and

          (ix) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum
                                                   --------
     aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such other Contingent Obligations shall at no time exceed $1,000,000.

7.5  Restricted Junior Payments.
     --------------------------

          No Borrower shall nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) Company may make
                                           --------
payments of regularly scheduled interest in respect of the Senior Subordinated Notes, in accordance with the terms of and to the extent required by, and subject to the subordination provisions contained in, the Senior Subordinated
Note Indenture, and (ii) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to Holdings (X) in an aggregate amount not to exceed $500,000 in any Fiscal Year in order to permit Holdings to pay general administrative costs and expenses, (Y) in an aggregate amount not to exceed in the aggregate $1,000,000 in any Fiscal Year (provided that the unused
                                                       --------
portion of such $1,000,000 may be carried forward to the succeeding Fiscal Year, but only up to an aggregate amount not to exceed $2,000,000 of such Restricted Junior Payments for any given Fiscal Year) or $5,000,000 during the term of this Agreement plus the net cash proceeds of any issuance of Holdings Common Stock to
          ----
Management Investors and other officers and employees of Company and its Subsidiaries in accordance with the terms of the Stockholders Agreement and the Management Stock Incentive Plan, which net cash proceeds have been contributed to Company, and (Z) in an amount necessary to permit Holdings to discharge the consolidated tax liabilities of













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
Holdings, Company and Company's Subsidiaries, in each case so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose.

7.6  Financial Covenants.
     -------------------

     A.   Minimum Fixed Charge Ratio.  Company shall not permit the ratio of
(i) Consolidated Adjusted EBITDA to (ii) Consolidated Fixed Charges for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

                Period                  Minimum Fixed Charge Ratio
     ----------------------------      ----------------------------

     1st Fiscal Quarter, 1997               1.00:1.00
     2nd Fiscal Quarter, 1997               1.00:1.00
     3rd Fiscal Quarter, 1997               1.00:1.00
     4th Fiscal Quarter, 1997               1.00:1.00

     1st Fiscal Quarter, 1998               1.10:1.00
     2nd Fiscal Quarter, 1998               1.10:1.00
     3rd Fiscal Quarter, 1998               1.10:1.00
     4th Fiscal Quarter, 1998               1.10:1.00

     1st Fiscal Quarter, 1999               1.15:1.00
     2nd Fiscal Quarter, 1999               1.15:1.00
     3rd Fiscal Quarter, 1999               1.15:1.00
     4th Fiscal Quarter, 1999               1.15:1.00

     1st Fiscal Quarter, 2000
       and each Fiscal Quarter thereafter   1.20:1.00

     B.   Maximum Leverage Ratio.  Company shall not permit the ratio of
(i) Consolidated Total Debt as of the last day of any Fiscal Quarter occurring during any of the periods set forth below to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such last day to exceed the correlative ratio indicated:

                Period                   Maximum Leverage Ratio
     ----------------------------      ---------------------------

     1st Fiscal Quarter, 1997               6.25:1.00
     2nd Fiscal Quarter, 1997               7.50:1.00
     3rd Fiscal Quarter, 1997               5.75:1.00
     4th Fiscal Quarter, 1997               5.00:1.00

     1st Fiscal Quarter, 1998               4.50:1.00
     2nd Fiscal Quarter, 1998               4.50:1.00
     3rd Fiscal Quarter, 1998               4.25:1.00
     4th Fiscal Quarter, 1998               4.00:1.00

     1st Fiscal Quarter, 1999               4.00:1.00
     2nd Fiscal Quarter, 1999               4.00:1.00
     3rd Fiscal Quarter, 1999               4.00:1.00
     4th Fiscal Quarter, 1999               3.50:1.00

     1st Fiscal Quarter, 2000               3.50:1.00
     2nd Fiscal Quarter, 2000               3.50:1.00
     3rd Fiscal Quarter, 2000               3.50:1.00
     4th Fiscal Quarter, 2000               3.50:1.00

     1st Fiscal Quarter, 2001               3.25:1.00
     2nd Fiscal Quarter, 2001               3.25:1.00
     3rd Fiscal Quarter, 2001               3.25:1.00
     4th Fiscal Quarter, 2001               3.25:1.00

     C. Minimum Consolidated Adjusted EBITDA. Company shall not permit Consolidated Adjusted EBITDA for any four-Fiscal Quarter period ending as of the last day of any Fiscal Quarter occurring during any of the periods set forth below to be less than the correlative amount indicated:

                                            Minimum Consolidated
           Period                               Adjusted EBITDA
------------------------------              ----------------------

     1st Fiscal Quarter, 1997               $50,000,000
     2nd Fiscal Quarter, 1997               $37,500,000
     3rd Fiscal Quarter, 1997               $52,500,000
     4th Fiscal Quarter, 1997               $62,500,000

     1st Fiscal Quarter, 1998               $67,500,000
     2nd Fiscal Quarter, 1998               $72,500,000
     3rd Fiscal Quarter, 1998               $75,000,000
     4th Fiscal Quarter, 1998               $75,000,000

     1st Fiscal Quarter, 1999               $75,000,000
     2nd Fiscal Quarter, 1999               $75,000,000
     3rd Fiscal Quarter, 1999               $75,000,000
     4th Fiscal Quarter, 1999               $75,000,000

     1st Fiscal Quarter, 2000
       and each Fiscal Quarter thereafter   $80,000,000

     D. Minimum Consolidated Net Worth. Company shall not permit Consolidated Net Worth at any time during any of the periods set forth below to be less than the correlative amount indicated:

                                            Minimum Consolidated
           Period                                 Net Worth
------------------------------              --------------------

     1st Fiscal Quarter, 1997               $100,000,000
     2nd Fiscal Quarter, 1997               $100,000,000
     3rd Fiscal Quarter, 1997               $100,000,000
     4th Fiscal Quarter, 1997               $100,000,000

     1st Fiscal Quarter, 1998               $105,000,000
     2nd Fiscal Quarter, 1998               $110,000,000
     3rd Fiscal Quarter, 1998               $115,000,000
     4th Fiscal Quarter, 1998               $120,000,000

     1st Fiscal Quarter, 1999               $125,000,000
     2nd Fiscal Quarter, 1999               $130,000,000
     3rd Fiscal Quarter, 1999               $135,000,000
     4th Fiscal Quarter, 1999               $140,000,000

     1st Fiscal Quarter, 2000               $145,000,000
     2nd Fiscal Quarter, 2000               $150,000,000
     3rd Fiscal Quarter, 2000               $155,000,000
     4th Fiscal Quarter, 2000               $160,000,000

     1st Fiscal Quarter, 2001               $165,000,000
     2nd Fiscal Quarter, 2001               $170,000,000
     3rd Fiscal Quarter, 2001               $175,000,000
     4th Fiscal Quarter, 2001               $180,000,000



7.7  Restriction on Fundamental Changes; Asset Sales and Acquisitions.
     ----------------------------------------------------------------

          No Borrower shall nor shall any Borrower permit any of its Subsidiaries to, alter the corporate, capital or legal structure of such Borrower or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sub-lessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

          (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary of Company, or may be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company; provided that, in the case of such a merger, Company
                            --------
     or such wholly-owned Subsidiary shall be the continuing or surviving corporation and if any such transaction involves a Subsidiary Guarantor, the surviving corporation shall be the Company or such Subsidiary Guarantor;

          (ii) Company and its Subsidiaries may make Consolidated Capital Expenditures;

          (iii)    Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that
                                                                   --------
     the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; and

          (iv) subject to subsection 7.10, Company and its Subsidiaries may make Asset Sales (a) of the property, plant and equipment of Goss France;
     (b) constituting sale/leaseback transactions of its real property located in Sayama, Japan, and Westmont, Illinois; (c) of the vacated warehouse located in Cedar Rapids, Iowa; and (d) of other assets having a fair market value not in excess of $2,000,000 for any given Fiscal Year; provided that
                                                                  --------
     (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (y) the consideration received therefor shall be at least 85% in cash and the balance of any consideration not received as cash shall be represented by promissory notes which shall be pledged to Agent pursuant to the applicable Collateral Documents; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a).

7.8  Sales and Lease-Backs.
     ---------------------

          Except as permitted by subsection 7.7(iv)(b), no Borrower shall nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired,
(i) which such Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than such Borrower or any of its Subsidiaries) or (ii) which such Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Borrower or any of its Subsidiaries to any Person (other than such Borrower or any of its Subsidiaries) in connection with such lease.

7.9  Transactions with Shareholders and Affiliates.
     ---------------------------------------------

          No Borrower shall nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Holdings or Company or with any Affiliate of Holdings or Company or of any such holder, on terms that are less favorable to Holdings or Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any
              --------
transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries,
(iii) payment of Transaction Costs and payments permitted under subsection 7.5,
(iv) reasonable financial advisory or structuring fees paid to Stonington for services rendered by Stonington, including without limitation financial advisory fees to Stonington for services related to the Acquisition, and reimbursement of out-of-pocket expenses, and (v) arms-length transactions in the ordinary course of business with other companies managed by Stonington.

7.10      Disposal of Subsidiary Stock.
          ----------------------------

          Except pursuant to the Collateral Documents and except for any sale of 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsection 7.7(i) or (iv), no Borrower shall:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

7.11      Conduct of Business.
          -------------------

          From and after the Closing Date, no Borrower shall nor shall any Borrower permit any of its Subsidiaries to, engage in any business other than
(i) the businesses engaged in by such Borrower and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.12      Amendments of Certain Documents; Designation of Designated Senior
          -----------------------------------------------------------------
          Indebtedness.
          ------------

     A. Amendments or Waivers of Certain Related Agreements. No Borrower will, nor will any Borrower permit any of its Subsidiaries to, agree to any material amendment to, or waive any of its material rights under, or make any payment consistent with such an amendment of, or change to, any Related Agreement (other than any Related Agreement evidencing or governing any Subordinated Indebtedness, the Assumed Guaranties and the Customer Notes related to the Assumed Guaranties) after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

     B. Amendments of Documents Relating to Subordinated Indebtedness, the Assumed Guaranties and the Customer Notes Related to the Assumed Guaranties. No Borrower shall nor shall any Borrower permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, the Assumed Guaranties and the Customer Notes related to the Assumed Guaranties or any agreement related thereto or any guaranty entered into by any Loan Party in connection therewith, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, such Assumed Guaranties or such Customer Notes, change any dates upon which payments of principal or interest are due thereon, change any of the covenants with respect thereto in a manner which is more restrictive to such Borrower or any of its Subsidiaries, change any event of default or condition to an event of default with respect thereto in a manner which is more restrictive to such Borrower, change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness, such Assumed Guaranties or such Customer Notes (or a trustee or other representative on their behalf) which would be adverse to any Loan Party or Lenders.

     C. Designation of "Designated Senior Indebtedness". No Borrower shall nor shall any Borrower permit any of its Subsidiaries to, designate any Indebtedness as "Designated Senior Indebtedness" (as defined in the Senior Subordinated Note Indenture) for purposes of the Senior Subordinated Note Indenture without the prior written consent of Requisite Lenders.

7.13      Fiscal Year.
          -----------

          No Borrower shall change its Fiscal Year-end from September 30.

7.14      Deposit Accounts.
          ----------------

          No Borrower shall nor shall any Borrower permit any of its Subsidiaries to, maintain any Deposit Account which is not a Lock Box Account, a Blocked Account or a Concentration Account under the exclusive dominion and control of the applicable Agent.

7.15      Foreign Unfunded Pension Plans.
          ------------------------------

     No Borrower shall nor shall any Borrower permit any of its Subsidiaries to adopt or amend any Foreign Unfunded Pension Plan if such adoption or amendment could reasonably be expected to result any Material Adverse Effect.


Section 8.     EVENTS OF DEFAULT

          If any of the following conditions or events ("Events of Default") shall occur:

8.1  Failure to Make Payments When Due.
     ---------------------------------

          Failure by any Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by any Borrower to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by any Borrower to pay interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2  Default in Other Agreements.
     ---------------------------

          (i) Failure of any Borrower or any of its Subsidiaries to pay when due any principal of or interest on one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by any Borrower or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3  Breach of Certain Covenants.
     ---------------------------

          Failure of any Borrower to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

8.4  Breach of Warranty.
     ------------------

          Any representation, warranty, certification or other statement made by any Borrower or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by any Borrower or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5  Other Defaults Under Loan Documents.
     -----------------------------------

          Any Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after receipt by any Borrower of notice from the applicable Agent or any Lender of such default; or

8.6  Involuntary Bankruptcy; Appointment of Receiver, etc.
     -----------------------------------------------------

          (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings, any Borrower or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code which decree or order is not stayed; or (ii) an involuntary case shall be commenced against Holdings, any Borrower or any of its Material Subsidiaries under the Bankruptcy Code; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, any Borrower or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, any Borrower or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings, any Borrower or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7  Voluntary Bankruptcy; Appointment of Receiver, etc.
     ---------------------------------------------------

          (i) Holdings, any Borrower or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings, any Borrower or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings, any Borrower or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Holdings, any Borrower or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8  Judgments and Attachments.
     -------------------------

          Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $2,500,000 or
(ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings, any Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9  Dissolution.
     -----------

          Any order, judgment or decree shall be entered against Holdings, any Borrower or any of its Subsidiaries decreeing the dissolution or split up of Holdings, any Borrower or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 60 days; or

8.10      Employee Benefit Plans.
          ----------------------

          There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Borrower or any of its Subsidiaries in excess of $2,500,000 during the term of this Agreement; or there shall exist an excess of aggregated accumulated benefit obligations, as defined in Statement of Financial Accounting Standards No. 87, over the aggregate total fair market value for all Pension Plans (excluding for purposes of such computation (1) each Pension Plan with respect to which the fair market value of the assets exceeds such accumulated benefit obligations and (2) each Foreign Unfunded Pension Plan), which exceeds $[5,000,000]; or

8.11      Change in Control.
          -----------------

          (i) A change shall occur in the Board of Directors of Holdings so that a majority of the Board of Directors of Holdings ceases to consist of the individuals who constituted the Board of Directors of Holdings on the Closing Date (or individuals whose election or nomination for election was approved by a vote of at least 75% of the directors then in office who either were directors of Holdings on the Closing Date or whose election or nomination for election previously was so approved); or

          (ii) any Person or Group (within the meaning of Rule 13d-3 of the Securities and Exchange Commission), other than Stonington and its Affiliates, shall become or be the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings on a fully diluted basis, unless Stonington and its Affiliates shall own and continue to so own capital stock representing not less than a majority of such aggregate ordinary voting power; or

          (iii) at any time prior to a Public Offering, Stonington shall cease to own, directly or indirectly, beneficially or of record, at least 51% of each of the Holdings Common Stock or any other class of voting capital stock of Holdings; or

          (iv) Holdings shall cease to beneficially own and control, directly or indirectly, 100% of the issued and outstanding shares of capital stock of Company or shall cease to have the ability to elect all of the Board of Directors of Company;

          (v) Company shall cease to beneficially own and control, directly or indirectly, 100% of the issued and outstanding shares of capital stock of each of the other Borrowers (other than directors' qualifying shares) or Company shall cease to have the ability to elect all of the Board of Directors of each of the other Borrowers; or

          (vi) any "Change of Control" (as defined in the Senior Subordinated Note Indenture) shall occur; or

8.12      Invalidity of Loan Documents.
          ----------------------------

          Any Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void; or any Loan Party denies that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party, or gives notice to such effect; or the validity of any Loan Document shall be contested by any Governmental Authority (whether by a general suspension of payments or a moratorium on the payment of any class of indebtedness or otherwise); or any treaty, law, regulation, communique, decree, ordinance or policy of any Governmental Authority shall purport to render any provision of any Loan Document invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by any Loan Party of its obligations under any Loan Documents.

8.13      Failure of Security.
          -------------------

          Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or any applicable Agent shall not have or shall cease to have a valid and perfected First Priority security interest in the Collateral; or

8.14      Action Relating to Certain Subordinated Indebtedness.
          ----------------------------------------------------

          Any event shall occur which, under the terms of the Senior Subordinated Note Indenture shall require Holdings or any of its Subsidiaries to purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire all or any portion of any such Subordinated Indebtedness; or Holdings or any of its Subsidiaries shall for any other reason purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire, or make any other payments in respect of, all or any portion of any such Subordinated Indebtedness, except to the extent expressly permitted by subsection 7.5; or

8.15      Failure to Consummate Acquisition, Company Merger or Goss Japan
          ---------------------------------------------------------------
          Merger.
          ------

          (i) The Acquisition or the Company Merger shall not be consummated in accordance with this Agreement concurrently with the making of the initial Loans, or the Acquisition or the Company Merger shall be unwound, reversed or otherwise rescinded in whole or in part for any reason; or

          (ii) The Goss Japan Merger shall not be consummated in accordance with this Agreement and with the terms of the applicable merger agreement and the laws and regulations of Japan as soon as practicable after the Closing Date and in any event no later the first anniversary of the Closing Date; or

8.16      Failure by RGS Japan to Execute Loan Documents or Assume Obligations.
          --------------------------------------------------------------------

          (i) RGS Japan fails to execute this Agreement and the other Loan Documents to which it is required to be a party at the Closing, or fails to assume the obligations hereunder and thereunder immediately upon the consummation of the purchase by New Goss Japan of all of the outstanding capital stock of RGS Japan; or

          (ii) Tomita fails to make any indemnity payment of $2,500,000 or more pursuant to the Share Transfer Agreement; or

8.17      Amendment of Certain Documents of Holdings.
          ------------------------------------------

          Holdings shall agree to any material amendment to, or waive any of its material rights under, or otherwise change any material terms of, any of the Purchase Agreement, the Holdings' Certificate of Designation, or the Stockholders Agreement, in each case as in effect on the Closing Date, in a manner adverse to Holdings or any of its Subsidiaries or to Lenders without the prior written consent of Administrative Agent and Requisite Lenders; or Holdings or any other Guarantor shall designate any Indebtedness as "Designated Senior Debt" (as defined in the Senior Subordinated Note Indenture) for purposes of the Senior Subordinated Note Indenture or any guaranty relating thereto without the prior written consent of Requisite Lenders; or

8.18      Conduct of Business Relating to Holdings.
          ----------------------------------------

          Holdings shall engage in any business other than owning 100% of the capital stock of Company and entering into and performing its obligations under and in accordance with the Loan Documents and the Related Agreements to which it is a party, or shall own any assets other than (a) the capital stock of Company and (b) Cash and Cash Equivalents in an amount not to exceed $1,000,000 at any one time for the purpose of paying general operating expenses of Holdings or shall incur or permit to exist any Indebtedness or any other liabilities other than liabilities related to the permitted business of Holdings and which are not material in amount, either individually or in the aggregate:

     THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and
(ii) upon the occurrence and during the continuation of any other Event of Default, the applicable Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to each Borrower, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall
                                            --------
not affect in any way the obligations of Lenders under subsection 3.3C(i).


















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

          Any amounts described in clause (b) above, when received by Agent, shall be held by Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

          Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to each paragraph each Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to each Borrower, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit any Borrower and do not grant any Borrower the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


Section 9.     AGENT

9.1  Appointment.
     -----------

          BTCo and BT Tokyo, respectively, are hereby appointed (i) Administrative Agent by each Lender and (ii) Japanese Agent by each Japanese Lender, each so appointed hereunder and under the other Loan Documents, and each such Lender hereby authorizes such Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Credit Suisse and The Bank of Nova Scotia, respectively, are hereby appointed by each Lender as the
(i) Syndication Agent and (ii) Documentation Agent, each so appointed hereunder. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agent, Syndication Agent and Documentation Agent and Lenders and Borrowers shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower or any of its Subsidiaries.






















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9.2  Powers and Duties; General Immunity.
     -----------------------------------

     A. Powers; Duties Specified. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. None of Agent, Syndication Agent or Documentation Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent, Syndication Agent or Documentation Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

     B. No Responsibility for Certain Matters. None of Agent, Syndication Agent or Documentation Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent, Syndication Agent or Documentation Agent to Lenders or by or on behalf of any Borrower to Agent, Syndication Agent or Documentation Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Borrower or any other Person liable for the payment of any Obligations, nor shall Agent, Syndication Agent or Documentation Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, none of Agent, Syndication Agent or Documentation Agent shall have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

     C. Exculpatory Provisions. None of Agent, Syndication Agent or Documentation Agent shall nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent, Syndication Agent or Documentation Agent under or in connection with any of the Loan Documents except to the extent caused by Agent's, Syndication Agent's or Documentation Agent's gross negligence or willful misconduct. If Agent, Syndication Agent or Documentation Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Agent,















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Syndication Agent or Documentation Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Agent, Syndication Agent or Documentation Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrowers and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent, Syndication Agent or Documentation Agent as a result of Agent, Syndication Agent or Documentation Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Agent, Syndication Agent and Documentation Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

     D. Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent, Syndication Agent or Documentation Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Agent, Syndication Agent and Documentation Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent, Syndication Agent and Documentation Agent and each of their respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3  Representations and Warranties; No Responsibility For Appraisal of
     ------------------------------------------------------------------
     Creditworthiness.
     ----------------

          Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of each Borrower and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of each Borrower and its Subsidiaries. None of Agent, Syndication Agent or Documentation Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and none of Agent,















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Syndication Agent or Documentation Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4  Right to Indemnity.
     ------------------

          Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent, Syndication Agent or Documentation Agent to the extent that Agent, Syndication Agent or Documentation Agent shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable costs and expenses (including, without limitation, reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent, Syndication Agent or Documentation Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent, Syndication Agent or Documentation Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be
                                               --------
liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's, Syndication Agent's or Documentation Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent, Syndication Agent or Documentation Agent for any purpose shall, in the opinion of Agent, Syndication Agent or Documentation Agent be insufficient or become impaired, Agent, Syndication Agent or Documentation Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5  Successor Agent.
     ---------------

          Agent, Syndication Agent or Documentation Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and each Borrower, and Agent, Syndication Agent or Documentation Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to each Borrower and Agent, Syndication Agent or Documentation Agent, as the case may be, and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to each Borrower, to appoint a successor Agent, Syndication Agent or Documentation Agent. Upon the acceptance of any appointment as Agent, Syndication Agent or Documentation Agent hereunder by a successor Agent, Syndication Agent or Documentation Agent that successor Agent, Syndication Agent or Documentation Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent, Syndication Agent or Documentation Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's, Syndication Agent's or Documentation Agent's resignation or removal hereunder as Agent, Syndication Agent or Documentation Agent, the provisions of this Section 9 shall inure to its benefit as
















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
to any actions taken or omitted to be taken by it while it was Agent, Syndication Agent or Documentation Agent under this Agreement.

9.6  Collateral Documents and Guaranties.
     -----------------------------------

          Each Lender hereby further authorizes Agent to enter into each Collateral Document as secured party on behalf of and for the benefit of Lenders and agrees to be bound by the terms of each Collateral Document; provided that,
                                                                 --------
subject to any provision of subsection 10.6 requiring the consent of any additional Lenders, Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document or any Guaranty without the prior consent of Requisite Lenders, but Agent may (i) release any Lien covering any items of Collateral that are the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have consented and (ii) release any Guarantor (other than any Borrower or Holdings) from its Guaranty if all of the capital stock of such Guarantor is sold to a Person that is not any Affiliate of Company pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any of the Guaranties, it being understood and agreed that all rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Agent for the benefit of Lenders in accordance with the terms thereof.


Section 10.    MISCELLANEOUS

10.1      Assignments and Participations in Loans and Letters of Credit.
          -------------------------------------------------------------

     A. General. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided
                                                                     --------
that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided,
                                                                  --------
further that no such sale, assignment or transfer described in clause (i) above
-------
shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); and provided,
                                                                  --------
further that no such sale, assignment, transfer or participation of any Letter
-------
of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Borrowers















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
and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

     B.   Assignments.

          (i)  Amounts and Terms of Assignments.  Each Commitment, Loan, Letter
               --------------------------------
     of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Company and Administrative Agent and, in the case of an assignment of an Indemnity Amount or an Indemnity Participation, the consent of the Japanese Funding Lender (which consent of Company, Administrative Agent and Japanese Funding Lender shall not be unreasonably withheld); provided that any such assignment by a Lender (other than the
                --------
     assignment of Japanese Term Loans and Japanese Revolving Loan Commitments required pursuant to subsection 2.1A(ii)) in accordance with either clause
     (a) or (b) above shall effect a pro rata assignment of each Type of Commitment and each Type of Loan of the assigning Lender, and in the event that any such assigning Lender is an Indemnifying Lender, shall also effect a pro rata assignment of any Indemnity Participation and Indemnity Amount; provided further that notwithstanding the foregoing, in the event that an
     -------- -------
     Indemnifying Lender is making an assignment to any other Lender or Eligible Assignee, which Lender or Eligible Assignee desires to become a Japanese Lender hereunder, Japanese Funding Lender shall be entitled to assign to such other Lender or Eligible Assignee, without making a pro rata assignment of any other Type of Commitment or Type of Loan of such Japanese Funding Lender, that portion of its Japanese Term Loans and Japanese Revolving Loan Commitment which represents the portion of the Indemnity Participation and Indemnity Amount being assigned to such other Lender or Eligible Assignee by such Indemnifying Lender, and upon such assignment by Japanese Funding Lender, such other Lender or Eligible Assignee shall become a Japanese Lender hereunder. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with (other than the assignment of Japanese Term Loans and Japanese Revolving Loan Commitments required pursuant to subsection 2.1A(ii)) a processing and recordation fee of $3,500, and with such forms, certificates or other evidence, if any, with respect to any withholding tax matters as

















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
     the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and
     (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided
                                                                   --------
     that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV or
                                                                  ----------
     Exhibit V annexed hereto, as the case may be, with appropriate insertions,
     ---------
     to reflect the new Commitments and/or outstanding Term Loans, as the case may be, of the assignee and/or the assigning Lender.

          (ii)     Acceptance by Administrative Agent; Recordation in Register.
                   -----------------------------------------------------------
     Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to any withholding tax matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment),
     (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

     C. Participations. The holder of any participation (other than an Indemnity Participation), other than an Affiliate of the Lender granting such participation, shall not be















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
entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Borrowers hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D,
2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Each Borrower and each Lender hereby acknowledges and agrees that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of such Borrower to the participant and
(b) the participant shall be considered to be a "Lender".

     D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between any Borrower and such
      --------
Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

10.2      Expenses.
          --------

          Whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the actual and reasonable costs of furnishing all opinions by counsel for any Borrower (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of any Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the actual and reasonable fees, expenses and disbursements of counsel to Agent (including actual and reasonable allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Borrower; (iv) all the actual and reasonable costs and expenses of creating and perfecting Liens in favor of Agent on behalf of Lenders pursuant to the Loan Documents, including without limitation costs of conducting record searches, examining















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
Collateral, opening bank accounts and lockboxes, depositing checks, receiving and transferring funds (including charges for checks for which there are insufficient funds), costs of title insurance premiums, real estate survey costs, and fees and taxes in connection with the filing of financing statements, costs of preparing and recording Loan Documents, fees and expenses of counsel for providing such opinions as Agent or Requisite Lenders may reasonably request, and fees and expenses of legal counsel to Agent; (v) all the actual costs and reasonable expenses of obtaining and reviewing any appraisals provided for under this Agreement and any environmental audits or reports provided for under this Agreement; (vi) all other actual and reasonable costs and expenses incurred by Agent, Syndication Agent and Documentation Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (vii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including actual and reasonable allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3      Indemnity.
          ---------

          In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to defend, indemnify, pay and hold harmless Administrative Agent and Lenders, and the officers, directors, employees, agents and affiliates of Administrative Agent and Lenders (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to any Borrower with respect thereto (collectively called the "Indemnified Liabilities"); provided that Borrowers shall not have any obligation to any
               --------
Indemnitee hereunder with respect to














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
any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

          Without limiting the generality of the foregoing, each Borrower further agrees to fully and promptly pay, perform, discharge, defend (subject to Indemnitee's selection of counsel), indemnify and hold harmless each Indemnitee from and against any Indemnified Environmental Liabilities; provided that
                                                            --------
Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Environmental Liabilities to the extent such Indemnified Environmental Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Environmental Liabilities incurred by the Indemnitees or any of them. As used herein, "Indemnified Environmental Liabilities" means any liabilities, obligations, losses, damages (including, without limitation, natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including, without limitation, the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation, or other response action necessary to remove, remediate, clean up, or abate any Hazardous Materials or any activity relating to Hazardous Materials that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim), expenses and disbursements of any kind or nature whatsoever, whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of: (i) any Release, threatened Release or disposal of any Hazardous Materials at any of the Facilities; (ii) the Release, threatened Release, or disposal at any location of any Hazardous Materials generated at or originating from any of the Facilities by or at the direction of Company or any of its Subsidiaries; (iii) any Environmental Claim in connection with any of the Facilities; or (iv) the operation of or violation of any Environmental Law at any of the Facilities.

10.4      Set-Off; Security Interest in Deposit Accounts.
          ----------------------------------------------

          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default and consultation with Administrative Agent each Lender is hereby authorized by each Borrower at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of such Borrower against and on account of the obligations and liabilities of such Borrower under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Borrower hereby further grants to Administrative Agent and each Lender for the benefit of all Lenders a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

10.5      Ratable Sharing
          ---------------

          Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender from a Borrower hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if
                                                                --------
all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of such Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by such Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6      Amendments and Waivers.
          ----------------------

          No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by any Borrower therefrom, shall in any event be effective without the written concurrence of such Borrower and Requisite Lenders; provided that any such amendment,
                                     --------
modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner the provisions contained in the second paragraph of subsection 2.1C(ii); changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the date of any scheduled installment of principal of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; releases all or any significant portion of the Collateral other than in accordance with the terms of the Loan Documents; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; increases the advance rates provided for in the definition of "Company Borrowing Base" or in the definition of "Goss Japan Borrowing Base" or in the definition of "Goss UK Borrowing Base" to any level above the advance rates in effect as of the Closing Date; or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (ii) no amendment, modification, termination or waiver of any provision of subsection 2.10 or of related definitions shall be effective without the written concurrence of the Indemnifying Lenders holding a majority of the Japanese Term Loan Exposure and the Japanese Revolving Loan Exposure and of Japanese Funding Lender, and (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by any Borrower, on such Borrower.

10.7      Independence of Covenants.
          -------------------------

          All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8      Notices.
          -------

          Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective until
--------
received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrowers and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

10.9      Survival of Representations, Warranties and Agreements.
          ------------------------------------------------------

     A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10     Failure or Indulgence Not Waiver; Remedies Cumulative.
          -----------------------------------------------------

          No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11     Marshalling; Payments Set Aside.
          -------------------------------

          No Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12     Severability.
          ------------

          In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13     Obligations Several; Independent Nature of Lenders' Rights.
          ----------------------------------------------------------

          The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14     Headings.
          --------

          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15     Applicable Law.
          --------------

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16     Successors and Assigns.
          ----------------------

          This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). None of Borrowers' rights or obligations hereunder nor any interest therein may be assigned or delegated by any Borrower without the prior written consent of all Lenders.

10.17     Consent to Jurisdiction and Service of Process.
          ----------------------------------------------

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Each Borrower hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Borrower at its address provided in subsection 10.8, such service being hereby acknowledged by such Borrower to be sufficient for personal jurisdiction in any action against such Borrower in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction.

10.18     Waiver of Jury Trial.
          --------------------

          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR

CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19     Confidentiality.
          ---------------

          Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified in writing as confidential by any Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by each Borrower that in any event a Lender may make disclosures to Affiliates of such Lender, to the legal counsel and accountants of such Lender or of such Affiliates, or disclosures reasonably required by any bona fide assignee, transferee or participant (who shall have agreed to the confidentiality of the same) in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or
         --------
court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be
                      --------  -------
obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20     Judgment Currency.
          -----------------

          (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures an Agent or a Lender could purchase the Dollars with such other currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

          (b) The obligations of each Borrower in respect of any sum due from it to any Agent or any Lender hereunder shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Agent or Lender of any sum adjudged to be so due in such other currency such Agent or Lender may in accordance with normal banking procedures purchase Dollars with such other currency; if the Dollars so purchased are less than the sum originally due such Agent or Lender in Dollars, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or Lender against such loss, and if the Dollars so purchased exceed the sum originally due to such Agent or Lender in Dollars, Lender shall remit such excess to such Borrower.

10.21     Counterparts; Effectiveness.
          ---------------------------

          This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.22     No Immunity.
          -----------

          To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 10.22 shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                           BORROWERS:

                           GOSS GRAPHIC SYSTEMS, INC.


                           By:
                              ------------------------------------------
                           Title:
                                 ---------------------------------------


                           Notice Address:

                           Goss Graphics Systems, Inc.
                           700 Oakmont Lane
                           Westmont, Illinois 60559
                           Attention:  M. Eric Schroeder
                           Telecopy No.: 630-850-5807


                           with copies to:

                           Stonington Partners, Inc.
                           767 Fifth Avenue
                           New York, New York 10153
                           Attention:  Robert Mylod
                           Telecopy No.:  212-339-8585/8586

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attention:  Richard D. Feintuch, Esq.
                           Telecopy No.:  212-403-1000

                           GOSS GRAPHIC SYSTEMS LIMITED


                           By:
                              -----------------------------------------
                           Title:
                                 --------------------------------------


                           Notice Address:

                           Goss Graphic Systems Limited
                           Greenbank Street
                           Preston
                           Lancashire PR1 7LA
                           England, The United Kingdom
                           Attention:  ______________
                           Telecopy No.:  44-1772-885698


                           with copies to:

                           Stonington Partners, Inc.
                           767 Fifth Avenue
                           New York, New York 10153
                           Attention:  Robert Mylod
                           Telecopy No.:  212-339-8585/8586

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attention:  Richard D. Feintuch, Esq.
                           Telecopy No.:  212-403-1000

                           GOSS GRAPHIC SYSTEMS JAPAN K. K.


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------


                           Notice Address:

                           Goss Graphic Systems Japan K. K.
                           Mitsuya Toranomon Building
                           22-14 Toranomon 1-Chome
                           Minato-Ku, Tokyo 105
                           Attention:  ________________
                           Telecopy No.:  81-3-3508-8046


                           with copies to:

                           Stonington Partners, Inc.
                           767 Fifth Avenue
                           New York, New York 10153
                           Attention:  Robert Mylod
                           Telecopy No.:  212-339-8585/8586

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attention:  Richard D. Feintuch, Esq.
                           Telecopy No.:  212-403-1000

                           ROCKWELL GRAPHIC SYSTEMS-JAPAN CORPORATION


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------


                           Notice Address:

                           Rockwell Graphic Systems-Japan Corporation
                           c/o Goss Graphic Systems Japan K. K.
                           Mitsuya Toranomon Building
                           22-14 Toranomon 1-Chome
                           Minato-Ku, Tokyo 105
                           Attention:  ________________
                           Telecopy No.:  81-3-3508-8046


                           with copies to:

                           Stonington Partners, Inc.
                           767 Fifth Avenue
                           New York, New York 10153
                           Attention:  Robert Mylod
                           Telecopy No.:  212-339-8585/8586

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attention:  Richard D. Feintuch, Esq.
                           Telecopy No.:  212-403-1000

                           LENDERS:

                           BANKERS TRUST COMPANY,
                           as a Lender and as Administrative Agent


                           By:
                              ------------------------------------------
                           Title:
                                 ---------------------------------------


                           Notice Address:

                           Notice:
                           Bankers Trust Company
                           c/o BT Commercial Corporation
                           300 South Grand Avenue
                           41st Floor
                           Los Angeles, California 90071
                           Attention:  Thomas L. Ventling
                           Telecopy No.: 213-620-8394

                           Domestic Lending Office:
                           Bankers Trust Company
                           Commercial Finance Division
                           14 Wall Street, 3rd Floor
                           New York, New York 10005
                           Attention:  Bharathi Baliga
                           Telecopy No.: 212-618-2428

                           Eurodollar Lending Office:
                           Bankers Trust Company
                           Commercial Finance Division
                           14 Wall Street, 3rd Floor
                           New York, New York 10005
                           Attention:  Bharathi Baliga
                           Telecopy No.: 212-618-2428

                           CREDIT SUISSE,
                           as a Lender and as Syndication Agent


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Credit Suisse
                           c/o CS First Boston
                           55 East 52nd Street
                           New York, New York 10055
                           Attention:  Colleen Burke
                           Telecopy No.:  212-980-3997

                           THE BANK OF NOVA SCOTIA,
                           as a Lender and as Documentation Agent


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           The Bank of Nova Scotia
                           Corporate Finance & Syndications
                           One Liberty Plaza, 26th Floor
                           New York, New York 10006
                           Attention:  Nick Karsiotis
                           Telecopy No.:  212-225-5090

                           BANKERS TRUST COMPANY, TOKYO BRANCH,
                           as a Lender and as Japanese Agent


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Bankers Trust Company, Tokyo Office
                           Tokyo Ginza Kyokai Building
                           1-3-1, Marunouchi, Chiyoda-Ku
                           Tokyo, Japan
                           Attention:  Hisao Fujiwara
                           Telecopy No.:  81-3-3216-6526


                           with a copy to:

                           Bankers Trust Company
                           c/o BT Commercial Corporation
                           300 South Grand Avenue
                           41st Floor
                           Los Angeles, California 90071
                           Attention:  Thomas L. Ventling
                           Telecopy No.: 213-620-8394

                           BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, as a Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____

                           THE BANK OF NEW YORK, as a Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____

                           THE BANK OF NOVA SCOTIA, as a Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____

                           THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, as a Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____

                           CAISSE NATIONALE de CREDIT AGRICOLE, as a Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____

                           THE DAI-ICHI KANGYO BANK, LTD.,
                           Chicago Branch, as a Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____

                           DEUTSCHE FINANCIAL SERVICES HOLDING CORPORATION, as a Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____

                           THE FIRST NATIONAL BANK OF CHICAGO, as a Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____

                           THE FUJI BANK, LIMITED, as a Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____

                           HARRIS TRUST AND SAVINGS BANK, as a Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____

                           HELLER FINANCIAL, INC., as a Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____

                           THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY, as a
                           Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____

                           LaSALLE NATIONAL BANK, as a Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____

                           THE MITSUBISHI TRUST AND BANKING CORPORATION, as a Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____

                           NATIONAL BANK OF CANADA, A Canadian Chartered Bank, as a Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____

                           THE SANWA BANK, LIMITED, Chicago Branch, as a Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____

                           THE SAKURA BANK, LIMITED, as a Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____

                           TRANSAMERICA BUSINESS CREDIT CORPORATION, as a Lender


                           By:
                              ----------------------------------------
                           Title:
                                 -------------------------------------

                           Notice Address:

                           Attention:
                           Telecopy No.:  (____) ____-_____